PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30, 2001)
                                  $838,057,000
                        (APPROXIMATE, SUBJECT TO CHANGE)

                         RAFC ASSET-BACKED TRUST 2001-1
                   RAFC ASSET-BACKED SECURITIES, SERIES 2001-1

                     We will form a trust and the trust will issue the RAFC Asset-Backed Securities, Series 2001-1. We are offering for sale only the certificates listed in the table below:

                       ------------------------------------------------------------------------------------------------------------

Consider                                   ORIGINAL                                  EXPECTED                   FINAL
carefully the risk                         PRINCIPAL          PASS-THROUGH            RATING                  MATURITY
factors beginning            CLASS          AMOUNT*             RATE (1)            S&P    Moody's              Date
on page S-9 in         ------------------------------------------------------------------------------------------------------------
this prospectus
supplement and                A-1        $  53,351,000             (2)              A-1+      P-1           December 25, 2002
on page 3 in the       ------------------------------------------------------------------------------------------------------------
prospectus. The               A-2        $  85,000,000             (3)               AAA      Aaa           November 25, 2029
certificates           ------------------------------------------------------------------------------------------------------------
represent non-                A-3        $ 564,106,000            5.115%             AAA      Aaa           November 25, 2029
recourse               ------------------------------------------------------------------------------------------------------------
obligations of the            M-1        $  55,574,000            6.695%             AA       Aa2             June 25, 2032
trust only.            ------------------------------------------------------------------------------------------------------------
                              M-2        $  44,459,000            7.050%             A         A2             June 25, 2032
                       ------------------------------------------------------------------------------------------------------------
                              B-1        $  35,567,000            7.425%             BBB      Baa2            June 25, 2032
                       ------------------------------------------------------------------------------------------------------------

                       * Approximate, subject to change of not more than 5.0%.

                       (1) The pass-through rate for each class of offered certificates is subject to a pool cap. See "Description of the Certificates--Flow of Funds" in this prospectus supplement. Also, the pass-through rate for each class of offered certificates (other than class A-1 certificates) will increase if the servicer does not exercise the clean-up call.

                       (2) The pass-through rate for the class A-1 certificates will be established on December 24, 2001 as a fixed rate of interest equal to two-month LIBOR plus 0.050%.

                       (3) The pass-through rate for the class A-2 certificates will be equal to one-month LIBOR plus 0.390%.

         The assets of the trust will primarily consist of a pool of single family residential mortgage loans. The loans bear fixed rates of interest and are secured primarily by first and junior liens on residential properties.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Subject to the satisfaction of particular conditions, the underwriters named below will purchase the class A-1, class A-2 and class B-1 certificates from us. See "Underwriting" in this prospectus supplement. The underwriters will offer these underwritten certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay us an amount equal to approximately 100% of the aggregate principal balance of the underwritten certificates, before deducting issuance expenses payable by us estimated to be $345,878.

         In addition, Wachovia Securities has agreed to solicit offers from time to time on a best efforts basis for the class A-3, class M-1 and class M-2 certificates, at prices to be determined at the time of sale.

         First Union Securities, Inc., acting under the trade name Wachovia Securities, expects to enter into market making transactions in the underwritten certificates and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by First Union Securities, Inc. in connection with these transactions.

          The offered certificates will be delivered in book-entry form only on or about December 27, 2001.

                              ---------------------

                               WACHOVIA SECURITIES
LOOP CAPITAL MARKETS LLP                         UTENDAHL CAPITAL PARTNERS, L.P.

December 19, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o the prospectus, which provides general information, some of which may not apply to the offered certificates; and

         o this prospectus supplement, which describes the specific terms of the offered certificates.

         IF THE DESCRIPTION OF YOUR OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

Summary...........................................S-4
   Principal Parties..............................S-4
   Dates..........................................S-4
   Description of the Offered Certificates........S-5
   Description of the Trust.......................S-6
   Credit Enhancement.............................S-7
   Optional Termination...........................S-7
   Tax Considerations.............................S-7
   Money Market Funds.............................S-7
   ERISA Considerations...........................S-8
   Legal Investment...............................S-8
Risk Factors......................................S-9
The Mortgage Loans...............................S-13
Yield, Maturity and Prepayment
    Considerations...............................S-23
The Servicer.....................................S-34
   Delinquency Experience........................S-35
Delinquencies and Charge-Offs (Dollars in
   thousands)....................................S-35
The Originator...................................S-36
Description of the Certificates..................S-38
   Designations..................................S-38
   Distributions on the Certificates.............S-40
   Interest Allocations..........................S-41
   Principal Allocations.........................S-42
   Application of Monthly Excess
    Cash Flow....................................S-43
   Glossary......................................S-44
   Realized Losses...............................S-49
   Overcollateralization.........................S-50
   Subordination.................................S-50
   Credit Enhancement Does Not Apply to
    Prepayment and Certain Other Risks...........S-50
   Reports to Certificateholders.................S-51
   Book-Entry Certificates.......................S-52
The Pooling and Servicing Agreement..............S-57
   Assignment of the Loans.......................S-57
   Payments on the Loans.........................S-58
   Monthly Advances..............................S-60
   Compensating Interest.........................S-60
   Calculation of LIBOR..........................S-61
   Servicing and Other Compensation and
     Payment of Expenses.........................S-61
   Removal and Resignation of Servicer...........S-62
   Termination; Purchase of Loans................S-63
   The Trustee...................................S-65
   The Certificate Administrator.................S-65
   The Custodian.................................S-66
Certain Federal Income Tax
   Considerations................................S-66
State Tax Considerations.........................S-68
ERISA Considerations.............................S-68
Legal Investment.................................S-71
Underwriting.....................................S-71
Ratings..........................................S-73
Legal Matters....................................S-73
Annex A Global Clearance, Settlement
   And Tax Documentation  Procedures.............S-74
   Initial Settlement............................S-74
   Secondary Market Trading......................S-75
   Certain U.S. Federal Income Tax
     Documentation Requirements..................S-77
Annex B Notional Amount Schedule for Cap
   Agreement.....................................S-79

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.


PRINCIPAL PARTIES

THE TRUST

RAFC Asset-Backed Trust 2001-1

ORIGINATOR

First Union National Bank of Delaware

SELLER

First Union National Bank

SERVICER

HomEq Servicing Corporation

REPLACEMENT SERVICER

Prior to the occurrence of an event of default, the initial holder of the class X certificates may require the servicer to:

o        appoint a special sub-servicer for specific loans; or

o replace HomEq Servicing Corporation as servicer with an entity to be named by the initial holder of the class X certificates that is satisfactory to the rating agencies and has been designated at least a select servicer by Standard & Poor's.

Prior to the occurrence of an event of default, the holders of the offered certificates will not be entitled to vote on a replacement servicer.

TRANSFEROR

RAFC Transferor Trust

DEPOSITOR

Residential Asset Funding Corporation

TRUSTEE

Citibank, N.A.

CUSTODIAN

First Union National Bank

CERTIFICATE ADMINISTRATOR

First Union National Bank

DATES

CUT-OFF DATE

November 30, 2001. The trust will receive payments made on the loans after this date.

CLOSING DATE

December 27, 2001.

DISTRIBUTION DATES

The 25th day of each month, or if such day is not a business day, the next business day, beginning in January 2002.

RECORD DATES

With respect to the certificates other than the class A-1 and class A-2 certificates, the last business day of the calendar month immediately preceding a distribution date. With respect to the class A-1 and class A-2 certificates, the business day immediately preceding the applicable distribution date.

DESCRIPTION OF THE OFFERED CERTIFICATES

CLASSES

We are offering for sale the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:


            ORIGINAL PRINCIPAL
 CLASS            AMOUNT*          PASS-THROUGH RATE(1)
--------    ------------------     --------------------
A-1            $53,351,000                     (2)
A-2            $85,000,000                     (3)
A-3            $564,106,000                5.115%
M-1            $55,574,000                 6.695%
M-2            $44,459,000                 7.050%
B-1            $35,567,000                 7.425%

-----------

Only the class A-1, class A-2 and class B-1 certificates will be sold to the underwriters and offered to the public on the closing date. The class A-3, class M-1 and class M-2 certificates will initially be retained by First Union National Bank. Wachovia Securities has agreed to solicit offers for the purchase of these securities on a best efforts basis.

* Approximate, subject to change of not more than 5.0%.

(1) The pass-through rate for each class of offered certificates is subject to a pool cap. See "Description of the Certificates--Flow of Funds" in this prospectus supplement. In addition, the pass-through rate on the class A-2 certificates will be subject to a fixed cap, which is 10.700% per annum. Also, the pass-through rate for each class of offered certificates (other than class A-1 certificates) will increase if the servicer does not exercise the clean-up call.

(2) The pass-through rate for the class A-1 certificates will be established on December 24, 2001 as a fixed rate of interest equal to two month LIBOR plus 0.050%.

(3) The pass-through rate for the class A-2 certificates will be equal to one-month LIBOR plus 0.390%.

The trust also will issue class B-2 certificates, class X certificates and class R certificates. These certificates are not being offered for sale.

DENOMINATIONS

The offered certificates will be issued in book-entry form in minimum denominations of $25,000 and in multiples of $1,000 in excess thereof.

You may hold your offered certificates through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System.

INTEREST

o Interest Accrual Period--For the class A-1 and class A-2 certificates, initially, the period beginning on the closing date and ending on the day immediately preceding the first distribution date, and thereafter, the period beginning on a distribution date and ending on the day immediately preceding the next distribution date. With respect to the other offered certificates and any distribution date, the calendar month immediately preceding such distribution date.

o Interest Calculations--With respect to the class A-1 and class A-2 certificates, interest will be calculated on an actual/360 basis, and with respect to the other offered certificates, interest will be calculated on a 30/360 basis.

o Pool Cap--The pass-through rate for each class of offered certificates will be subject to a pool cap, which is based on the weighted average of the mortgage rates less certain fees and expenses. In addition, the pass-through rate on the class A-2 certificates is subject to a fixed rate cap of 10.700%.

o Cap Agreement--Payments from a cap agreement will be available to make payments of supplemental interest to the class A-2 certificates for payments not made due to operation of the fixed cap. Such cash flows will not be available to pay the principal of any certificate or to cover losses on the mortgage loans.

o Margin Increase--On each distribution date following the date when the outstanding balance of the loans declines to 10% or less of their balance as of the cut-off date, the margin used to determine the pass-through rate for the class A-2 certificates will double. With respect to the other offered certificates (other than the class A-1 certificates), the fixed rate coupon will increase by 50 basis points.

Please see "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement for a description of how the interest rate for each class of offered certificates is calculated and the adjustments that may be made for each distribution date.

PRINCIPAL

Principal payments on the certificates will be made from:

o        principal collections received on the loans; and

o        excess interest received on the loans.

Please see "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement for a complete description of the amount of principal payable on each distribution date.

ADVANCES

With respect to actuarial loans, the servicer will advance delinquent payments of principal and interest (net of the servicing fee), unless the servicer determines that the advance would not be recovered from future payments on such loans. The servicer is also not required to make advances to compensate for reductions in payments due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Additionally, the servicer is not required to make advances on simple interest loans. These advances are only intended to maintain a regular flow of scheduled payments on the offered certificates and are not intended to guarantee or insure against losses.

COMPENSATING INTEREST

If a loan prepays, the servicer will make a payment of compensating interest equal to a full month's interest on the prepaid mortgage loan. The servicer will not be required to make payments of compensating interest in excess of the servicing fee. The servicer will not make a payment of interest on any mortgage loan that is subject to the Solders' and Sailors' Civil Relief Act of 1940, as amended.

DESCRIPTION OF THE TRUST

The trust will primarily consist of a pool of single family, residential mortgage loans originated or purchased by First Union National Bank of Delaware or its subsidiaries. The loans bear fixed rates of interest and are secured primarily by first and junior liens on residential properties.

The trust will also include a certain interest rate cap agreement and related supplemental interest payments, which will be deemed to be held in a separate sub-trust.

CREDIT ENHANCEMENT

The credit enhancement for the offered certificates will consist primarily of the following:

o        overcollateralization,
o        subordination, and
o        excess spread

OVERCOLLATERALIZATION

On the closing date, the principal balance of the loans will exceed the principal balance of the certificates. This excess is referred to as overcollateralization and serves as credit enhancement. The initial level of overcollateralization is expected to be approximately 1.00%. We also will pay additional principal on the certificates with some of the interest we receive on the loans. This will increase the amount of overcollateralization. If borrowers default on their loan payments, the loans may experience losses. If excess spread is not sufficient to cover these losses, the amount of overcollateralization will be reduced. The certificates will not experience any losses unless the overcollateralization is eliminated.

SUBORDINATION

Certain classes of certificates are senior in right of payment to other, subordinated classes. The certificates rank in the following order of priority, from most senior to most subordinated: class A-1, class A-2 and class A-3, class M-1, class M-2, class B-1, class B-2, class X and class R. This subordination will be effected through the priority of payments described under "Distributions on the Certificates--Flow of Funds" in this prospectus supplement.

EXCESS SPREAD

We expect that the interest due on the loans will exceed the sum of the interest due on the certificates and the fees and expenses payable to the transaction parties. Some of this excess interest, or "excess spread," will be available to offset the losses realized on the loans.

OPTIONAL TERMINATION

The servicer may terminate the trust when the then outstanding aggregate principal balance of the loans is equal to or less than 10% of the aggregate principal balance of the loans as of the cut-off date.

TAX CONSIDERATIONS

One or more elections will be made to treat certain assets of the trust as one or more REMICs for federal income tax purposes.

Except as discussed under "The Class A-2 Certificates," the offered certificates will be treated as newly originated debt instruments, and beneficial owners of the certificates will be required to report income on such certificates in accordance with the accrual method of accounting. Holders of the class A-2 certificates will be treated for federal income tax purposes as owning two separate investments: (i) a REMIC regular interest, and (ii) the right to receive Supplemental Interest Payments.

MONEY MARKET FUNDS

The class A-1 certificates will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such certificates satisfies such fund's investment policies and objectives.

ERISA CONSIDERATIONS

Subject to the considerations discussed in this prospectus supplement under "ERISA Considerations," the offered certificates may be purchased by employee benefit plans.

LEGAL INVESTMENT

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         An investment in the offered certificates involves significant risks. Before you decide to invest, you should consider carefully the following risk factors and the risk factors discussed under the heading "Risk Factors" in the prospectus.




THE INITIAL HOLDER OF THE CLASS X    Prior to the occurrence of an event of default, the initial
CERTIFICATES MAY REPLACE THE         holder of the class x certificates may require the
SERVICER                             servicer to:

                                     o  appoint a special sub-servicer for specific loans; or

                                     o  replace HomEq Servicing Corporation as servicer
                                        with an entity to be named by the initial holder of
                                        the class X certificates that is satisfactory to the
                                        rating agencies and has been designated at least a
                                        select servicer by Standard & Poor's.

                                     Prior to the occurrence of an event of default, the
                                     holders of the offered certificates will not be entitled to vote on a replacement servicer.

                                     Any transfer of servicing may result in short-term
                                     increases in delinquencies on the loans and other
                                     interruptions in servicing.

YOU MAY HAVE DIFFICULTY              We will not list the offered certificates on any securities
SELLING YOUR CERTIFICATES            exchange. As a result, if you want to sell your
                                     certificates you must locate a purchaser that is willing to purchase those certificates. The underwriter intends to
                                     make a secondary market for the underwritten
                                     certificates. The underwriter will do so by offering to
                                     buy the underwritten certificates from investors that
                                     wish to sell. However, the underwriter will not be
                                     obligated to make offers to buy the underwritten
                                     certificates and may stop making offers at any time. In
                                     addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay,
                                     were they to be given the opportunity. There have been
                                     times in the past where there have been very few buyers
                                     of asset backed securities, i.e., there has been a lack of liquidity, and there may be similar times in the future.
                                     As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain
                                     the price that you wish to receive.

THE TRUST HAS LIMITED                The loans will be the sole sources of payment for the
ASSETS TO MAKE PAYMENTS              certificates. The subordination of the more
ON YOUR CERTIFICATES.                subordinate classes to the more senior classes, the
                                     availability of excess spread and the
                                     overcollateralization provisions of the trust are the
                                     sole sources of protection against losses on loans
                                     and other shortfalls in available funds. If losses or
                                     other shortfalls exceed the protection afforded by
                                     such mechanisms, certificateholders will bear such
                                     losses and shortfalls.

DEFAULTS ON JUNIOR LIENS MAY         Many of the loans are secured by junior liens on the
RESULT IN MORE SEVERE LOSSES         related collateral. If a borrower on such a loan
                                     defaults, the trust's right to liquidation proceeds
                                     is subordinate to the rights of the holders of the
                                     prior liens. There may be insufficient proceeds to
                                     pay the holders of the prior liens and the trust.

GEOGRAPHIC CONCENTRATION             Approximately 7.22%, 6.62%, 6.62%, 6.61%, 5.51% and
MAY RESULT IN MORE                   5.33% of the loans, by principal balance, are secured
FREQUENT LOSSES                      by residential properties located in the states of
                                     Ohio, Florida, North Carolina, Alabama, New York, and
                                     Georgia, respectively. These states may suffer
                                     economic problems to a greater degree than other
                                     states. This may lead to higher levels of
                                     delinquencies and losses than would be the case if
                                     the loans were more geographically diversified.

THE SUBORDINATE                      If the trust has insufficient funds to make all required
CERTIFICATES HAVE A GREATER          distributions, the certificates will receive interest
RISK OF LOSS THAN THE SENIOR         payments in the following order of priority: class A-1,
CERTIFICATES                         class A-2 and class A-3 concurrently, then class M-1, class
                                     M-2, class B-1 and class B-2. Also, the certificates will
                                     receive principal that they are entitled to receive on each distribution date in the following order of priority: class
                                     A-1, then class A-2 and class A-3 concurrently, class M-1, class M-2, class B-1 and class B-2. Therefore, it is more
                                     likely that the holders of the more subordinate certificates will realize losses than the more senior certificates if
                                     there are insufficient assets in the trust.

YOUR PASS-THROUGH RATE MAY           You may not receive interest at your pass-through rate as a
BE LIMITED                           result of a pool cap. The class A-2 certificates are also
                                     subject to a fixed cap, which will be set at 10.700% per




                                     annum. With respect to the class A-2 certificates, any
                                     interest not paid as the result of the fixed cap may
                                     subsequently be paid to you as supplemental interest from
                                     the cap agreement. There is no provision for supplemental
                                     interest for the other classes of certificates or for
                                     interest not paid as a result of the pool cap.

OUR PARENT'S INSOLVENCY MAY          So long as adverse events do not occur, the cash payments
RESULT IN OTHERS OWNING THE          received on the loans and other funds will be held by First
TRUST'S ASSETS                       Union National Bank, as certificate administrator. First
                                     Union National Bank may commingle this cash with its other funds for specified periods. The trustee may be unable to
                                     access this cash in a timely manner if First Union National
                                     Bank becomes subject to an insolvency proceeding,
                                     receivership or conservatorship.

RECENT DEVELOPMENTS MAY INCREASE     On September 11, 2001, the United States was subjected to
THE RISK OF LOSS ON THE MORTGAGE     multiple terrorist attacks, resulting in the loss of many
LOANS                                lives and massive property damage and destruction in the New
                                     York and Washington, D.C. metropolitan areas. Although the damaged and destroyed properties consisted primarily of
                                     commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of
                                     residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the
                                     likelihood) that these events, or any consequential or
                                     subsequent events involving the United States, may have a
                                     temporary or sustained adverse effect on the financial
                                     markets (including the market for mortgage-backed
                                     securities) or the U.S. economy generally or economic
                                     conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

                                     We have not made a determination as to whether any of the
                                     borrowers under the mortgage loans may have been a victim or the dependent of a victim of the terrorist attacks or a
                                     person involved in the ongoing rescue, recovery and response efforts, or a dependent of such person. However, it is
                                     possible that there could be an increase in the number of
                                     delinquencies and foreclosures of the mortgage loans as a
                                     result of these events.

                                     As a result of the terrorist attacks, President Bush on
                                     September 14, 2001 authorized the placement of 55,000




                                     military reservists on active duty status. To the extent
                                     that any such person is a borrower under a loan, the
                                     interest rate limitations and other provisions of the
                                     Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. It is possible that the number of reservists placed on active duty status in the near future may increase. In addition,
                                     other borrowers who enter military service after the
                                     origination of their loans (including borrowers who are
                                     members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil
                                     Relief Act.




THE CAP AGREEMENT IS LIMITED IN      The cap agreement features a notional balance which is
TERM AND AMOUNT                      initially equal to the class A-2 original principal amount, then declines over time until March 26, 2012, when it will terminate. To the extent that the rate of interest on the
                                     class A-2 certificates was reduced by application of the
                                     fixed cap after the cap agreement had terminated or on a
                                     date when the notional balance was less than the class A-2 principal balance, payments under the cap agreement would
                                     not be sufficient to make supplemental interest payments.

                               THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement concerning the loans is based on the characteristics as of the cut-off date of the pool expected to be sold to the trust on the closing date. On the closing date, we will sell the principal balances of the loans as of the cut-off date, after giving effect to all payments received on the loans on or before this date.

         The loans consist of mortgages, deeds of trust or other security instruments, and the related promissory notes, secured primarily by one- to four-family residences. The aggregate principal balance of the loans as of the cut-off date was approximately $889,185,900. The loans were originated and underwritten, or purchased and re-underwritten, by the originator, substantially in accordance with the underwriting criteria described in this prospectus supplement under the heading "The Mortgage Loans-Underwriting Criteria." Certain of the loans contain provisions requiring the related mortgagor to pay a penalty in connection with certain prepayments.

         Each loan bears a fixed rate of interest and is secured primarily by a first or junior lien on the related mortgaged property. As of the cut-off date, 80.81% of the loans were secured by a first lien and 19.19% of the loans were secured by a junior lien.

         As of the cut-off date, none of the loans were delinquent.

         As of the cut-off date, the interest rates of the loans ranged from 6.650% to 16.080% per annum and the weighted average interest rate of the loans was 11.281% per annum.

         As of the cut-off date, approximately 86.51% of the loans were actuarial loans and approximately 13.49% of the loans were simple interest loans.

         As of the cut-off date, the average principal balance of the loans was approximately $52,060. As of the cut-off date, the weighted average remaining term to stated maturity of the loans will be no more than approximately 212 months and the weighted average term to stated maturity of the loans at origination was 235 months.

         As of the cut-off date, 38.90% of the loans were balloon loans. No loan provides for negative amortization.

         Based upon the original principal balance of the loans, as of the cut-off date, 54.88% of the loans had a combined loan-to-value ratio exceeding 80%. As of the cut-off date, no loan had a combined loan-to-value ratio exceeding 100%. The weighted average combined loan-to-value ratio of the loans, as of the cut-off date, was 80.37%. The loans are not insured or guaranteed by any governmental entity.

         Set forth below is a description of certain characteristics of the loans as of the cut-off date. Certain of the percentage columns may not sum to 100% due to rounding.

                          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS




                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
GEOGRAPHIC LOCATION                                   OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Alabama                                                      1,316                  $58,774,291.88               6.61%
Alaska                                                           2                      103,581.12               0.01
Arizona                                                        148                    6,403,907.21               0.72
Arkansas                                                       362                   13,355,417.97               1.50
California                                                     190                   11,974,827.59               1.35
Colorado                                                        81                    4,845,625.04               0.54
Connecticut                                                    132                    8,123,312.42               0.91
Delaware                                                        38                    2,162,682.09               0.24
District of Columbia                                            37                    2,453,847.48               0.28
Florida                                                      1,204                   58,908,006.71               6.62
Georgia                                                        832                   47,353,845.53               5.33
Idaho                                                           41                    1,526,209.53               0.17
Illinois                                                       688                   42,099,099.25               4.73
Indiana                                                        724                   36,567,421.94               4.11
Iowa                                                           180                    9,256,971.20               1.04
Kansas                                                         234                    9,992,587.45               1.12
Kentucky                                                       280                   15,021,311.50               1.69
Louisiana                                                      252                   11,429,212.61               1.29
Maine                                                           42                    2,065,877.50               0.23
Maryland                                                       311                   20,033,002.74               2.25
Massachusetts                                                  263                   14,508,505.04               1.63
Michigan                                                       567                   31,057,731.01               3.49
Minnesota                                                      306                   16,547,891.45               1.86
Mississippi                                                    132                    5,725,094.41               0.64
Missouri                                                       700                   34,300,177.14               3.86
Montana                                                          1                       20,341.93               0.00*
Nebraska                                                       141                    6,893,570.45               0.78
Nevada                                                          38                    2,036,310.95               0.23
New Hampshire                                                   50                    2,362,250.86               0.27
New Jersey                                                     651                   42,139,133.79               4.74
New Mexico                                                      39                    1,758,381.27               0.20
New York                                                       768                   49,029,868.04               5.51
North Carolina                                               1,114                   58,902,411.64               6.62
North Dakota                                                     3                      215,965.96               0.02
Ohio                                                         1,280                   64,200,333.11               7.22
Oklahoma                                                       204                    8,238,594.67               0.93
Oregon                                                          63                    3,056,489.34               0.34
Pennsylvania                                                   971                   43,484,405.14               4.89
Rhode Island                                                    65                    3,068,648.11               0.35
South Carolina                                                 522                   25,732,732.04               2.89
South Dakota                                                     4                      178,555.46               0.02
Tennessee                                                      356                   19,790,896.79               2.23
Texas                                                          489                   30,278,957.35               3.41
Utah                                                            78                    3,796,223.60               0.43
Vermont                                                         11                    1,274,477.36               0.14
Virginia                                                       566                   27,034,999.86               3.04
Washington                                                     172                    8,980,228.81               1.01
West Virginia                                                   61                    2,813,338.68               0.32
Wisconsin                                                      361                   18,917,727.43               2.13
Wyoming                                                         10                      390,619.73               0.04
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18             100.00%
                                                  =================      ==========================      =========================

*Less than 0.01%.

              CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
CUT-OFF DATE PRINCIPAL BALANCES ($)                   OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
       0.01 -  25,000.00                                     4,133                  $72,768,943.81                  8.18%
  25,000.01 -  50,000.00                                     6,027                  222,882,416.59                 25.07
  50,000.01 -  75,000.00                                     3,723                  227,947,629.48                 25.64
  75,000.01 - 100,000.00                                     1,582                  135,462,293.73                 15.23
 100,000.01 - 125,000.00                                       809                   90,262,770.75                 10.15
 125,000.01 - 150,000.00                                       346                   47,003,132.85                  5.29
 150,000.01 - 175,000.00                                       191                   30,659,424.71                  3.45
 175,000.01 - 200,000.00                                       110                   20,530,181.05                  2.31
 200,000.01 - 225,000.00                                        50                   10,553,489.72                  1.19
 225,000.01 - 250,000.00                                        49                   11,566,846.34                  1.30
 250,000.01 - 275,000.00                                        15                    3,974,442.09                  0.45
 275,000.01 - 300,000.00                                        14                    3,999,889.44                  0.45
 300,000.01 - 325,000.00                                         4                    1,259,893.81                  0.14
 325,000.01 - 350,000.00                                         9                    3,047,977.68                  0.34
 350,000.01 - 375,000.00                                         4                    1,428,061.99                  0.16
 375,000.01 - 400,000.00                                         4                    1,541,929.25                  0.17
 400,000.01 - 425,000.00                                         6                    2,452,145.13                  0.28
 425,000.01 - 450,000.00                                         2                      878,326.00                  0.10
 450,000.01 - 475,000.00                                         1                      474,663.78                  0.05
 475,000.01 - 500,000.00                                         1                      491,441.98                  0.06
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18                100.00%
                                                  =================      ==========================      =========================

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS




                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
ORIGINAL PRINCIPAL BALANCES ($)                       OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
       0.01 -  25,000.00                                      3,819                  $65,521,521.40                 7.37%
  25,000.01 -  50,000.00                                      6,074                  217,377,946.79                24.45
  50,000.01 -  75,000.00                                      3,856                  230,992,763.38                25.98
  75,000.01 - 100,000.00                                      1,661                  139,902,864.22                15.73
 100,000.01 - 125,000.00                                        806                   88,513,207.67                 9.95
 125,000.01 - 150,000.00                                        383                   50,961,878.88                 5.73
 150,000.01 - 175,000.00                                        201                   31,870,599.14                 3.58
 175,000.01 - 200,000.00                                        114                   20,995,043.13                 2.36
 200,000.01 - 225,000.00                                         54                   11,281,614.22                 1.27
 225,000.01 - 250,000.00                                         50                   11,721,280.51                 1.32
 250,000.01 - 275,000.00                                         12                    3,107,714.88                 0.35
 275,000.01 - 300,000.00                                         18                    5,067,033.18                 0.57
 300,000.01 - 325,000.00                                          4                    1,236,414.27                 0.14
 325,000.01 - 350,000.00                                          9                    3,036,999.80                 0.34
 350,000.01 - 375,000.00                                          5                    1,760,512.57                 0.20
 375,000.01 - 400,000.00                                          3                    1,147,873.20                 0.13
 400,000.01 - 425,000.00                                          6                    2,426,432.86                 0.27
 425,000.01 - 450,000.00                                          3                    1,298,094.32                 0.15
 475,000.01 - 500,000.00                                          2                      966,105.76                 0.11
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                        17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================



                            GROSS MORTGAGE RATES OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
GROSS MORTGAGE RATES (%)                              OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
  6.001 -  7.000                                                  1                      $39,346.62               0.00%*
  7.001 -  8.000                                                 99                    8,183,848.58               0.92
  8.001 -  9.000                                                669                   49,093,753.69               5.52
  9.001 - 10.000                                              2,055                  136,655,269.51              15.37
 10.001 - 11.000                                              3,208                  197,377,954.27              22.20
 11.001 - 12.000                                              4,851                  251,053,196.29              28.23
 12.001 - 13.000                                              3,301                  147,314,791.17              16.57
 13.001 - 14.000                                              1,940                   70,675,336.66               7.95
 14.001 - 15.000                                                824                   25,523,114.19               2.87
 15.001 - 16.000                                                131                    3,232,523.45               0.36
 16.001 - 17.000                                                  1                       36,765.75               0.00*
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                        17,080                 $889,185,900.18             100.00%
                                                  =================      ==========================      =========================

*Less than 0.01%.

                               STATED PURPOSE OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
STATED PURPOSE OF LOAN                                OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Cash-Out Refinance                                          15,999                 $808,688,418.74               90.95%
Purchase                                                       958                   73,665,092.55                8.28
Rate/Term Refinance                                            123                    6,832,388.89                0.77
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18              100.00%
                                                  =================      ==========================      =========================


                      COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS(1)



                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
COMBINED LOAN-TO-VALUE RATIO (%)                      OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
  0.01 -  10.00                                                  7                     $209,082.99                 0.02%
 10.01 -  20.00                                                 74                    1,479,105.75                 0.17
 20.01 -  30.00                                                180                    4,621,890.48                 0.52
 30.01 -  40.00                                                297                    8,976,073.54                 1.01
 40.01 -  50.00                                                445                   16,404,242.84                 1.84
 50.01 -  60.00                                                777                   30,160,232.19                 3.39
 60.01 -  70.00                                              1,794                   83,547,052.97                 9.40
 70.01 -  80.00                                              4,561                  255,767,117.17                28.76
 80.01 -  90.00                                              7,909                  452,161,856.33                50.85
 90.01 - 100.00                                              1,036                   35,859,245.92                 4.03
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================



(1) The combined loan-to-value ratios shown above are equal, with respect to each loan, to (i) the sum of (a) the original principal balance of such loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such loan, minus (ii) premiums for credit life insurance, if any, divided by (iii) the lesser of
     (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of such loan or (b) the purchase price of such mortgaged property if the loan proceeds from such loan are used to purchase such mortgaged property.

                OCCUPANCY STATUS OF THE MORTGAGED PROPERTY OF THE MORTGAGE LOANS




                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
OCCUPANCY STATUS                                      OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Owner Occupied                                              16,372                 $857,111,006.78               96.39%
Second Home                                                    626                   28,291,350.55                3.18
Investor Owned                                                  82                    3,783,542.85                0.43
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18              100.00%
                                                  =================      ==========================      =========================



                                 FICO SCORE OF THE MORTGAGE LOANS



                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
FICO SCORE                                            OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
451 - 475                                                       12                     $817,390.99                 0.09%
476 - 500                                                      619                   35,248,462.60                 3.96
501 - 525                                                    1,512                   85,547,518.97                 9.62
526 - 550                                                    2,358                  130,254,803.97                14.65
551 - 575                                                    2,207                  119,283,575.93                13.41
576 - 600                                                    2,207                  114,810,855.60                12.91
601 - 625                                                    2,210                  107,625,506.05                12.10
626 - 650                                                    1,813                   84,678,496.10                 9.52
651 - 675                                                    1,982                  102,878,691.81                11.57
676 - 700                                                    1,104                   56,596,102.38                 6.36
701 - 725                                                      541                   26,225,863.53                 2.95
726 - 750                                                      266                   13,282,119.13                 1.49
751 - 775                                                      165                    8,279,351.70                 0.93
776 - 800                                                       70                    3,137,353.81                 0.35
801 - 825                                                       14                      519,807.61                 0.06
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================


                     REMAINING TERM TO STATED MATURITY OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
REMAINING TERM                                         NUMBER                    AGGREGATE                     BY AGGREGATE
TO STATED MATURITY (MONTHS)                           OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
 13 -  24                                                       17                     $143,159.01                0.02%
 25 -  36                                                       26                      328,251.41                0.04
 37 -  48                                                       58                    1,133,294.55                0.13
 49 -  60                                                       28                      453,776.15                0.05
 61 -  72                                                       32                      821,777.92                0.09
 73 -  84                                                      174                    4,038,527.22                0.45
 85 -  96                                                      302                    6,910,363.24                0.78
 97 - 108                                                      457                   11,054,126.69                1.24
109 - 120                                                       69                    1,923,149.74                0.22
121 - 132                                                       20                    1,092,284.80                0.12
133 - 144                                                    1,110                   54,363,538.15                6.11
145 - 156                                                    3,014                  158,437,733.20               17.82
157 - 168                                                    4,521                  234,259,027.98               26.35
169 - 180                                                      404                   22,168,030.96                2.49
181 - 192                                                        4                      275,951.87                0.03
193 - 204                                                      490                   21,618,313.25                2.43
205 - 216                                                    1,106                   49,319,856.72                5.55
217 - 228                                                    1,912                   78,389,720.37                8.82
229 - 240                                                      242                    9,760,893.60                1.10
253 - 264                                                       14                      855,243.81                0.10
265 - 276                                                      140                    7,640,453.22                0.86
277 - 288                                                      105                    4,226,555.61                0.48
289 - 300                                                        2                      127,201.64                0.01
301 - 312                                                        4                      247,165.67                0.03
313 - 324                                                      281                   20,877,631.12                2.35
325 - 336                                                    1,012                   77,640,319.31                8.73
337 - 348                                                    1,360                  107,484,123.88               12.09
349 - 360                                                      176                   13,595,429.09                1.53
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18              100.00%
                                                  =================      ==========================      =========================

                      ORIGINAL TERM TO STATED MATURITY OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
ORIGINAL TERM                                          NUMBER                    AGGREGATE                     BY AGGREGATE
TO STATED MATURITY (MONTHS)                           OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
 49 -  60                                                       88                   $1,337,561.70                 0.15%
 61 -  72                                                       10                      143,140.10                 0.02
 73 -  84                                                       58                    1,287,779.43                 0.14
 85 -  96                                                       15                      411,330.71                 0.05
 97 - 108                                                        4                      117,495.07                 0.01
109 - 120                                                      966                   22,855,818.60                 2.57
121 - 132                                                        3                      153,132.70                 0.02
133 - 144                                                       24                      681,062.38                 0.08
145 - 156                                                        2                       56,435.03                 0.01
157 - 168                                                        2                      164,887.99                 0.02
169 - 180                                                    9,058                  469,825,805.14                52.84
181 - 192                                                        1                       41,521.15                 0.00*
193 - 204                                                        2                      122,830.40                 0.01
229 - 240                                                    3,753                  159,292,976.43                17.91
289 - 300                                                      261                   12,849,454.28                 1.45
337 - 348                                                        1                       29,351.74                 0.00*
349 - 360                                                    2,832                  219,815,317.33                24.72
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================


*Less than 0.01%

                       TYPES OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
PROPERTY TYPE                                         OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Single Family - Detached                                    15,909                 $838,680,941.38                 94.32%
Mobile Home                                                    750                   30,611,300.97                  3.44
Townhouse                                                      193                    8,959,873.70                  1.01
Condo                                                          122                    5,891,530.73                  0.66
Other                                                          106                    5,042,253.40                  0.57
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18                100.00%
                                                  =================      ==========================      =========================


PAYMENTS ON THE LOANS

         The loans, other than balloon loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related loan on or before its maturity date. Interest with respect to the loans will accrue on either an actuarial interest method or a simple interest method.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

         The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount. This will not affect the total amount of principal to be received by the certificateholders over the life of the transaction, but it may affect the weighted average lives of the certificates.

         The amount of interest payable to the certificateholders on each distribution date will not be affected by interest accruing on the loans based on the simple interest method. On each distribution date, the certificateholders are entitled to interest on the actual number of days from the last distribution date (or, in the case of the first distribution date, from the closing date) to but not including the upcoming distribution date at the applicable pass-through rate on the outstanding principal balances of the applicable class of certificates immediately prior to such distribution date. The servicer is required to remit to the certificate administrator the excess, if any, of the amount of interest the certificateholders are entitled to receive on each distribution date over the interest collected on the loans during the related collection period and available to pay interest on the certificates. See "The Pooling and Servicing Agreement--Monthly Advances" and "--Compensating Interest" herein.

         Similarly, the compensation payable to the transaction parties will not be affected by interest accruing on the loans based on the simple interest method. The transaction parties are entitled to receive a fee based on the principal balance of the loans, not upon the portion of a monthly payment allocable to interest. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

         Because the loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of such loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of such loans may decrease. No prediction can be made as to the prepayment rate that the loans will actually experience.

         Generally, junior priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the loans included in the trust that are secured by junior liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of such junior loans. The obligation of the servicer to enforce the "due-on-sale" provisions of the loans may also increase prepayments. The prepayment experience of the loans may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

         Unscheduled payments, delinquencies, purchases of defective loans and defaulted loans and defaults on the loans will affect the amount of funds available to make distributions on each distribution date. In addition, the servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the loans is less than or equal to 10% of the aggregate principal balance as of the cut-off date of the loans delivered to the trust on the closing date, purchase from the trust all of the loans and any other assets in the trust at a price equal to the sum of:

         (1) 100% of the outstanding aggregate principal balances of the loans, including those evidenced by any mortgaged property title to which has been acquired in foreclosure or by deed in lien of foreclosure (an "REO property"), and

         (2) interest on the loans for the actual number of days from the last distribution date to but not including the upcoming distribution date at the then applicable weighted average loan interest rate.

         However, because the loans may prepay, the weighted average life of the certificates on the date on which the outstanding aggregate principal balances of the loans will be less than or equal to 10% of the related original principal balance cannot be determined.

         Approximately 38.90% of the loans, by cut-off date principal balance, are "balloon loans" that provide for a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a balloon loan, the borrower will be required to make a final payment which will be substantially larger than such borrower's previous monthly payments. Each loan other than a balloon loan is fully amortizing in accordance with its terms. The loans may be prepaid at any time, subject to applicable prepayment penalties. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and prepayment penalties. Prepayments, liquidations and purchases of the loans will result in distributions to certificateholders of amounts which would otherwise be distributed over the remaining terms of the loans.

         If prepayments of principal are received on the loans at a rate greater than that assumed by an investor, the yield will be increased on certificates purchased by that investor at a price less than par, i.e., the principal balance of a certificate at the time of its purchase. Similarly, if prepayments of principal are received on the loans at a rate greater than that assumed by an investor, the yield will be decreased on certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable class of certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the certificates will also be affected by the amount and timing of delinquencies and defaults on the loans and the liquidations of defaulted loans. Delinquencies will generally slow the rate of payment of principal to the certificateholders since the servicer is not obligated to advance for delinquent payments of principal. However, this effect will be offset to the extent that lump sum recoveries on defaulted loans result in principal payments on the loans faster than otherwise scheduled.

         As described herein, certain classes of certificates will be entitled to receive payments of principal prior to other classes of certificates. As a result, the classes of certificates receiving payments of principal first will immediately be affected by the prepayment rate on the loans. However, the timing of commencement of principal distributions and the weighted average lives of each class of certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such class.

         The loans are either "simple interest" or "actuarial method" loans. If a payment is received on a loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

         If less than one month's interest is collected on a loan during a collection period, whether due to prepayment in full or a curtailment, the servicer is obligated to pay compensating interest with respect to the loan, but only to the extent of the aggregate servicing fee for the related distribution date. To the extent any shortfalls exceed the amount of compensating interest that the servicer is obligated to pay, and are not otherwise covered by credit support, the yield on the certificates will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by compensating interest, but will be covered by monthly advances.

         The pass-through rate on the class A-2 certificates will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the pool cap and the fixed cap.

         The pool cap on a distribution date will depend, in part, on the weighted average of the then current loan interest rates of the loans. If the loans bearing higher loan interest rates were to prepay, the weighted average loan interest rate of the loans and, consequently, the applicable pool cap would be lower than otherwise would be the case.

         The final maturity date for each class of offered certificates is set forth on the cover page of this prospectus supplement.

         The final maturity date for the class M-1, class M-2 and class B-1 certificates is the distribution date following the latest date upon which a loan matures plus 12 months. The weighted average lives of the certificates are likely to be shorter than would be the case if payments actually made on the loans conformed to the foregoing assumptions, and the final distribution dates with respect to each class of certificates could occur significantly earlier than the final maturity dates because the servicer may purchase all of the loans under the limited circumstances described in this prospectus supplement. In addition, prepayments are likely to occur on the loans, which also would shorten the weighted average life of the certificates.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the certificates will be influenced by the priorities established in the pooling and servicing agreement, and by the rate at which principal payments on the loans are paid, which may be in the form of scheduled amortization or prepayments.

         The following tables have been prepared assuming that the pool is comprised of loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS




                                    Gross         Original        Original      Remaining       Remaining
             Assumed Cut-Off       Mortgage        Term of        Balloon        Term to         Balloon
             Date Principal        Interest     Amortization        Term         Maturity          Term       Amortization
               Balance ($)         Rate (%)       (months)        (months)       (months)        (months)        Method
---------  --------------------  -------------  --------------  -------------  -------------   -------------  -------------
   1            345,925,853.14      11.284           360            180            337             157           LEVEL
   2              1,112,572.19      11.644           60             n/a             37             n/a           LEVEL
   3             24,716,054.47      11.550           118            n/a             94             n/a           LEVEL
   4            125,308,913.12      11.510           180            n/a            155             n/a           LEVEL
   5            159,428,383.91      11.418           240            n/a            217             n/a           LEVEL
   6             12,849,454.28      11.568           300            n/a            274             n/a           LEVEL
   7            219,844,669.07      10.997           360            n/a            337             n/a           LEVEL

The following tables also have been prepared assuming:

           o all distributions with respect to the certificates will be made at the scheduled time as described below under "Description of the Certificates--Distributions on the Certificates,"

           o distributions on the certificates are received in cash on the 25th day of each month, commencing in January 2002,

           o prepayments represent payment in full of individual loans and are received on the last day of each month (commencing in December
              2001) and include 30 days' interest thereon at the applicable loan interest rate,

           o the servicing fee for each loan will be 0.548% per annum of the unpaid balance of the loans,

           o The certificate administrator and custodian will receive aggregate fees for each loan equal to 0.018% per annum of the principal balance thereof,

           o no delinquencies or defaults in payments by borrowers of principal and interest on the loans are experienced,

           o no right of optional termination is exercised except as noted below,

           o  the offered certificates are purchased on the closing date,

           o with respect to the class A-2 certificates only, that one-month LIBOR remains constant at 1.93125%,

           o that the pass-through rate for the class A-1 certificates is 1.970%,

           o the targeted overcollateralization amount is initially set at the highest level specified by the pooling and servicing agreement and thereafter decreases in accordance with the provisions of the pooling and servicing agreement.

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is a prepayment assumption which represents an assumed constant prepayment rate ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The prepayment assumption used to price the related certificates assumes a CPR each month of 28% per annum of the then outstanding principal balance of the loans. As used in the table below, 0% CPR assumes prepayment rates equal to 0% per annum of the then outstanding principal balance of the loans, i.e. no prepayments on the mortgage loans having the characteristics described below.

         Neither the prepayment assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the loans included in the trust. Variations in the actual prepayment experience and the balance of the loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such loans equals any of the specified percentages of CPR.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                      CLASS A-1
                                ---------------------------------------------------------------------------------------
                                                                    CPR ASSUMPTION
                                -----------  ------------   ------------  ------------  --------------    -------------
Distribution Date                      0%          21%            25%           28%           30%               35%
                                -----------  ------------   ------------  ------------  --------------    -------------
Initial Balance                      100%         100%           100%          100%          100%              100%
December 25, 2002                     76            0              0             0             0                 0
December 25, 2003                     49            0              0             0             0                 0
December 25, 2004                     19            0              0             0             0                 0
December 25, 2005                      0            0              0             0             0                 0

Weighted Average Life(1)
to Maturity (years)                    1.938        0.159          0.142         0.128         0.119             0.111

Weighted Average Life(1)
to Call (years)                        1.938        0.159          0.142         0.128         0.119             0.111

----------------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                CLASS A-2 AND CLASS A-3
                            ------------------------------------------------------------------------------------------------
                                                                    CPR ASSUMPTION
                            ------------  ---------------  --------------   --------------  ---------------  ---------------
Distribution Date                  0%           21%              25%              28%             30%              35%
                            ------------  ---------------  --------------   --------------  ---------------  ---------------
Initial Balance                  100%          100%             100%             100%            100%             100%
December 25, 2002                100            78               72               68              66               59
December 25, 2003                100            54               46               40              36               27
December 25, 2004                100            35               26               20              16                7
December 25, 2005                 99            29               23               20              16                7
December 25, 2006                 96            22               17               14              12                7
December 25, 2007                 92            17               13               10               8                5
December 25, 2008                 89            13                9                7               6                3
December 25, 2009                 84            10                7                5               4                2
December 25, 2010                 80             8                5                3               3                1
December 25, 2011                 76             6                3                2               2                1
December 25, 2012                 71             4                2                2               1                *
December 25, 2013                 65             3                2                1               1                0
December 25, 2014                 59             2                1                1               *                0
December 25, 2015                 23             1                *                0               0                0
December 25, 2016                 21             *                0                0               0                0
December 25, 2017                 19             *                0                0               0                0
December 25, 2018                 17             0                0                0               0                0
December 25, 2019                 14             0                0                0               0                0
December 25, 2020                 13             0                0                0               0                0
December 25, 2021                 12             0                0                0               0                0
December 25, 2022                 11             0                0                0               0                0
December 25, 2023                 10             0                0                0               0                0
December 25, 2024                  9             0                0                0               0                0
December 25, 2025                  7             0                0                0               0                0
December 25, 2026                  6             0                0                0               0                0
December 25, 2027                  4             0                0                0               0                0
December 25, 2028                  2             0                0                0               0                0
December 25, 2029                  0             0                0                0               0                0

Weighted Average Life(1)
to Maturity (years)               13.207         3.377            2.816            2.460           2.242            1.738

Weighted Average Life(1)
to Call (years)                   13.016         3.161            2.608            2.261           2.058            1.582

---------------------------------------------
* Less than 0.5% but greater than 0.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                         CLASS M-1
                              ------------------------------------------------------------------------------------------------
                                                                      CPR ASSUMPTION
                              -------------  ---------------  ---------------  --------------   --------------  --------------
Distribution Date                    0%            21%              25%              28%              30%             35%
                              -------------  ---------------  ---------------  --------------   --------------  --------------
Initial Balance                    100%           100%             100%             100%             100%            100%
December 25, 2002                  100            100              100              100              100             100
December 25, 2003                  100            100              100              100              100             100
December 25, 2004                  100            100              100              100              100             100
December 25, 2005                  100             73               59               50               66             100
December 25, 2006                  100             56               43               35               31              37
December 25, 2007                  100             43               31               25               21              13
December 25, 2008                  100             33               23               17               14               8
December 25, 2009                  100             25               17               12               10               5
December 25, 2010                  100             19               12                8                6               3
December 25, 2011                  100             14                9                6                4               0
December 25, 2012                  100             11                6                4                2               0
December 25, 2013                  100              8                4                1                0               0
December 25, 2014                  100              6                2                0                0               0
December 25, 2015                   58              0                0                0                0               0
December 25, 2016                   53              0                0                0                0               0
December 25, 2017                   48              0                0                0                0               0
December 25, 2018                   43              0                0                0                0               0
December 25, 2019                   36              0                0                0                0               0
December 25, 2020                   34              0                0                0                0               0
December 25, 2021                   31              0                0                0                0               0
December 25, 2022                   29              0                0                0                0               0
December 25, 2023                   25              0                0                0                0               0
December 25, 2024                   22              0                0                0                0               0
December 25, 2025                   19              0                0                0                0               0
December 25, 2026                   15              0                0                0                0               0
December 25, 2027                   11              0                0                0                0               0
December 25, 2028                    6              0                0                0                0               0
December 25, 2029                    0              0                0                0                0               0

Weighted Average Life(1)
to Maturity (years)                 17.662          6.355            5.596            5.231            5.093           5.147

Weighted Average Life(1)
to Call (years)                     17.187          5.850            5.077            4.756            4.661           4.764


---------------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                    CLASS M-2
                            -------------------------------------------------------------------------------------------
                                                                  CPR ASSUMPTION
                            ------------  ---------------  --------------   ------------  ---------------  ------------
Distribution Date                  0%           21%              25%              28%           30%              35%
                            ------------  ---------------  --------------   ------------  ---------------  ------------
Initial Balance                  100%          100%             100%             100%          100%             100%
December 25, 2002                100           100              100              100           100              100
December 25, 2003                100           100              100              100           100              100
December 25, 2004                100           100              100              100           100              100
December 25, 2005                100            73               59               50            45               40
December 25, 2006                100            56               43               35            31               21
December 25, 2007                100            43               31               25            21               13
December 25, 2008                100            33               23               17            14                8
December 25, 2009                100            25               17               12            10                5
December 25, 2010                100            19               12                8             6                0
December 25, 2011                100            14                9                6             3                0
December 25, 2012                100            11                6                2             0                0
December 25, 2013                100             8                3                0             0                0
December 25, 2014                100             6                0                0             0                0
December 25, 2015                 58             0                0                0             0                0
December 25, 2016                 53             0                0                0             0                0
December 25, 2017                 48             0                0                0             0                0
December 25, 2018                 43             0                0                0             0                0
December 25, 2019                 36             0                0                0             0                0
December 25, 2020                 34             0                0                0             0                0
December 25, 2021                 31             0                0                0             0                0
December 25, 2022                 29             0                0                0             0                0
December 25, 2023                 25             0                0                0             0                0
December 25, 2024                 22             0                0                0             0                0
December 25, 2025                 19             0                0                0             0                0
December 25, 2026                 15             0                0                0             0                0
December 25, 2027                 11             0                0                0             0                0
December 25, 2028                  6             0                0                0             0                0
December 25, 2029                  0             0                0                0             0                0

Weighted Average Life(1)
to Maturity (years)               17.654         6.345            5.505            5.055         4.836            4.535

Weighted Average Life(1)
to Call (years)                   17.187         5.845            5.016            4.614         4.437            4.193

--------------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING



                                                                      CLASS B-1
                           -------------------------------------------------------------------------------------------------
                                                                    CPR ASSUMPTION
                           -------------  ---------------  --------------   --------------  ---------------  ---------------
Distribution Date                 0%            21%              25%              28%             30%              35%
                           -------------  ---------------  --------------   --------------  ---------------  ---------------
Initial Balance                 100%           100%             100%             100%            100%             100%
December 25, 2002               100            100              100              100             100              100
December 25, 2003               100            100              100              100             100              100
December 25, 2004               100            100              100              100             100              100
December 25, 2005               100             73               59               50              45               33
December 25, 2006               100             56               43               35              31               21
December 25, 2007               100             43               31               25              21               13
December 25, 2008               100             33               23               17              14                8
December 25, 2009               100             25               17               12              10                *
December 25, 2010               100             19               12                8               3                0
December 25, 2011               100             14                8                1               0                0
December 25, 2012               100             11                2                0               0                0
December 25, 2013               100              7                0                0               0                0
December 25, 2014               100              2                0                0               0                0
December 25, 2015                58              0                0                0               0                0
December 25, 2016                53              0                0                0               0                0
December 25, 2017                48              0                0                0               0                0
December 25, 2018                43              0                0                0               0                0
December 25, 2019                36              0                0                0               0                0
December 25, 2020                34              0                0                0               0                0
December 25, 2021                31              0                0                0               0                0
December 25, 2022                29              0                0                0               0                0
December 25, 2023                25              0                0                0               0                0
December 25, 2024                22              0                0                0               0                0
December 25, 2025                19              0                0                0               0                0
December 25, 2026                15              0                0                0               0                0
December 25, 2027                11              0                0                0               0                0
December 25, 2028                 2              0                0                0               0                0
December 25, 2029                 0              0                0                0               0                0

Weighted Average Life(1)
to Maturity (years)              17.627          6.314            5.404            4.922           4.674            4.253

Weighted Average Life(1)
to Call (years)                  17.187          5.841            4.986            4.547           4.336            3.965

--------------------------------------------
* Less than 0.5% but greater than 0.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

                                  THE SERVICER

         HomEq Servicing Corporation will act as the servicer of the loans.

         HomEq Servicing Corporation, successor by merger to TMS Mortgage, Inc., is a New Jersey corporation. HomEq Servicing Corporation is headquartered in North Highlands, California, and is a wholly owned subsidiary of The Money Store Inc. On June 30, 1998, The Money Store Inc. became a wholly-owned subsidiary of First Union National Bank, the principal banking subsidiary of Wachovia Corporation. Wachovia Corporation is also the ultimate parent of First Union Securities, Inc. See "Risk Factors--Our Parent's Insolvency May Result In Others Owning the Trust's Assets."

         Prior to June 23, 2000, TMS Mortgage, Inc. and its subsidiaries were engaged in the business of originating, purchasing, selling and servicing home equity and home improvement loans. On June 26, 2000, TMS Mortgage, Inc. and its subsidiaries stopped accepting applications for home equity and home improvement loans and after August 31, 2000 ceased originating and purchasing home equity and home improvement loans. On November 1, 2000, TMS Mortgage, Inc. merged with, and changed its name to, HomEq Servicing Corporation.

         Currently, HomEq Servicing Corporation and its subsidiaries service the home equity and home improvement mortgage loans which it and its subsidiaries previously originated or purchased. In addition, HomEq Servicing Corporation and its subsidiaries service a home equity mortgage loan portfolio of approximately $11 billion for First Union National Bank and its affiliates. On February 8, 2001, S&P announced that HomEq Servicing Corporation had been added to its select servicer list. HomEq Servicing Corporation is now a select residential subprime servicer, a select alternative residential mortgage servicer, and a select residential special servicer. To be included on the select servicer list S&P has deemed that HomEq Servicing Corporation has met the criteria for attaining at least an average ranking with an outlook of stable. Inclusion on the list reflects that a firm is, at the very least, performing its duties in an effective and controlled manner, and is in general compliance with investor, regulatory, or agency requirements.

         In addition, on December 19, 2001, Fitch, Inc. assigned to HomEq Servicing Corporation its "RPS2-" residential primary servicer ratings for subprime and Alt-A products, which was based upon the company's ability to service, collect and liquidate those assets, and its "RSS2-" residential special servicer rating, which reflects the company's ability to manage and liquidate non-performing residential mortgage loans and REO assets. Fitch has reviewed the company's servicing operation and believes that it has "developed a solid servicing infrastructure through restructuring its servicing sites, retaining key personnel, hiring experienced managers and staff, strategic utilization of vendors and implementing advanced technology." Fitch, Inc. rates residential primary, master and special servicers on a scale of 1 to 5, with 1 being the highest rating level, and further differentiates these rate levels with plus (+) and minus (-) as well as the flat ratings.

         For the years ended December 31, 1998, 1999 and 2000, HomEq Servicing Corporation (which includes its predecessor TMS Mortgage, Inc.), and its subsidiaries serviced approximately $13.4 billion, $12.6 billion and $10.7 billion of mortgage loans, respectively. Of those mortgage loans, approximately 82.84%, 78.76% and 71.62%, respectively, by principal amount were home equity loans and approximately 17.16%, 21.24% and 28.38%, respectively, by principal amount were home improvement loans (including Title I loans guaranteed by the FHA). The business strategy of HomEq Servicing Corporation is to provide a mortgage loan servicing platform for the outstanding portfolio of HomEq Servicing Corporation, as well as to provide mortgage loan servicing functions to other areas of Wachovia Corporation and to unaffiliated third parties.

DELINQUENCY EXPERIENCE

         The following table sets forth the delinquency and charge-off experience of HomEq Servicing Corporation (which includes its predecessor TMS Mortgage, Inc.), with respect to its portfolio of home equity loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the loans included in the trust will be similar to that reflected in the table below.

                          DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)


                                                    -------------------------------------------------------
                                                     FOR THE PERIOD    FOR THE PERIOD     FOR THE PERIOD
                                                          ENDED             ENDED              ENDED
                                                      DECEMBER 31,      DECEMBER 31,      SEPTEMBER 30,
                                                         1999(1)           2000(2)            2001(2)
                                                         -------           -------            -------
30 days past due(3)............................            2.22%              2.64%             2.45%

60 days past due(3)............................            1.11%              0.99%             1.04%

90+ days past due( 3)..........................            6.50%              3.99%             3.85%

Loans in the serviced loan portfolio(4)........       $9,550,452        $18,324,494       $17,549,928

Loans charged-off, net.........................         $190,424           $295,735          $181,642

Loans charged-off, net as a percentage of the              1.99%              1.61%             1.04%
serviced loan portfolio(5).....................


----------------------

     (1) Includes only home equity loans originated by TMS Mortgage, Inc. and its subsidiaries.

     (2) HomEq started servicing the First Union National Bank of Delaware portfolio as of December 2000. Includes home equity loans originated by both TMS Mortgage, Inc. and First Union National Bank of Delaware.

     (3) The delinquency percentages are calculated based upon the aggregate principal balances of the loans which are delinquent by the number of days indicated divided by the total aggregate principal balances of the loans contained in HomeEq Servicing Corporation's total serviced loan portfolio.

     (4) Amounts shown are the aggregate principal balances of the loans in HomeEq Servicing Corporation's total serviced loan portfolio as of the last day of the indicated period (excluding high loan-to-value loans and home improvement loans).

     (5) The percentages of loans charged-off are calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of the loans indicated in HomeEq Servicing Corporation's total serviced loan portfolio.

CERTAIN LITIGATION

         Because of the nature of the business which the predecessor entity to HomEq Servicing Corporation, TMS Mortgage, Inc., and its affiliates were involved in, including the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, as well as HomEq Servicing Corporations continuing operations as a mortgage loan servicer, HomEq Servicing Corporation and its affiliates are subject to claims and legal actions in the ordinary course of their business. It is impossible to estimate with certainty the ultimate legal and financial liability with respect to these claims, especially claims arising from actions taken by TMS Mortgage Inc. and its affiliates. HomeEq Servicing Corporation will continue to aggressively defend against all liabilities asserted from time to time in order to limit the potential monetary damages that may have a material adverse effect on the financial condition of HomeEq Servicing Corporation or its affiliates.

                                 THE ORIGINATOR

         The originator, First Union National Bank of Delaware ("FUNB Delaware"), is a national bank subsidiary of the holding company Wachovia Corporation. Prior to June 26, 2000, the loans were originated by FUNB Delaware under the name First Union Home Equity Bank, National Association. Wachovia Corporation was created through the September 1, 2001 merger of First Union Corporation and Wachovia Corporation. The mortgage lending activities of FUNB Delaware consist primarily of originating and purchasing mortgage loans. These mortgage loans are primarily secured by one- to four-family residential properties, including single-family detached homes, condominiums, single-family attached homes, and manufactured homes. It has been FUNB Delaware's policy generally not to make mortgage loans secured by cooperative residences, residential properties in commercially-zoned areas, or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Mortgage Loans are to borrowers who own a single-family detached home.

         The following is a description of the origination, underwriting, and other procedures used by FUNB Delaware in connection with its Mortgage Loan program.

MORTGAGE LOAN ORIGINATION

         FUNB Delaware originates and purchases mortgage loans through three loan delivery channels. These delivery channels are called, broker, correspondent, and Equity Direct.

         The broker channel originates through lending relationships with independent brokers. Broker channel account executives located in various states contact brokers to secure loan applications. Brokers participating in this program must satisfy certain requirements established by FUNB Delaware pertaining to experience, and various licenses and approvals. Brokers submit loan applications for review and approval to a loan-processing unit, Sales Support Center (SSC), in Charlotte, North Carolina. The loan applications are under the direction of management, underwritten and structured by SSC personnel, who evaluate and process the loan application of a prospective borrower. The loans are closed in the name of First Union National Bank of Delaware.

         The correspondent channel purchases loans through relationships with various lenders or mortgage bankers. These relationships are established by account executives, who offer loan products to specific geographic regions. These loans are closed in the name of the originating lender, and subsequently presented to FUNB Delaware for review and potential purchase. Every loan submitted by a correspondent lender is reviewed by an underwriter. Each loan is also reviewed by the loan purchasing department to verify that adequate loan documentation exists in the loan file.

         The third loan delivery channel for FUNB Delaware is called Equity Direct. Equity Direct secures loan applications directly from consumers through pre-approved direct mail campaigns and Internet sources. The entire application and approval process for this channel is conducted by telephone. Equity Direct loan processors evaluate and process loan applications of prospective borrowers based on information obtained from the borrower.

UNDERWRITING CRITERIA

         The following is a brief description of the general underwriting standards used by FUNB Delaware. Supervision of all FUNB Delaware underwriting and administrative functions are conducted from its headquarters in Wilmington, Delaware and Charlotte, North Carolina. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted.

         The FUNB Delaware objective in originating and underwriting mortgage loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary underwriting policy is to analyze the applicant's creditworthiness. Creditworthiness is assessed by examination of a number of factors, which include calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (1) the monthly payment under the related prior mortgages,
(2) the monthly payment on the loan applied for and (3) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 3% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 6 months of the date of calculation. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

         The second underwriting policy for mortgage loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. Generally, FUNB Delaware confirms the value of the property by appraisals performed by independent appraisers. If an appraisal is not required to be obtained for a Mortgage Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, an automated valuation method (AVM) assessment or tax assessments. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

         FUNB Delaware uses several procedures to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. FUNB Delaware may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

         To verify an applicant's employment status, FUNB Delaware may obtain recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs, may telephone the applicant's employer or obtain written verification from the employer.

         FUNB Delaware will not close a mortgage loan prior to receiving evidence that the property securing the loan is insured. It is a requirement that the insurance carrier name FUNB Delaware as a loss payee under the insurance policy.

         In August 1999, Wachovia Corporation undertook a strategic initiative to align consumer lending underwriting criteria between FUNB Delaware, First Union National Bank, First Union Mortgage Finance, and The Money Store. The objective of this strategic initiative was to ensure similarly situated customers coming to Wachovia Corporation through like delivery channels would receive similar underwriting consideration. This alignment initiative resulted in significantly revised underwriting criteria related to, but not limited to, credit grade, borrower bankruptcy and foreclosure treatment, derogatory credit considerations, and acceptable collateral valuation methods.

                         DESCRIPTION OF THE CERTIFICATES

         The certificates will be issued pursuant to a pooling and servicing agreement dated as of November 30, 2001 among the depositor, the transferor, trustee, the certificate administrator and the custodian. A copy of the pooling and servicing agreement will be included as an exhibit to a Current Report on Form 8-K to be filed by the depositor on behalf of the trust. The following summaries describe material provisions of the certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the certificates and the pooling and servicing agreement. Terms used in this prospectus supplement and not otherwise defined will have the meanings set forth in the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

DESIGNATIONS

Class A Certificates

o        Class A-1 Certificates
o        Class A-2 Certificates

o        Class A-3 Certificates

Class M Certificates

o        Class M-1 Certificates
o        Class M-2 Certificates

Class B Certificates

o        Class B-1 Certificates
o        Class B-2 Certificates

Offered Certificates

o        Class A-1 Certificates
o        Class A-2 Certificates
o        Class A-3 Certificates
o        Class M-1 Certificates
o        Class M-2 Certificates
o        Class B-1 Certificates

Non-Offered Certificates

o        Class B-2 Certificates
o        Class X Certificates
o        Class R Certificates


Underwritten Certificates

o        Class A-1  Certificates
o        Class A-2 Certificates
o        Class B-1 Certificates


         The certificates represent beneficial interests in the trust only and will not represent obligations of the depositor, the originator, the seller, the transferor, the trustee, the certificate administrator, the custodian or any of their respective affiliates. The offered certificates will be issued in book-entry form in minimum denominations of $25,000 original principal amount and integral multiples of $1,000 in excess of $25,000.

         Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of the certificate administrator or, at the election of the certificate administrator, at the office of a certificate registrar appointed by the certificate administrator. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The assets of the trust will consist of:

         o   the loans;

         o   payments received on the loans after the cut-off date;

         o with respect to the class A-2 certificates only, a cap agreement and related supplemental interest payments;

         o all rights under any insurance policy covering a loan or the related mortgaged property; and

         o property and any proceeds thereof acquired by foreclosure of a loan, deed in lieu of foreclosure or a comparable conversion.

DISTRIBUTIONS ON THE CERTIFICATES

         On the 25th day of each month or, if the 25th day is not a business day, the first business day immediately following, commencing in January 2002, until the class principal balance of each class of certificates has been reduced to zero, the certificate administrator (or a paying agent selected by the certificate administrator that meets the criteria specified in the pooling and servicing agreement) will be required to distribute to the persons in whose name a certificate is registered, on the related record date, the holder's percentage interest multiplied by the amount available to be paid to the respective class of certificates for the applicable distribution date. The record date with respect to each distribution date is at the close of business on the last day of the month immediately preceding the month of the related distribution date, except that with respect to the class A-1 and class A-2 certificates, the record date with respect to each distribution date is the business day immediately prior to such distribution date. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, New York or North Carolina are authorized or obligated by law or executive order to be closed. For so long as the offered certificates are in book-entry form with DTC, the only "Holder" of the Certificates will be Cede & Co. See "--Book-Entry Certificates" in this section.

         Distributions with respect to the certificates will be payable, after payment of particular fees and other amounts pursuant to the pooling and servicing agreement, generally from the following amounts:

         o   receipts on the loans; and

         o monthly advances and payments of compensating interest by the servicer for the loans.

Current Interest

         On each distribution date, to the extent of available funds as further described herein, the holders of each class of certificates will receive an amount equal to the interest accrued at the applicable pass-through rate during the related interest accrual period on the certificate principal balance of such certificate, minus each class' interest percentage of Relief Act shortfalls for such distribution date.

         Interest with respect to the class A-1 and class A-2 certificates will accrue on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or in the case of the first distribution date, from the closing date. Interest with respect to the other offered certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

         The amount of interest each class of certificates is entitled to receive on each distribution date at the related pass-through rate is referred to as the "current interest" for the class.

         Each class of certificates will bear interest for each interest accrual period at a pass-through rate equal to the lesser of:

         o the applicable pass-through rate as noted on the front cover of this prospectus supplement; provided, however, that for each distribution date after the optional termination date, the margin relating to the class A-2 certificates will double and the fixed coupon for the other offered certificates, other than the class A-1 certificates, will increase by 50 basis points; and

         o the then applicable pool cap (or, in the case of the class A-2 certificates, the lesser of the pool cap and the fixed cap).

         If on a particular distribution date, the remaining interest remittance amount is less than the current interest for that class of certificates, the amount of the shortfall, together with interest on the shortfall at the applicable pass-through rate to the extent permitted by law will be carried forward and distributed as described below. Interest shortfall carryforward amounts do not include any supplemental interest.

         If on any distribution date, the pass-through rate for the class A-2 certificates has been reduced by operation of the fixed cap, such class will be entitled to receive a supplemental interest payment to be paid from the cap agreement in an amount equal to the excess of the class A-2 certificate current interest calculated at the pass-through rate without regard to the fixed cap, over the amount payable to the holders of the class A-2 certificates in respect of current interest on such distribution date. The strike price under the cap agreement is equal to 5.10%, and the notional balance thereof will initially be equal to the principal balance of the class A-2 certificates and will decline over time as set forth in Annex B.

INTEREST ALLOCATIONS

         The certificate administrator will apply that portion of the available funds, which represents the Interest Remittance Amount for that distribution date to the payment of any administrative fees of the trust which are due on that distribution date, the trustee will then apply the remaining Interest Remittance Amount to the payment of interest then due on the certificates in the following order of priority:

         (i) first, concurrently, to the holders of the class A-1, class A-2 and class A-3 certificates, the current interest and any interest shortfall carryforward amount for each such class;

         (ii) second, to the holders of the class M-1 certificates, the current interest and any interest shortfall carryforward amount for such class;

         (iii) third, to the holders of the class M-2 certificates, the current interest and any interest shortfall carryforward amount for such class;

         (iv) fourth, to the holders of the class B-1 certificates, the current interest and any interest shortfall carryforward amount for such class; and

         (v) fifth, to the holders of the class B-2 certificates, the current interest and any interest shortfall carryforward amount for such class; and

         (vi) sixth, any remaining Interest Remittance Amount will be applied as described below under "--Application of Monthly Excess Cashflow."

PRINCIPAL ALLOCATIONS

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount in the following amounts and order of priority:

         (i) first, to the holders of the class A-1 certificates, the entire amount of the Principal Distribution Amount, until the certificate balance of the class A-1 certificates has been reduced to zero;

         (ii) second, concurrently, to the holders of the class A-2 and class A-3 certificates, the remaining Principal Distribution Amount, until the certificate balances of the class A-2 and class A-3 certificates have been reduced to zero, such payment to be made pro rata between such classes on the basis of the certificate principal balances of such classes immediately prior to such distribution date;

         (iii) third, if the certificate balance of the class A certificates has been reduced to zero, to the holders of the class M-1 certificates, the remaining Principal Distribution Amount until the certificate balance of the class M-1 certificates has been reduced to zero;

         (iv) fourth, if the certificate balances of the class A and class M-1 certificates have been reduced to zero, to the holders of the class M-2 certificates, the remaining Principal Distribution Amount until the certificate balance of the class M-2 certificates has been reduced to zero;

         (v) fifth, if the certificate balances of the class A and class M certificates have been reduced to zero, to the holders of the class B-1 certificates, the remaining Principal Distribution Amount until the certificate balance of the class B-1 certificates has been reduced to zero;

         (vi) sixth, if the certificate balances of the class A, class M and class B-1 certificates have been reduced to zero, to the holders of the class B-2 certificates, the remaining Principal Distribution Amount until the certificate balance of the class B-2 certificates has been reduced to zero; and

         (vii) seventh, any remaining Principal Distribution Amount will be applied as described Under "--Application of Monthly Excess Cashflow."

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount in the following amounts and order of priority:

         (i) first, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class A certificates,

              (a) to the holders of the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero; and

              (b) to the holders of the class A-2 and class A-3 certificates, such payment to be made pro rata between such classes on the basis of the principal balances of such classes immediately prior to such distribution date, until the principal balances of the class A-2 and class A-3 certificates are reduced to zero;

         (ii) second, to the holders of the class M-1 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class M-1 certificates;

         (iii) third, to the holders of the class M-2 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class M-2 certificates;

         (iv) fourth, to the holders of the class B-1 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class B-1 certificates;

         (v) fifth, to the holders of the class B-2 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class B-2 certificates; and

         (vi) sixth, any remaining Principal Distribution Amount will be applied as described under "-- Application of Monthly Excess Cashflow."

APPLICATION OF MONTHLY EXCESS CASH FLOW

         On each distribution date, the holders of each class of certificates will be entitled to receive distributions to the extent of excess Interest Remittance Amounts and Principal Remittance Amounts in the following order of priority:

         (i) to the class A certificates, any unpaid interest shortfall carryforward amounts for those classes, such payment to be made pro rata among these classes on the basis of the shortfalls for each class;

         (ii) to fund the Accelerated Principal Distribution Amount, if any;

         (iii) to the class M-1 certificates, any unpaid interest shortfalls for that class;

         (iv) to the class M-1 certificates, any unpaid Applied Realized Loss Amount for that class;

         (v) to the class M-2 certificates, any unpaid interest shortfalls for that class;

         (vi) to the class M-2 certificates, any unpaid Applied Realized Loss Amount for that class;

         (vii) to the class B-1 certificates, any unpaid interest shortfalls for that class;

         (viii) to the class B-1 certificates, any unpaid Applied Realized Loss Amount for that class;

         (ix) to the class B-2 certificates, any unpaid interest shortfalls for that class;

         (x) to the class B-2 certificates, any unpaid Applied Realized Loss Amount for that class; and

         (xi) any remainder, to the holders of the class X and class R certificates.

GLOSSARY

         Set forth below are the definitions of principal terms used in this prospectus supplement to help describe the flow of funds on the certificates.

         Accelerated Principal Distribution Amount: For any distribution date, the lesser of:

         (1) the Overcollateralization Deficiency Amount for the distribution date, calculated for this purpose without giving effect to payment of the Accelerated Principal Distribution Amount and prior to taking into account the Applied Realized Loss Amount for the applicable distribution date; and

         (2)      the remaining Interest Remittance Amount set forth in item
                  (vi) under "Interest Allocations" above.

         Applied Realized Loss Amount: For each distribution date, after taking into account all realized losses experienced during the preceding collection period on loans and after taking into account all distributions of principal with respect to the certificates, an amount equal to the excess, if any, of:

         o   the aggregate class principal balance of the certificates, over

         o the aggregate principal balance of the loans as of the end of the related collection period.

         Available Funds: For each distribution date, all amounts received on the trust assets during the related collection period or advanced by the servicer in respect of amounts due on the loans during such collection period, less the servicing fee and reimbursement of the servicer.

         Collection Period: With respect to any distribution date means the period from the second day of the calendar month preceding the month in which such distribution date occurs through the first day of the month in which such distribution date occurs.

         Credit Enhancement Levels: With respect to distributions of principal, the credit enhancement levels are as described below:

                    Class                              Approximate Target Credit
                                                       Enhancement

                     A-1, A-2, A-3                             42.00%

                     M-1                                       29.50%

                     M-2                                       19.50%

                     B-1                                       11.50%

                     B-2                                       2.00%


         Determination Date:  For each month the later of:

         o the third business day preceding the distribution date occurring in that month; and

         o   the seventh business day of that month.

         Excess Proceeds: With respect to any liquidated loan, the excess, if any, of:

         o   the total net liquidation proceeds received on that loan, over

         o the principal balance of the loan as of the date it became a liquidated loan plus 30 days interest on the loan.

         Interest Carry Forward Amount: For any class of certificates and any distribution date the sum of (a) the excess, if any, of the current interest and any Interest Carry Forward Amount for the prior distribution date, over the amount in respect of interest actually distributed on such class on such distribution date and (b) interest on such excess at the applicable pass-through rate (x) with respect to the offered certificates (other than the class A-1 and class A-2 certificates) on the basis of a 360-day year consisting of twelve 30-day months and (y) with respect to the class A-1 and class A-2 certificates, on the basis of the actual number of days elapsed since the prior distribution date.

         Interest Remittance Amount: For any distribution date is that portion of Available Funds allocable to interest collected or advanced during the related collection period, less servicing fees and trust administrative fees and expenses.

         A "liquidated loan" is a defaulted loan as to which all amounts that the servicer reasonably expects to recover on account of the loan have been received.

         Liquidation Proceeds: Cash, including insurance proceeds, proceeds of any foreclosed property, revenues received with respect to the conservation and disposition of a foreclosed property, and any other amounts received in connection with the liquidation of defaulted loans, whether through trustee's sale, foreclosure sale or otherwise.

         A "London banking day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         Net Liquidation Proceeds:  Liquidation proceeds less:

         o   any reimbursements to the servicer, and

         o amounts required to be released to the related obligor pursuant to applicable law.

         Optional Servicer Termination Date: The first distribution date on which the aggregate outstanding principal balance of the loans is less than or equal to 10% of the original principal balance.

         Overcollateralization Amount: For any distribution date, the excess, if any, of:

         (1) the aggregate principal balance of the loans as of the last day of the related collection period, over

         (2) the aggregate class principal balances of the certificates, after taking into account all distributions of principal on that distribution date.

         Overcollateralization Deficiency Amount: For any distribution date, the excess, if any, of:

         (1) the targeted overcollateralization amount for that distribution date, over

         (2) the then current overcollateralization amount after giving effect to all payments previously made to the certificates on that distribution date.

         Overcollateralization Release Amount: With respect to any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such distribution date and
(y) the excess, if any, of (i) the overcollateralization amount of such distribution date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the certificates on such distribution date, over (ii) the Targeted Overcollateralization Amount for such distribution date. With respect to any distribution date on which a Trigger Event is in effect or prior to the Stepdown Date, the overcollateralization release amount will be zero.

         Percentage Interest: With respect to any certificate, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by that certificate and the denominator of which is the original aggregate class principal balance of the respective class of certificates. With respect to a class of certificates, the fraction, expressed as a percentage, the numerator of which is the original class principal balance of that class of certificates and the denominator of which is the original aggregate class principal balance of all classes of certificates.

         Prepayment Period: With respect to any distribution date means the calendar month preceding the month which such distribution date occurs.

         Pool Cap: As to any distribution, the weighted average of the net mortgage interest rates (for each mortgage loan, the applicable interest rate less the sum of the servicing fee the certificate administrator fee, trustee fee and the document custodian collection fee), weighted on the basis of the mortgage loan balances as of the first day of the related collection period.

         Principal Distribution Amount: For each Distribution Date, the sum of
(i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Accelerated Principal Distribution Amount.

         Principal Remittance Amount: For each distribution date, the sum (less certain amounts available for reimbursement of servicing advances and certain other reimbursable expenses), without duplication with respect to the mortgage loans and the immediately preceding collection period, of

                  (1) each scheduled payment of principal received by the servicer on or prior to the determination date, including any advances with respect thereto,

                  (2) all full and partial principal prepayments received by the servicer during the related prepayment period,

                  (3) the principal portion of all insurance proceeds, released mortgaged property proceeds and net liquidation proceeds received by the servicer during the related prepayment period,

                  (4) that portion of the purchase price for any loan purchased by the servicer during the related prepayment period or the depositor which represents principal,

                  (5) any substitution adjustments, received on or prior to the previous determination date and not yet distributed, and

                  (6) any proceeds representing principal received by or on behalf of the trustee in connection with the liquidation or termination of the trust.

         Realized Loss: With respect to each liquidated loan, generally, an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the loan as of the date of such liquidation, minus the net liquidation proceeds relating to such liquidated loan (such net liquidation proceeds to be applied first to the principal balance of the liquidated loan and then to interest thereon).

         Senior Enhancement Percentage: For any distribution date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class M and class B certificates and (ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such distribution date by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related collection period.

         Senior Specified Enhancement Percentage: On any date of determination thereof means approximately 42.00%.

         Shortfall Amounts: The sum of all amounts paid to the certificates with respect to all related:

         o Interest Shortfall Carryforward Amounts for the class M-1, class M-2, class B-1 and class B-2 certificates; and

         o  Applied Realized Loss Amounts.

         Sixty-Day Delinquency Ratio: As of any distribution date and with respect to the loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding principal balances of all loans that were delinquent 60 days or more as of the end of the related collection period (including loans in respect of which the related borrower is in bankruptcy, the related real estate is in the process of foreclosure or has been foreclosed upon but is still in inventory), and the denominator of which is the sum of the principal balances of all the loans as of the end of the related collection period.

         Stepdown Date:  Means the later to occur of:

                  (A) the earlier to occur of (i) the distribution date in January 2005, and (ii) the distribution date on which the aggregate certificate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero;

                  (B) the first distribution date on which the senior enhancement percentage after taking into account distributions of principal to the certificates on such distribution date, is greater than or equal to the senior specified enhancement percentage; and

                  (C) the distribution date when the collateral balance is equal to or less than 50% of the original collateral balance.

         Targeted Overcollateralization Amount: As of the distribution date, (x) prior to the Stepdown Date, approximately 1.00% of the initial balance of the mortgage loans and (y) on and after the Stepdown Date, the greater of (A) approximately 2.00% of the balance of the mortgage loans as of the last day of the related collection period and (B) approximately 0.50% of the initial balance of the mortgage loans.

         Trigger Event: On a distribution date if (i) the Sixty-Day Delinquency Ratio equals or exceeds 35% of the Senior Enhancement Percentage; or (ii) if the aggregate amount of realized losses incurred since the cut-off date through the last day of the related collection period divided by the initial pool balance exceeds the applicable percentages set forth below with respect to such distribution date.

   DISTRIBUTION DATE PERCENTAGE                                PERCENTAGE
   ----------------------------                                ----------

January 25, 2005 to December 26, 2005                             3.25%
January 25, 2006 to December 26, 2006                             4.25%
January 25, 2007 to December 26, 2007                             5.00%
January 25, 2008 and thereafter                                   5.25%

         Upon the occurrence and during the continuance of a trigger event, the targeted overcollateralization amount will equal the targeted overcollateralization amount as of the immediately preceding distribution date and the targeted overcollateralization amount shall never exceed the then aggregate principal balance of the mortgage loans.

REALIZED LOSSES

General

         To the extent that realized losses are experienced, such losses will reduce the aggregate outstanding balance of the loans. Since the overcollateralization amount is the excess, if any, of the aggregate principal balances of the loans over the aggregate class principal balances of the certificates, realized losses will in the first instance reduce the overcollateralization amount.

         The pooling and servicing agreement requires that the overcollateralization amount be initially increased to, and thereafter maintained at, the targeted overcollateralization amount. This increase and subsequent maintenance is intended to be accomplished by the application of excess spread to fund accelerated principal distribution amounts. These accelerated principal distribution amounts, since they are funded from interest collections on the loans but are distributed as principal on the certificates, will increase the related overcollateralization amount.

Application of Excess Spread

         The weighted average loan interest rate is expected to be higher than the weighted average of the pass-through rates on the certificates, plus transaction costs, thus generating excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the certificates. This excess interest will be applied to the extent available, to make accelerated payments of principal to the class or classes then entitled to receive distributions of principal. This application will cause the aggregate class principal balance of the certificates to amortize more rapidly than the loans, resulting in overcollateralization.

         If on any distribution date, after taking into account all realized losses experienced during the prior interest accrual period and the distribution of principal, including the accelerated principal distribution amount, with respect to the certificates on the applicable distribution date, the aggregate class principal balance of the certificates exceeds the aggregate balance of the loans as of the end of the related collection period, then the class principal balance of the certificates will be reduced, (i.e. "written down") so that the level of the overcollateralization amount is zero, rather than negative. This negative level is an "applied realized loss amount" which will be applied as a reduction in the class principal balance of the class B-2, class B-1, class M-2 and class M-1 certificates in reverse order of seniority. The agreement does not permit the "write down" of the class principal balance of the class A-1, class A-2 or class A-3 certificates.

         Once the class principal balance of a class of certificates has been "written down," the amount of the write down will no longer bear interest, nor will this amount thereafter be "reinstated" or "written up," although the amount of this write down may, on future distribution dates, be paid to holders of the certificates which experienced the write down, in direct order of seniority.

OVERCOLLATERALIZATION

         On the closing date, the aggregate principal balances of the underlying loans will exceed the aggregate class principal balances of the certificates by approximately 1.00%. For any distribution date, the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the immediately preceding collection period over the aggregate principal balance of the offered certificates represents the overcollateralization amount. Also, excess spread will be applied to pay principal on the certificates. If losses are realized on the loans and the other forms of credit enhancement have been exhausted, the certificates will not be allocated any losses unless the overcollateralization is eliminated.

SUBORDINATION

         Certain classes of certificates are senior in right of payment to other, subordinated classes. The certificates rank in the following order of priority, from most senior to most subordinated: class A-1, class A-2 and class A-3, class M-1, class M-2, class B-1, class B-2, class X and class R. This subordination will be effected through the priority of payments described above in "--Flow of Funds."

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

         In general, the protection afforded by the credit enhancement is protection for credit risk and not for prepayment risk and does not apply to the supplemental interest.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the certificate administrator will be required to make available to each certificateholder, which will be Cede & Co., as registered holder of each class of offered certificates and the nominee of DTC, unless and until definitive certificates are issued, a statement prepared by the certificate administrator, based in part on information provided by the servicer, which generally will set forth, among other things:

         (1) the amount being distributed to the certificates on the applicable distribution date, in the aggregate and by component and listed separately for the portions relating to each class of certificates;

         (2) the principal distribution amount for the applicable distribution date, in the aggregate and listed separately by component;

         (3) the class current interest requirements for each class of certificates for the applicable distribution date;

         (4) with respect to the class A-2 certificates, LIBOR for the applicable distribution date;

         (5) the pass-through rate for each class of certificates for the applicable distribution date and if the pass-through rate was based on the applicable pool cap, what it would be if based on the pass-through rate as noted on the front cover of this prospectus supplement;

         (6)   the pool cap for the loans for the applicable distribution date;

         (7) with respect to the class A-2 certificates, the amount of the distribution, if any, allocable to supplemental interest and the amount of any unpaid supplemental interest for all prior distribution dates after giving effect to this distribution;

         (8) the overcollateralization amount and the targeted overcollateralization amount for the applicable distribution date;

         (9) the amount of any applied realized loss amount, realized loss amount and unpaid applied realized loss amounts for each class as of the close of the applicable distribution date;

         (10) the class principal balances for each class of certificates after giving effect to the distributions of principal on each class of certificates on the applicable distribution date;

         (11)  the number and aggregate principal balances of loans delinquent

               (a)  31 to 59 days,

               (b)  60 days to 89 days and

               (c) 90 days or more as of the end of the related collection period;

         (12) the number and aggregate principal balances of all loans in foreclosure or other similar proceedings and the number and aggregate principal balance of all loans relating to any REO properties; and

         (13) the number and aggregate principal balances of defaulted loans repurchased at the option of the servicer.

         In the case of information furnished pursuant to clauses (1) through
(3) above, the amounts will be expressed as a dollar amount per certificates with a $25,000 principal denomination.

         The certificate administrator will make the statement to certificateholders available each month via the certificate administrator's internet website. The certificate administrator's internet website will initially be located at "www.firstlinkabs.com". Assistance in using the website can be obtained by calling the certificate administrator's customer service desk at (781) 768-0000. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.

         Within 90 days after the end of each calendar year, the certificate administrator, upon request, will be required to make available to each person who at any time was a holder of certificates during the applicable year, a statement prepared by the certificate administrator containing the information set forth in clauses (1) through (3) above aggregated for the applicable calendar year or, in the case of each person who was a holder of a certificate for a portion of the applicable calendar year, setting forth the information for each month of the applicable calendar year, or such other information as is reasonably requested by a holder of certificates and available to the certificate administrator, which is required in the preparation of such holder's tax returns.

         All reports prepared by the certificate administrator and forwarded to the trustee will be based upon statements supplied to the certificate administrator by the servicer.

BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominees of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective relevant depositary which in turn will hold positions in customers' securities accounts in such relevant depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing original principal balances of $25,000 and integral multiples of $1,000 in excess of $25,000. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing the offered certificates. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

         Certificate owners will receive all distributions of principal of, and interest on, the offered certificates from the certificate administrator through DTC and DTC participants. While the offered certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of the offered certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the applicable business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream,

Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the offered certificates, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to this prospectus supplement.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including the underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, Luxembourg, with respect to the offered certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures.

         Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator not the Cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions, to the extent received by the relevant depositary for Euroclear, with respect to certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions.

         Distributions on the book-entry certificates will be made on each distribution date by the certificate administrator to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the certificate administrator to Cede. Distributions with respect to certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the offered certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

         DTC has advised the certificate administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates, Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

         (1) DTC or the representative advises the certificate administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the servicer or the trustee is unable to locate a qualified successor, or

         (2) the representative, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the certificate administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates and certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the originator, the seller, the servicer, the trustee or the certificate administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

                       THE POOLING AND SERVICING AGREEMENT

         The following summary describes some of the terms of the pooling and servicing agreement. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the attached prospectus form a part. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the pooling and servicing agreement. The following summary supplements, and to the extent inconsistent with the description of the general terms replaces, the description of the general terms and provisions of the pooling and servicing agreement set forth under the heading "The Agreements" in the prospectus.

ASSIGNMENT OF THE LOANS

         Immediately prior to the closing date, First Union National Bank owned the mortgage loans. First Union National Bank at the time of the issuance of the certificates, will sell and assign the loans to the transferor, who will in turn transfer them to the depositor, who will transfer them to the trust. Each loan will be identified in a schedule delivered to the trustee and First Union National Bank, as custodian.

         With respect to each loan, the originator and First Union National Bank will deliver to the custodian the mortgages, the mortgage notes and the other loan documents; although so long as First Union National Bank's long-term unsecured debt is rated at least "A3" by Moody's and "A-" by S&P and no other assignment event (as defined in the pooling and servicing agreement) shall have occurred and be continuing, the custodian shall be entitled to maintain possession of such trustee's loan file as custodian. In the event that the long-term unsecured debt rating of First Union National Bank does not satisfy the above-described standards or another assignment event has occurred and is continuing, the custodian shall no longer be the custodian for the loans and will cause, at its expense, within 30 days after the occurrence of an assignment event, each of the trustee's loan files in its possession pertaining to the loans to be delivered to the trustee or the trustee's bailee. In such capacity, the trustee shall be entitled to a fee, payable from the trust in accordance with the pooling and servicing agreement.

         The custodian will review the loan files in its possession relating to the loans within the period specified in the pooling and servicing agreement and notify the trustee of any material defect discovered in the review. Notwithstanding the foregoing, the custodian shall perform the review required by the Agreement as to the assignments of mortgages and endorsements of the related mortgage note within 150 days from the closing date. If any document required to be included in any trustee's loan file does not bear manual signatures, has not been received or is unrelated to the applicable loan, and this defect is not cured as provided in the pooling and servicing agreement following receipt of notification of the defect by the representative from the certificate administrator, the representative will be required either to repurchase or to replace the affected loan in the manner set forth in the prospectus under the caption "The Agreements--Assignment of Primary Assets."

PAYMENTS ON THE LOANS

         The agreement requires the servicer to establish and maintain one or more principal and interest accounts at one or more designated depository institutions. A designated depository institution is an entity which is an institution whose deposits are insured by either the Bank Insurance Fund, or any successor or the Savings Association Insurance Fund, or any successor administered by the Federal Deposit Insurance Corporation and any successor, the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by S&P and "A2" or better by Moody's, and in the highest short-term rating category by S&P and Moody's, and which is either:

         o a federal savings association duly organized, validly existing and in good standing under the federal banking laws,

         o an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

         o a national banking association duly organized, validly existing and in good standing under the federal banking laws, or a principal subsidiary of a bank holding company, in each case acting or designated by the servicer as the depository institution for the principal and interest account. The principal and interest account may be held with First Union National Bank and its affiliates, and First Union National Bank may commingle the cash with its other funds for specified periods, for so long as:

         o     the servicer remains an affiliate of First Union National Bank,

         o no event of default under the pooling and servicing agreement shall have occurred and be continuing, and

         o First Union National Bank maintains a short-term rating of at least "A-1" by S&P and "P-1" by Moody's and for five business days following any reduction, suspension, termination or withdrawal of either rating.

         All funds in the principal and interest account are required to be held:

         o uninvested, up to the limits insured by the Federal Deposit Insurance Corporation, or

         o invested in permitted instruments, which are specified in the pooling and servicing agreement and will be limited to investments that meet the criteria of S&P and Moody's as being consistent with their respective then-current ratings of the offered certificates.

         Any investment earnings on funds held in the principal and interest account are for the account of the servicer.

         The servicer is required to deposit in the applicable principal and interest account, within 24 hours of receipt:

         o all payments received after the cut-off date on account of interest on the related loans, net of the servicing fee and other servicing compensation payable to the servicer as permitted by the pooling and servicing agreement,

         o all payments received after the cut-off date on account of principal on the related loans,

         o any amounts paid in connection with the repurchase of a related loan and the amount of any adjustment for substituted loans, and

         o the amount of any losses incurred in connection with investments in permitted instruments.

         No later than each determination date, the servicer will withdraw from the applicable principal and interest account and remit to the certificate administrator for deposit in the applicable certificate account, the available remittance amount for the related distribution date that is net of compensating interest and monthly advances and certain amounts reimbursable to the trustee, the custodian and the certificate administrator under the pooling and servicing agreement.

         Not later than the close of business on each determination date, the servicer also will remit to the certificate administrator for deposit in the applicable certificate account any monthly advance and/or compensating interest payments for the upcoming distribution date.

         The servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of:

         o the preservation, restoration and protection of the mortgaged property or other collateral,

         o any enforcement or judicial proceedings, including foreclosures, and

         o the management and liquidation of mortgaged property acquired in satisfaction of the related mortgage.

Each expenditure will constitute a "servicing advance." The servicer is obligated to make the servicing advances incurred in the performance of its servicing obligations. The servicer may recover servicing advances from future collections on the loans. The servicer is not required to make servicing advances on any loan which it determines, in good faith, would be nonrecoverable from amounts received in respect of the related loan.

MONTHLY ADVANCES

         The servicer is required to remit to the certificate administrator no later than each determination date for deposit in the applicable certificate account scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan that is an actuarial loan. The servicer is not required to make monthly advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the related loan.

         Monthly advances are reimbursable in the first instance from late collections of principal, interest, liquidation proceeds, insurance proceeds and released mortgaged property proceeds collected with respect to the related loan as to which the monthly advances were made. The servicer's right to reimbursement for advances in excess of the related amounts is limited to late collections of principal and interest received on the loans generally; provided, however, that the servicer's right to reimbursement is subordinate to the rights of the certificateholders. Monthly advances are intended to provide sufficient funds for the payment of the interest to the certificateholders at the then applicable pass-through rates, plus an additional amount, if any, required to pay the fees and expenses of the transaction parties. The servicer is also not required to make advances to compensate for reductions in payments due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Additionally, the servicer is not required to make advances on simple interest loans.

COMPENSATING INTEREST

         The servicer is required to make payments of compensating interest to the trust in respect to prepaid mortgage loans. For any distribution date, compensating interest is an amount equal to the interest at the mortgage interest rate for such mortgage loan on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month, subject to a cap of the servicing fee earned in such month. The servicer will not be required to make payments of compensating interest in excess of the servicing fee. The servicer will not cover a prepayment interest shortfall on any mortgage loan that is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

CALCULATION OF LIBOR

         The certificate administrator will determine LIBOR commencing on the second LIBOR business day preceding each distribution date, or in the case of the first interest accrual period, two business days prior to the closing date, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR determination date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the one month index maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR determination date to prime banks in the London interbank market by the reference banks. The certificate administrator will request the principal London office of each reference bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the certificate administrator, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for loans in U.S. dollars to leading European banks having the one-month index maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous interest accrual period.

         The establishment of LIBOR on each LIBOR determination date by the certificate administrator and the certificate administrator's calculation of the rate of interest applicable to the certificates for the related distribution date shall, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the certificate administrator at (704) 383-9568.

         A LIBOR business day is a day which is both a business day and a day on which dealings in dollar-denominated deposits are transacted in the London interbank market.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicer is entitled to a servicing fee of 0.50% per annum of the unpaid principal balance of each loan which is secured by a first lien, and 0.75% per annum of the unpaid principal balance of each loan which is secured by a junior lien, (the weighted average servicing fee is approximately 0.548% per annum of the unpaid principal balance of the loans as of the cut-off date) calculated and paid monthly from the interest portion of monthly payments, liquidation proceeds and other proceeds collected. See "The Agreements--Servicing and Other Compensation and Payment of Expenses" in the Prospectus.

REMOVAL AND RESIGNATION OF SERVICER

         The holders of a majority in interest of the aggregate class principal balance of the certificates, by notice in writing to the servicer, may, pursuant to the pooling and servicing agreement, remove the servicer upon the occurrence of any of the following events of default.

         (1)      (A)      the failure by the servicer to make any required
                           servicing advance, to the extent this failure materially or adversely affects the interests of the certificateholders;

                  (B) the failure by the servicer to make any required monthly advance;

                  (C) the failure by the servicer to remit any compensating interest;

                  (D) any failure by the servicer to remit to certificateholders, or to the certificate administrator for the benefit of the certificateholders, any payment required to be made under the terms of the pooling and servicing agreement which continues unremedied, in the case of the events described in clauses (1)(A) and (1)(C) for 30 days, after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by any certificateholder; or

         (2) failure by the servicer or the representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the servicer or the representative, as set forth in the pooling and servicing agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the servicer or the representative, as the case may be, by the trustee or to the servicer or the representative, as the case may be, and the trustee by any certificateholder; or

         (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and the decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

         (4) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

         (5) the servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         The servicer may not assign the pooling and servicing agreement nor resign from the obligations and duties imposed by the pooling and servicing agreement on it except by mutual consent of the servicer, the trustee and the majority certificateholders, or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or administrative determination and the incapacity cannot be cured by the servicer. No resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

         Upon removal or resignation of the servicer and otherwise in accordance with the pooling and servicing agreement, the certificate administrator will be the successor servicer. If, however, the certificate administrator is unable or unwilling to act as successor servicer, the certificate administrator may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to S&P and Moody's having a net worth of not less than $15,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

         Additionally, at any time prior to the occurrence of an event of default, the initial holder of the class X certificates may require the servicer to appoint a sub-servicer for one or more specific loans, or replace HomEq Servicing Corporation as servicer with an entity named by such certificateholder that is satisfactory to S&P and Moody's and has been designated at least a select servicer by S&P. Any successor servicer will be required to assume all of the rights and obligations of the servicer under the pooling and servicing agreement and will be entitled to receive the servicing fee and other servicing compensation as permitted by the pooling and servicing agreement. In the event of a transfer of more than 50% of the class X certificates by the initial holder to subsequent class X certificateholders, or the upon occurrence of an event of default, the holder of the class X certificates will no longer have this right and any replacement servicer will be appointed as described above.

TERMINATION; PURCHASE OF LOANS

         The trust will terminate upon distribution to the certificateholders of amounts due them following the earlier to occur of

         o the final payment or other liquidation of the last loan remaining in the trust or the disposition of all REO property,

         o the optional purchase of the assets of the trust by the servicer, as described below or

         o the occurrence of a "qualified liquidation" of the trust, as permitted by the REMIC provisions of the code as described below; provided, however, that in no event will the trust terminate later than twenty-one years after the death of the last survivor of the person named in the pooling and servicing agreement.

         Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the loans are less than or equal to 10% of the original principal balance the servicer may, at its option, purchase, on any succeeding distribution date, all of the loans and any related REO Properties at a price equal to the termination price relating to the trust.

         Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code, at any time on or after the date which is 30 calendar days following such final determination the majority certificateholders may direct the trustee on behalf of the trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to the related REMIC. Upon receipt of such direction by the applicable majority certificateholders (as defined in the pooling and servicing agreement) the certificate administrator will notify the holders of the class R certificates of such election to liquidate. The holders of a majority of the percentage interest of the class R certificates then outstanding may, within 60 days from the date of receipt of the termination notice, at their option, purchase from the trust all the loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any loan then remaining in the REMIC at a purchase price equal to the termination price of the trust.

         If, during a purchase option period, the holders of the class R certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the purchase option period in the event that the majority certificateholders have given the trustee the direction described above, the trustee is required to sell the applicable loans and such other property in the related REMIC and distribute the proceeds of the liquidation of such REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of such REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the majority certificateholders shall permit or direct in writing, after the expiration of the purchase option period.

         Following a final determination, the holders of a majority of the percentage interest of the class R certificates then outstanding may, at their option and upon delivery to the trustee and certificate administrator of an opinion of nationally recognized tax counsel selected by the holders of such class R certificates, which opinion shall be reasonably satisfactory in form and substance to the majority certificateholders, that the effect of the final determination is to increase substantially the probability that the gross income of the related REMIC will be subject to federal taxation, purchase from the trust all loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any loan then remaining in the related REMIC at a purchase price equal to the termination price of the trust. The foregoing opinion shall be deemed satisfactory unless the majority certificateholders give the holders of a majority of percentage interests in the class R certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

         If the trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the trust is treated as a grantor trust or a partnership, such trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such trust had not been revoked. However, if the trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the certificates would probably not be deductible in computing such trust's taxable income, and all or part of the distributions to the holders of such certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the holders of the certificates and such certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the class R certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all classes of certificates pro rata in proportion to the outstanding principal balances of such classes.

THE TRUSTEE

         Citibank, N.A. will be the trustee under the pooling and servicing agreement. The trustee is a national banking corporation. The trustee will have the duties, responsibilities and requirements as set forth in the pooling and servicing agreement. The trustee and any of its affiliates may hold certificates in its own name or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the trustee acting jointly, or in some instances, the trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee, as applicable.

         The trustee's corporate trust office is located, for certificate transfer purposes, at 111 Wall St., New York, New York 10005, Attn: Corporate Trust Services - RAFC Asset-Backed Trust 2001-1. Offered certificates may be surrendered at the corporate trustee office or at any other address as the trustee may designate from time to time. The originator, the seller, the depositor, the servicer, the certificate administrator, and their respective affiliates may have other banking relationships with the trustee and its affiliates in the ordinary course of their business.

         The trustee may resign at any time, in which event the certificate administrator will be obligated to appoint a successor to the trustee. The certificate administrator may also remove the trustee if it ceases to be eligible to continue in that capacity under the pooling and servicing agreement, becomes legally unable to act or becomes insolvent. In these circumstances, the certificate administrator will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor to the trustee will not become effective until acceptance of the appointment by the successor.

THE CERTIFICATE ADMINISTRATOR

         First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, will perform some of the administrative functions on behalf of the trust, as set forth in the pooling and servicing agreement. The certificate administrator will be paid a fee for its services as set forth in the pooling and servicing agreement.

THE CUSTODIAN

         First Union National Bank will be the custodian of the loans. In this capacity, it will retain the files relating to the loans and will hold the files in a segregated area maintained initially at the representative's offices located in Sacramento, California. The custodian will be paid a fee for its services as set forth in the pooling and servicing agreement. See "Risk Factors--Our Parent's Insolvency May Result In Others Owning the Trust's Assets" in this prospectus supplement.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates is to be considered only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates.

         One or more elections will be made to treat certain assets of the trust as one or more REMICs for federal income tax purposes. Dewey Ballantine LLP, as special tax counsel, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as one or more REMICs for federal income tax purposes. Except as discussed below under "The Class A-2 Certificates," each of the offered certificates will be designated as a "regular interest" in a REMIC. Each of the class R interests will be designated as the sole "residual interest" in a REMIC. The class R certificate is a "REMIC Residual Certificate" for purposes of the Prospectus.

         Except as discussed below under "The Class A-2 Certificates," the offered certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Material Federal Income Tax
Consequences--REMIC Securities" in the Prospectus.

         The offered certificates will be treated as debt instruments for federal income tax purposes. Beneficial owners of the certificates will be required to report income on such certificates in accordance with the accrual method of accounting. It is not anticipated that the certificates will be issued with original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus. The prepayment assumption for calculating original issue discount is 28% CPR. See "Prepayment and Yield Considerations" herein.

The Class A-2 Certificates

          Holders of the class A-2 certificates will be treated for federal income tax purposes as owning two separate investments: (i) a REMIC regular interest, and (ii) the right to receive supplemental interest payments. Holders of the class A-2 certificates must allocate the purchase price of their certificates between these two investments based on their relative fair market values.

          For purposes of calculating accruals of original issue discount, if any, with respect to the class A-2 certificates, the purchase price allocated to the REMIC regular interest portion of the holder's investment will be the issue price of the class A-2 certificate.

         If, on any distribution date, the pass-through rate for the class A-2 certificates has been reduced by operation of the fixed cap, holders of class A-2 certificates will be entitled to receive a supplemental interest payment, to be paid from the cap agreement that is held by the trust. Each supplemental interest payment will be an amount equal to the excess of the class A-2 certificate current interest calculated at the pass-through rate without regard to the pool cap, over the amount actually paid to the holders of class A-2 certificates in respect of current interest on such distribution date.

         The proper federal income tax treatment of the right to receive supplemental interest payments is not clear, and special tax counsel cannot make a reliable estimation of the degree of certainty of treatment among several possible treatments and unknown other treatments the Internal Revenue Service may apply. Special tax counsel believes that a likely treatment of the right to receive supplemental interest payments is as a notional principal contract. The Trust intends to treat the right to receive supplemental interest payments as a notional principal contract for federal income tax purposes. Treasury Regulations under section 446 of the Code relating to notional principal contracts provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Assuming treatment as a notional principal contract, supplemental interest payments will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the supplemental interest payments will be treated as a non-periodic payment under these regulations. This non-periodic payment may be amortized using several methods, including the level payment method described in these regulations.

         Alternative federal income tax characterization of the right to receive supplemental interest payments is possible, including treatment as indebtedness or as an interest in a partnership. Foreign holders of the class A-2 certificates may be subject to withholding in respect of supplemental interest payments in the event that such payments are treated as indebtedness or as an interest in a partnership. The amount, timing, and character of the income and deductions for an owner of the right to receive supplemental interest payments would differ if the right to receive Supplemental Interest were held to constitute indebtedness or an interest in a partnership, but for most investors in most circumstances, those differences would not be material. Because the Trust will treat the right to receive supplemental interest payments as a notional principal contract, the Trustee will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the right to receive supplemental interest payments. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the class A-2 certificates.

                            STATE TAX CONSIDERATIONS

         Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal laws and this discussion does not purport to describe any aspect to the income tax laws of any state or locality. Therefore, potential certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

         The Employment Retirement Income Security Act of 1974, as amended, imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

         In addition, benefit plans subject to ERISA, individual retirement accounts and certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and entities in which such plans or accounts are invested are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the code. The originator, the certificate administrator, the underwriters, the trustee, the custodian, and the servicer and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a plan. If so, the acquisition, or holding or transfer of offered certificates by or on behalf of such plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the code unless an exemption is available. Furthermore, if an investing plan's assets were deemed to include an interest in the loans and any other assets of the trust and not merely an interest in the related offered certificates, transactions occurring in the servicing of the loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to the acquisition and holding of the offered certificates or to the servicing of the loans is noted below.

         The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. Thus, a plan fiduciary considering an investment in offered certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the code.

         The DOL has granted administrative exemptions to a number of underwriters and their affiliates, including Wachovia Corporation, the ultimate parent of First Union Securities, Inc. (Prohibited Transaction Exemption 96-22, as amended by PTE 97-34 and as recently further amended by PTE 2000-58), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations such as the loans, that meet the conditions and requirements of the exemption, which may be applicable to the offered certificates if Wachovia Corporation or any of its affiliates (including First Union Securities, Inc.) is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the exemption to apply to the purchase, holding and transfer of the offered certificates which are backed by fully-secured loans are the following:

         (1) The acquisition of the offered certificates by a plan is on terms (including the price for the offered certificates) that are at least as favorable to the plan as they would be in an arm's length transaction with an unrelated party.

         (2) The offered certificates acquired by the plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from any of Moody's or S&P and the investment pool consists only of assets of the type enumerated in the exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the four highest generic rating categories by an authorized rating agency for at least one year prior to a plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than plans for at least one year prior to a plan's acquisition of the offered certificates.

         (3) The sum of all payments made to the underwriters in connection with the distribution of the offered certificates represents not more than reasonable compensation for distributing the offered certificates. The sum of all payments made to and retained by the originator and the seller pursuant to the sale of the loans to the trust represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer or any other servicer represents not more than reasonable compensation for such services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

         (4) The trustee must not be an affiliate of any member of the restricted group as defined below.

         In addition, it is a condition that the plan investing in the underwritten certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any plan investor purchasing underwritten certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

         No exemption is provided from the restrictions of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who is a fiduciary with respect to the assets of such excluded plan. For purposes of the exemption, an excluded plan is a plan sponsored by any member of the restricted group, which consists of the depositor, the underwriters, the trustee, the servicer, any other servicers, any obligor with respect to loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such trust and any affiliate of such parties. In addition, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire underwritten certificates and the fiduciary (or its affiliate) is an obligor on any loan held in the trust provided that, among other requirements:

         (1) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the loans contained in the trust;

         (2) the Plan's investment in the offered certificates does not exceed 25% of all of the underwritten certificates of such class outstanding at the time of the plan's acquisition and after the plan's acquisition of such underwritten certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity and

         (3) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates, and at least 50% of the aggregate interests in the trust, are acquired by persons independent of the restricted group.

         It is expected that the exemption should apply to the acquisition and holding of the offered certificates by plans and that the conditions of the exemption other than those within the control of the investors should be met. However, as the rating requirement applies at the time of acquisition of an underwritten certificate by a plan at both initial offering and in secondary market transactions, a plan investor purchasing a class B-1 certificate must satisfy itself that the rating of such certificates at the date of acquisition is at least "BBB-".

         Any plan that acquires a class A-2 certificate will have acquired, for purposes of ERISA, two separate investments: (i) the class A-2 certificate exclusive of any interest in the interest rate cap agreements and related supplement interest payments, and (ii) a separate interest relating solely to the interest rate cap agreements and related supplemental interest payments (the "cap agreement interest"). The exemption does not apply to the acquisition, holding or resale of the cap agreement interest. Accordingly, the acquisition of the cap agreement interest could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the cap agreement interest, including, but not limited to: (i) Prohibited Transaction Class Exemption

("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts;
(iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; (iv) PTCE 96-23, regarding transactions negotiated by in-house asset managers or (v) PTCE 75-1, Part II, regarding principal transactions by broker-dealers. It is believed that the conditions of the PTCE 75-1, Part II will be met with respect to the acquisition of the cap agreement interest by a plan, so long as the underwriter is not a fiduciary with respect to the plan (and is not a party in interest with respect to the plan by reason of being a participating employer or affiliate thereof). Before purchasing class A-2 certificates based on an administrative exemption (or exemptions), a fiduciary of a plan should determine whether the conditions of such exemption (or exemptions) would be met and whether the scope of the relief provided by such exemption (or exemptions) would cover all acts that might be construed as prohibited transactions.

         Before purchasing an offered certificate in reliance on the exemption, a fiduciary of a plan should confirm that all applicable requirements would be satisfied. Any plan fiduciary considering the purchase of an offered certificate should consult with its counsel with respect to the potential applicability of ERISA and the code to such investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the underwritten certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. Special caution ought to be exercised before a plan purchases an offered certificate in such circumstances. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

         There may be restrictions on the ability of particular investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. In addition, the offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for the investors.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement for the sale of the underwritten certificates, dated December 19, 2001, the depositor, on behalf of the originator, has agreed to sell and the underwriters have agreed to purchase the principal amount of each class of underwritten certificates set forth below its name.




                                    FIRST UNION            LOOP CAPITAL     UTENDAHL CAPITAL
                                   SECURITIES, INC.        MARKETS LLP        PARTNERS, L.P.         TOTAL
          ---------                ----------------       -------------     ----------------     ------------
          Class A-1                     $53,351,000                  --                  --       $53,351,000
          Class A-2                      77,000,000           4,000,000           4,000,000        85,000,000
          Class B-1                      35,567,000                  --                  --        35,567,000
          Total                        $165,918,000          $4,000,000          $4,000,000      $173,918,000
                                                             ==========          ==========      ============

         The depositor has been advised by the underwriters that they propose initially to offer the underwritten certificates to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. This prospectus supplement and the prospectus may be used by them in connection with offers and sales related to market-making transactions. They may act as principal or agent in the transactions.

         First Union Securities, Inc. is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries under the trade name of Wachovia Securities. Any references to Wachovia Securities, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc.

         The depositor has agreed to indemnify the underwriters against specific liabilities, including liabilities under the Securities Act of 1933, as amended.

         The underwriters may provide investment banking and other services for the depositor for which it will receive additional compensation.

         The class A-3, class M-1, and class M-2 certificates will be transferred to First Union National Bank on the closing date. Wachovia Securities has agreed to solicit offers for the purchase of these securities on a best efforts basis at prices to be determined at the time of sale.

         The depositor, the originator, and First Union National Bank are affiliates of Wachovia Securities. Wachovia Securities or agents and their associates may be customers of, including borrowers from, engage in transactions with, and/or perform services for the depositor, its affiliates and the trustee in the ordinary course of business.

                                     RATINGS

         It is a condition to their issuance that the offered certificates be rated by Standard and Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") as follows:

CLASS                                                     S&P           Moody's
-----                                                     ---           -------
Class A-1.................................                A-1+            P-1
Class A-2..................................                AAA            Aaa
Class A-3..................................                AAA            Aaa
Class M-1..................................                AA             Aa2
Class M-2..................................                 A              A2
Class B-1..................................                BBB            Baa2


         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any class of the offered certificates. In general, the ratings of the offered certificates address credit risk and do not address the likelihood or the rate of principal prepayments. The ratings of the offered certificates by S&P and Moody's do not reflect the likelihood of payment of any supplemental interest.

                                  LEGAL MATTERS

         Some of the legal matters relating to the originator and the seller will be passed upon by Bruce Hurwitz, Esq., counsel to the originator and the seller. Some legal matters relating to the validity of the issuance of the certificates will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Dewey Ballantine LLP also will render opinions relating to the material federal income tax consequences associated with the purchase, ownership and disposition of the certificates.

                                     ANNEX A
               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

         Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. Investors in the global securities may hold such global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective European depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective European depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior asset-backed Securities issues in same-day funds.

         Trading Between Clearstream, Luxembourg And/Or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller And Clearstream, Luxembourg Or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective European depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream, Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (A) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or

                  Euroclear accounts) in accordance with the clearing system's customary procedures;

         (B) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (C) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S. ) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The global securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of an offered certificate that is for United States federal income tax purposes

         o   a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of an offered certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                     ANNEX B
                   NOTIONAL AMOUNT SCHEDULE FOR CAP AGREEMENT



   Distribution Date          Notional Amount                Distribution Date         Notional Amount
   ----------------------  -------------------               ---------------------  -------------------
   Initial Notional Amount     $85,000,000.00                February 26, 2007          $21,923,245.30
   January 25, 2002             85,000,000.00                March 26, 2007              21,515,845.30
   February 25, 2002            85,000,000.00                April 25, 2007              21,115,464.25
   March 25, 2002               84,922,537.71                May 25, 2007                20,721,984.67
   April 25, 2002               83,021,973.73                June 25, 2007               20,335,291.00
   May 28, 2002                 81,153,467.52                July 25, 2007               19,955,269.59
   June 25, 2002                79,316,487.06                August 27, 2007             19,581,808.69
   July 25, 2002                77,510,509.07                September 25, 2007          19,214,798.39
   August 26, 2002              75,735,018.92                October 25, 2007            18,854,130.58
   September 25, 2002           73,989,510.45                November 26, 2007           18,499,698.98
   October 25, 2002             72,273,485.85                December 26, 2007           18,151,399.03
   November 25, 2002            70,586,455.51                January 25, 2008            17,809,127.92
   December 26, 2002            68,927,937.91                February 25, 2008           17,472,784.55
   January 27, 2003             67,297,459.46                March 25, 2008              17,142,269.47
   February 25, 2003            65,694,554.36                April 25, 2008              16,817,484.89
   March 25, 2003               64,118,764.53                May 27, 2008                16,498,334.65
   April 25, 2003               62,569,639.42                June 25, 2008               16,184,724.16
   May 27, 2003                 61,046,735.91                July 25, 2008               15,876,560.42
   June 25, 2003                59,549,618.19                August 25, 2008             15,573,751.95
   July 25, 2003                58,077,857.65                September 25, 2008          15,276,208.79
   August 25, 2003              56,631,032.75                October 27, 2008            14,983,842.49
   September 25, 2003           55,208,728.87                November 25, 2008           14,696,566.04
   October 27, 2003             53,810,538.28                December 26, 2008           14,414,293.88
   November 25, 2003            52,436,059.94                January 26, 2009            14,136,941.88
   December 26, 2003            51,084,899.45                February 25, 2009           13,864,427.29
   January 26, 2004             49,756,668.89                March 25, 2009              13,596,668.73
   February 25, 2004            48,450,986.78                April 27, 2009              13,333,586.18
   March 25, 2004               47,167,477.89                May 26, 2009                13,075,100.95
   April 26, 2004               45,905,773.21                June 25, 2009               12,821,135.63
   May 25, 2004                 44,665,509.82                July 27, 2009               12,571,614.13
   June 25, 2004                43,446,330.79                August 25, 2009             12,326,461.59
   July 26, 2004                42,247,885.07                September 25, 2009          12,085,604.41
   August 25, 2004              41,069,827.40                October 26, 2009            11,848,970.19
   September 27, 2004           39,911,818.25                November 25, 2009           11,622,813.47
   October 25, 2004             38,773,523.66                December 28, 2009           11,400,590.91
   November 26, 2004            37,654,615.20                January 25, 2010            11,182,236.40
   December 27, 2004            36,554,769.87                February 25, 2010           10,967,684.92
   January 25, 2005             35,473,669.99                March 25, 2010              10,756,872.53
   February 25, 2005            34,413,462.98                April 26, 2010              10,549,736.35
   March 25, 2005               33,532,777.35                May 25, 2010                10,346,214.53
   April 25, 2005               32,926,516.92                June 25, 2010               10,146,246.26
   May 25, 2005                 32,330,596.59                July 26, 2010                9,949,771.74
   June 27, 2005                31,744,843.99                August 25, 2010              9,756,732.14
   July 25, 2005                31,169,089.57                September 27, 2010           9,567,069.62
   August 25, 2005              30,603,166.59                October 25, 2010             9,380,727.32
   September 26, 2005           30,046,911.07                November 26, 2010            9,197,649.28
   October 25, 2005             29,500,161.72                December 27, 2010            9,017,780.50
   November 25, 2005            28,962,759.93                January 25, 2011             8,841,066.88
   December 27, 2005            28,434,549.71                February 25, 2011            8,667,455.23
   January 25, 2006             27,915,377.64                March 25, 2011               8,496,893.23
   February 27, 2006            27,405,092.84                April 25, 2011               8,329,329.42
   March 27, 2006               26,903,546.93                May 25, 2011                 8,164,713.22
   April 25, 2006               26,410,593.96                June 27, 2011                8,002,994.87
   May 25, 2006                 25,926,090.43                July 25, 2011                7,844,125.45
   June 26, 2006                25,449,895.16                August 25, 2011              7,688,056.83
   July 25, 2006                24,981,869.35                September 26, 2011           7,534,741.70
   August 25, 2006              24,521,876.48                October 25, 2011             7,384,133.53
   September 25, 2006           24,069,782.27                November 25, 2011            7,236,186.56
   October 25, 2006             23,625,454.68                December 27, 2011            7,090,855.79
   November 27, 2006            23,188,763.86                January 25, 2012             6,948,096.97
   December 26, 2006            22,759,582.07                February 27, 2012            6,807,866.60
   January 25, 2007             22,337,783.73                March 26, 2012                          0


PROSPECTUS
--------------------------------------------------------------------------------

RESIDENTIAL ASSET FUNDING CORPORATION          Asset-Backed Securities   Sponsor
                                                            Issuable in Series
--------------------------------------------------------------------------------


 --------------------------------------

  YOU SHOULD READ THE SECTION ENTITLED                    THE SECURITIES
  "RISK FACTORS" STARTING ON PAGE 3 OF
  THIS PROSPECTUS AND CONSIDER THESE                      o  will be issued from time to time in series,
  FACTORS BEFORE MAKING A DECISION TO
  INVEST IN THE SECURITIES.                               o  will consist of either asset-backed
                                                             certificates or asset-backed notes,

                                                          o  will be issued by a trust or other special
  Retain this prospectus for future                          purpose entity established by the sponsor,
  reference.  This prospectus may not
  be used to consummate sales of                          o  will be backed by one or more pools of mortgage
  securities unless accompanied by the                       loans or manufactured housing contracts held
  prospectus supplement relating to                          by the issuer, and
  the offering of the securities.
                                                          o  may have one or more forms of credit
                                                             enhancement, such as insurance policies or
                                                             reserve funds.
--------------------------------------------




                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                          FIRST UNION SECURITIES, INC.

                 The date of this prospectus is October 30, 2001

                                TABLE OF CONTENTS



SUMMARY OF PROSPECTUS.............................................................................................1


RISK FACTORS......................................................................................................3


THE SPONSOR.......................................................................................................6


USE OF PROCEEDS...................................................................................................6


DESCRIPTION OF THE SECURITIES.....................................................................................6

   PAYMENTS OF INTEREST...........................................................................................7
   PAYMENTS OF PRINCIPAL..........................................................................................7
   FINAL SCHEDULED DISTRIBUTION DATE..............................................................................7
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION...................................................................8
   MANDATORY TERMINATION; AUCTION SALE............................................................................8
   DEFEASANCE.....................................................................................................8
   WEIGHTED AVERAGE LIFE OF THE SECURITIES........................................................................8
   FORM OF SECURITIES.............................................................................................9

THE TRUST FUNDS..................................................................................................12

   THE MORTGAGE LOANS............................................................................................13
   THE CONTRACTS.................................................................................................16
   PRIVATE SECURITIES............................................................................................17
   ACCOUNTS......................................................................................................19
   COLLECTION AND DISTRIBUTION ACCOUNTS..........................................................................19
   PRE-FUNDING ACCOUNT...........................................................................................19

CREDIT ENHANCEMENT...............................................................................................20

   SUBORDINATE SECURITIES........................................................................................20
   INSURANCE.....................................................................................................20
   RESERVE FUNDS.................................................................................................21
   MINIMUM PRINCIPAL PAYMENT AGREEMENT...........................................................................22
   DEPOSIT AGREEMENT.............................................................................................22
   DERIVATIVE CONTRACTS..........................................................................................22

SERVICING........................................................................................................22

   COLLECTION PROCEDURES; ESCROW ACCOUNTS........................................................................22
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT.......................................................23
   ADVANCES AND LIMITATIONS THEREON..............................................................................24
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES..............................................24
   REALIZATION UPON DEFAULTED MORTGAGE LOANS.....................................................................26
   ENFORCEMENT OF DUE-ON-SALE CLAUSES............................................................................26
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES................................................................26
   EVIDENCE AS TO COMPLIANCE.....................................................................................27
   MATTERS REGARDING THE SERVICER................................................................................27

THE AGREEMENTS...................................................................................................28

   ASSIGNMENT OF PRIMARY ASSETS..................................................................................29



   REPORTS TO HOLDERS............................................................................................30
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT...............................................................31
   THE TRUSTEE...................................................................................................33
   DUTIES OF THE TRUSTEE.........................................................................................33
   RESIGNATION OF TRUSTEE........................................................................................33
   AMENDMENT OF AGREEMENT........................................................................................34
   VOTING RIGHTS.................................................................................................34
   LIST OF HOLDERS...............................................................................................34
   REMIC ADMINISTRATOR...........................................................................................34
   TERMINATION...................................................................................................34

LEGAL ASPECTS OF LOANS...........................................................................................34

   MORTGAGE LOANS................................................................................................35
   CONTRACTS.....................................................................................................41
   SECURITY INTERESTS IN THE MANUFACTURED HOMES..................................................................41
   ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES.......................................................43
   CONSUMER PROTECTION LAWS......................................................................................43
   TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES......................................44
   APPLICABILITY OF USURY LAWS...................................................................................44
   FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS.............................................................44
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940...............................................................45

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................45

   GRANTOR TRUST SECURITIES......................................................................................46
   REMIC SECURITIES..............................................................................................47
   DEBT SECURITIES...............................................................................................54
   PARTNERSHIP INTERESTS.........................................................................................55
   FASIT SECURITIES..............................................................................................57
   DISCOUNT AND PREMIUM..........................................................................................59
   BACKUP WITHHOLDING............................................................................................62
   FOREIGN INVESTORS.............................................................................................63

STATE TAX CONSIDERATIONS.........................................................................................64


ERISA CONSIDERATIONS.............................................................................................64

   CERTIFICATES..................................................................................................65
   NOTES.........................................................................................................67
   CONSULTATION WITH COUNSEL.....................................................................................67

LEGAL INVESTMENT.................................................................................................68


AVAILABLE INFORMATION............................................................................................68


INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................68


PLAN OF DISTRIBUTION.............................................................................................69


LEGAL MATTERS....................................................................................................69


FINANCIAL INFORMATION............................................................................................69


--------------------------------------------------------------------------------
                              SUMMARY OF PROSPECTUS

              This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.


THE SPONSOR

     Residential Asset Funding Corporation will act as the sponsor of the issuers, meaning that it will establish the issuers and cause them to issue the securities. The principal executive address of the sponsor are located at 301 South College Street, Charlotte, North Carolina 28202-6001, telephone no. (714) 373 -6611.

SECURITIES OFFERED

     Each class of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuer. Debt securities will be issued in the form of notes.

     Each series of securities will be issued in one or more classes, one or more of which may be classes of:

     o   fixed-rate securities,

     o   adjustable-rate securities,

     o   compound-interest or accrual securities,

     o   planned-amortization-class securities,

     o   principal-only securities,

     o   interest-only securities,

     o   participating securities,

     o   senior securities, or

     o   subordinated securities.

     The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

THE LOANS

     Each issuer will hold one or more pools of loans, which may include:

     o mortgage loans or manufactured housing contracts secured by one-to-four family residential properties and/or manufactured homes,

     o mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

     o   mortgage loans secured by junior liens on the mortgaged properties,

     o mortgage loans with loan-to-value ratios in excess of the appraised value of the mortgaged property,

     o   home improvement retail installment contracts,

     o   revolving home equity lines of credit, and

     o   private securities backed by mortgage loans or contracts.

     The sponsor will direct the issuer to acquire the loans from affiliated originators, unaffiliated originators or warehouse trusts created by the sponsor or an affiliate to finance the origination of loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

     o whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

     o the amount allocable to payments of principal and interest on any distribution date, and

     o whether distributions will be made on a pro rata, random lot, or other basis.

CREDIT ENHANCEMENT

     A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

     o the use of excess interest to cover losses and to create over-collateralization,

     o the subordination of distributions on the lower classes to the distributions on more senior classes,

     o the allocation of losses on the underlying loans to the lower classes, and

     o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees and letters of credit.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

REDEMPTION OR REPURCHASE OF SECURITIES

     One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

LEGAL INVESTMENT

     The accompanying prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

ERISA LIMITATIONS

     Employee benefit plans should carefully review with their own legal advisors whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

     Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

     o   interests in a trust treated as a grantor trust,

     o "regular interests" or "residual interests" in a trust treated as one or more "real estate mortgage investment conduits",

     o   debt issued by the issuer,

     o   interests in an issuer which is treated as a partnership, or

     o "regular interests", "high-yield interests" or "ownership interests" in a trust treated as one or more "financial asset securitization investment trusts".

RATINGS

     The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.


--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOUR INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT; YOU SHOULD BE PREPARED TO HOLD YOUR SECURITY TO MATURITY.

         A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

         Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

THE ASSETS OF THE TRUST FUND WILL BE LIMITED AND, IF THE ASSETS BECOME INSUFFICIENT TO SERVICE THE SECURITIES, LOSSES MAY RESULT.

         The securities will be payable solely from the assets of the trust fund. Neither the sponsor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon payments from the trust fund for the payment of principal and interest on the securities.

AS A RESULT OF PREPAYMENT ON THE LOANS OR EARLY REDEMPTION OF THE SECURITIES, YOU COULD BE FULLY PAID SIGNIFICANTLY EARLIER THAN WOULD OTHERWISE BE THE CASE, WHICH MAY ADVERSELY AFFECT THE YIELD TO MATURITY ON YOUR SECURITIES.

         The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

         The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay of a prepayment penalty or premium. These penalties will generally not be property of the issuer, and will not be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuer of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

         One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

         Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

CREDIT ENHANCEMENT, EVEN IF PROVIDED, WILL IN ANY EVENT BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

         Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE LOANS.

         An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower's failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

FORECLOSURE OF MORTGAGED PROPERTIES INVOLVES DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE LOANS.

         Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, which will reduce the amount of the net recovery by the trust.

ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY FOR THE ISSUER.

         Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE LOANS.

         Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuer, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE ABILITY TO COLLECT ON THE LOANS.

         The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

         In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

RATINGS ARE NOT RECOMMENDATIONS; THE RATINGS ASSIGNED TO YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN.

         Each series of securities will be rated in one of the four highest rating categories by the rating agency. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because as it does not address market price or suitability for a particular investor.

         The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt.

ERISA MAY RESTRICT THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

                                   THE SPONSOR

         The sponsor, Residential Asset Funding Corporation, was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The sponsor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288. Its telephone number is (704) 590-6161.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The seller may agree to reimburse the sponsor for fees and expenses of the sponsor incurred in connection with the offering of the securities.



                          DESCRIPTION OF THE SECURITIES

         The sponsor may offer from time to time the securities, which may be asset-backed notes or certificates, in one or more series.

         The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The notes of a series will represent indebtedness secured by the trust fund. A series may consist of both notes and certificates.

         Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, pac securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities.

         If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes' right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

         The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made by check mailed to holders of record at their addresses appearing on the security register. Payments may be made, however, by wire transfer, at the expense of the holder requesting payment by wire transfer, in circumstances described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

PAYMENTS OF INTEREST

         The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under "--Weighted Average Life of the Securities." Under limited circumstances, a series of securities may be subject to termination or redemption. See " --Optional Redemption, Purchase or Termination" below.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

         Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See "--Weighted Average Life of the Securities" below.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the seller, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 20% of the initial aggregate principal balance of the securities or primary assets. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the securities will be borne by the holders. Neither the trust nor the holders will have any continuing liability under an optional redemption or repurchase.

MANDATORY TERMINATION; AUCTION SALE

         The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the notes. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a "qualified liquidation" of each REMIC.

DEFEASANCE

         The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the notes. In the event of any defeasance and discharge of notes, note holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

FORM OF SECURITIES

         The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

         Securities issued in book-entry form may be held either through the Depository Trust Company (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if the investors are participants of such systems, or indirectly through participants in such systems. Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

         DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

         Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

         Cross-market transfers between DTC, on the one hand, and, directly or indirectly through Euroclear or Clearstream, or their respective participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for immediately available funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a security from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the DTC settlement date and the credit of any transaction in interests in a security settled during the processing day will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that day. Cash received by Euroclear or Clearstream, Luxembourg as a result of sales of securities by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

         DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

         Clearstream, Luxembourg (formerly known as Cedelbank, societe anonyme or Cedel) is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream,m Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. Clearstream, Luxembourg is regulated as a bank by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the workd, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need of physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium Office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts maintained with the Euroclear operator, not the Cooperative. The Cooperative established policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

                                 THE TRUST FUNDS

         Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

         o primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and
            (3) securities backed or secured by loans,

         o all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

         o funds on deposit in any pre-funding and capitalized interest accounts,

         o reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support,

         o any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

         o  any manufactured home acquired by repossession and

         o any amount on deposit in the collection account or distribution account.

         The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

         A maximum of 5%, by initial principal balance, of the aggregate primary assets that are included in a trust fund at the closing date will deviate from the characteristics that are described in the prospectus supplement.

         The securities will be non-recourse obligations secured by the trust fund. Holders of a series of notes may only proceed against the collateral securing the notes in the case of a default and may not proceed against any assets of the sponsor or the trust fund not pledged to secure the notes.

         The primary assets for a series will be acquired by the trust fund from the seller, or may be acquired in the open market or in privately negotiated transactions. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the prospectus supplement, under a servicing agreement between the trust fund and servicer.

         "Agreement" means, as to a series of certificates, the pooling and servicing agreement or trust agreement, and as to a series of notes, the indenture and the servicing agreement, as the context requires.

         A trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement.

         Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be delinquent, although the loans that are delinquent as of the cut-off date will not exceed 20% of the initial aggregate principal balance of the primary assets for that series. The following is a brief description of the loans we expect to be include as trust property.

THE MORTGAGE LOANS

         Mortgage Loans. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

         The mortgage loans may be either "closed-end" loans, which do not permit the borrower to obtain the proceeds of future advances, or "open-end" loans structured as lines of credit, which permit the borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds. The mortgage loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

         Payment Terms. The payment terms of the mortgage loans to be included in a trust for a series will be described in the prospectus supplement and may include any of the following features of combinations thereof or other features described in the prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time of for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

         o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         Amortization of the Mortgage Loans. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

         An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

         A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The mortgaged properties will include single family property, which is one-to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

         Additional Information. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

         The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o  the aggregate unpaid principal balance;

         o the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

         o  the range and average outstanding principal balance;

         o the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

         o the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

         o  the geographic distribution of the mortgaged properties;

         o the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

         o  the lien priority;

         o  year of origination; and

         o the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

         The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

THE CONTRACTS

         Contracts. Each pool of contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a "fixed retained yield." If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

         Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

         Additional Information. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o  the initial aggregate principal balance;

         o  the range of original terms to maturity;

         o  the weighted average remaining term to stated maturity;

         o  the earliest and latest origination dates;

         o  the range of contract rates and net contract rates;

         o  the weighted average net contract rate;

         o  the geographic distribution of manufactured homes;

         o the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

         o the percentage of the contracts representing the refinancing of existing indebtedness;

         o  the range of loan-to-value ratios and

         o the highest outstanding principal balance at origination of any contract.

         The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contract pools may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become "deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

PRIVATE SECURITIES

         Primary assets for a series may consist, in whole or in part, of "private securities" which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities may have previously been offered to the public and not purchased as part of the original distribution or may be acquired in a private transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

         Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

         The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. The underlying sponsor may be an affiliate of the sponsor. The obligations of the underlying sponsor will generally be limited to representations and warranties as to the assets conveyed by it to the trust. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying sponsor or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

         The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

         Additional Information. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o  the aggregate approximate principal amount and type;

         o  the maximum original term-to-stated maturity;

         o  the weighted average term-to-stated maturity;

         o  the pass-through or certificate rate or ranges thereof;

         o the underlying sponsor, the underlying servicer and the underlying trustee;

         o characteristics of credit support relating to the underlying loans or to the private securities;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

         o the terms on which underlying loans may be substituted for those originally underlying the private securities;

         and, as to the underlying loans, the following:

         o the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

         o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

         o  the servicing fee or range of servicing fees;

         o  the minimum and maximum stated maturities at origination;

         o  the lien priority; and

         o  the delinquency status and year of origination.

ACCOUNTS

         Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

         The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agencies rating the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

PRE-FUNDING ACCOUNT

         A trust fund may include a "pre-funding account." On the closing date, the "pre-funded amount," which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified "pre-funding period." If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the notes and/or the certificates of the applicable series.

         If a pre-funding account is established:

         o  the pre-funding period will not exceed 1 year from the closing date,

         o the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement,

         o the pre-funding amount will not exceed 50% of the principal amount of the securities issued and

         o prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

         If a pre-funding account is established, a "capitalized interest account" may be established and maintained with the trustee. On the closing date, funds will be deposited in the capitalized interest account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

         If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

                               CREDIT ENHANCEMENT

         The sponsor may obtain credit enhancement, which may include an irrevocable letter of credit, surety bond or insurance policy, issue subordinate securities or obtain any other form of credit enhancement or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series from an institution or by other means. The credit enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement for a series may include one or more of the following forms, or another form specified in the prospectus supplement. Credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATE SECURITIES

         Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series.

INSURANCE

         Credit enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets.

         Pool Insurance Policy. The pool insurance policy will cover, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

         Special Hazard Insurance Policy. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

         Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." The sponsor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal bankruptcy code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

RESERVE FUNDS

         The sponsor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose.

         The trustee will invest amounts deposited in a reserve fund in eligible investments.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         The sponsor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

         The sponsor and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

DERIVATIVE CONTRACTS

         A trust may hold an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

                                    SERVICING

         The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

         The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will, within two business days after receipt, the deposit into the collection account the following:

         o All payments on account of principal, including prepayments, on the primary assets;

         o All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

         o All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

         o All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

         o  All amounts from any reserve fund;

         o  All advances made by the servicer; and

         o All repurchase prices of any primary assets repurchased by the sponsor, the servicer or the seller.

         The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances made by it; the servicer's right to reimburse itself is limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

         o to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

         o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

         o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it;

         o to pay to the applicable person with respect to each "REO property," a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the sponsor, the servicer or the seller, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

         o to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

         o  to clear and terminate the collection account.

         In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

ADVANCES AND LIMITATIONS THEREON

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

         The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

         Generally, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

         In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement.

         The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

         When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

         The prospectus supplement will describe the priority of the servicer's right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

EVIDENCE AS TO COMPLIANCE

         Each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

         The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of the sponsor and may have other business relationships with the sponsor and its affiliates.

         If an event of default occurs under a servicing agreement, the servicer may be replaced by the trustee or a successor servicer. These events of default and the rights of the trustee upon a default under the servicing agreement will be substantially similar to those described under "The Agreements-- Events of Default; Rights Upon Events of Default-- Servicing Agreement."

         The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

         o  services similar loans in the ordinary course of its business;

         o  is reasonably satisfactory to the trustee;

         o  has a net worth of not less than a minimum amount;

         o would not cause the securities to be qualified, downgraded or withdrawn and

         o executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

         The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the trust fund all right, title and interest of the seller in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust fund retained by the seller, the sponsor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. The seller will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of these holders.

         The seller will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the seller does not cause assignments to be recorded, the agreement may require the seller to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Contracts. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee's interest in contracts could be defeated.

         Assignment of Private Securities. The sponsor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See "The Trust Funds--Private Securities."

         Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any; if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the seller does not cure the defect within a specified period, the seller will repurchase the affected primary asset.

         The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any substitute primary asset will have, on the date of substitution,
(1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         No security holder, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

REPORTS TO HOLDERS

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to the security holders and the current interest on the securities;

         o the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders;

         o the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received from credit enhancement, and the remaining amount available under any credit enhancement;

         o  the amount of any payment delinquencies on the primary assets; and

         o the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicing of the mortgage loans. See "Servicing --Evidence as to Compliance."

         A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Servicing Agreement. Events of default under each servicing agreement generally include:

         o any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The servicing agreement will specify the circumstances under which the trustee of the holders of securities may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

         During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the majority holders may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

         Indenture. Events of default under the indenture for each series of notes may include:

         o a default in the payment of any principal or interest on any note, which continues for a specified period of time;

         o failure to perform any other covenant of the issuer in the indenture which continues for a specified period of time after notice is given;

         o any representation or warranty made by the issuer in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the outstanding notes may declare the notes to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the majority holders.

         If, following an event of default with respect to any series of notes, the notes have been declared due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any note of the series for a specified period, unless the all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the notes or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the notes.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

         If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

         If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The majority holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the notes. The majority holders may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected note holders.

THE TRUSTEE

         The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the sponsor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary asset or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

         The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to the sponsor, resign at any time, in which event the sponsor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by the majority holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

         Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

         Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

VOTING RIGHTS

         The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

         No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the sponsor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see "Description of the Securities--Optional Redemption, Purchase or Termination" and "--Mandatory Termination; Auction Sale."

         For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

         Indenture. The indenture will be discharged with respect to a series of notes upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series. See "Description of the Securities--Defeasance."

                             LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

MORTGAGE LOANS

         The mortgage loans will be represented by a note and an accompanying mortgage. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

         Enforcement of the Note. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which a deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Some states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         Security Interests -- Real Estate Mortgages. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Rights of Redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee's sale under a deed of trust.

         Junior Mortgages; Rights of Senior Mortgages. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Due-On-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses in window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if resulting from the bankruptcy proceeding.

         Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the mortgaged property or the borrower's execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to specified types of residential first loans originated by specified lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Security Interests in Personal Property and Fixtures. A portion of each mortgaged property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONTRACTS

         As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts. Each contract evidences both the obligor's obligation to repay the loan, and the grant of a security interest in the manufactured home. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the issuer. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

         The sponsor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the sponsor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the sponsor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the seller, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the seller) or a trustee in bankruptcy of the servicer, or the seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the seller, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

         In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The seller will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

         The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in the contracts.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury law.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related contract and may be unable to collect amounts still due under the contract. The successful assertion of that claim constitutes a breach of a representation or warranty of the person specified in the prospectus supplement, and the holders would suffer a loss only to the extent that (1) the person breached its obligation to repurchase the contract in the event an obligor is successful in asserting the claim, and (2) the person, the servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the holders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from those manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to "sections" and the "code" refer to the Internal Revenue Code of 1986, as amended.

         The following discussion addresses securities of five general types:

         o securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC or a FASIT;

         o securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

         o securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

         o securities representing interests in a trust that is intended to be treated as a partnership under the code; and

         o securities representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L.

         The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

         With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

         For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a "grantor trust strip security."

Taxation of Beneficial Owners of Grantor Trust Securities

         Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the Master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

         If provided in a prospectus supplement, an election will be made to treat a trust as a REMIC. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a "REMIC trust." The securities of each class will be designated as "regular interests" in the REMIC trust except that a separate class will be designated as the "residual interest" in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

         A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes

         REMIC regular securities and REMIC residual securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) and "real estate assets" within the meaning of section 856(c)(5)(A). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3)) then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) , subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

         Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

         The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) ) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the "prepayment assumption" (as defined in the prospectus supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) ) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

         Basis Rules and Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

         A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 ), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 ), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) , excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury Regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         Except as provided below, if a REMIC regular residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to the security. See "--Discount and Premium." The adjusted basis of a REMIC residual security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner's income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) ) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury Regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an "electing large partnership." If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

         Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--grantor trust securities and REMIC regular securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the "anticipated excess inclusions" with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions , each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury Regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination

         In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security's adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

DEBT SECURITIES

         With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

Sale or Exchange

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for financial institutions subject to section 582(c) , any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221 ), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

PARTNERSHIP INTERESTS

         With respect to each series of partnership interests, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

Special Tax Attributes

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation of Beneficial Owners of Partnership Interests

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents).

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See "Backup Withholding" and "Foreign Investors" below).

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the code.

         Under section 708 , the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

         Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner of a partnership interest's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754.

Partnership Reporting Matters

         The Owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

         Under section 6031 , any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items note related to the income and losses of the trust.

FASIT SECURITIES

         If provided in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a). With respect to each series of securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a "FASIT trust." The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT regular security) or an ownership interest (a FASIT Ownership security). The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes

         FASIT securities held by a real estate investment trust will constitute "real estate assets" within the meaning of sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income thereon would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income thereon qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of section 856(c)(5)(A), payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for that treatment. FASIT regular securities held by a regulated investment company will not constitute "government securities" within the meaning of section 851(b)(4)(A)(i). FASIT regular securities held by financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by those beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements of the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day," which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests" to be held only by fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the sponsor had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

         The various interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,
(3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in section 1274(d). In order to meet the 30 year maturity requirement, the FASIT regular securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT regular securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2) (4) or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements for status as a FASIT during any taxable year, the code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the trust fund, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests in that association. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury Regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

         Income from "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage,
(b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on these transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT residual security.

         Due to the complexity of these rules, the absence of Treasury Regulations and the current uncertainty as to the manner to their application to the trust and to holders of FASIT securities, it is particularly important that potential investors consult their own tax advisors regarding the tax treatment of their acquisition ownership and disposition of the FASIT regular securities.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method;
(2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

         Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury Regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or
(2) beginning on the next day following a distribution date and ending on the next distribution date.

         Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either
(1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased at a Premium

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that "premium security" at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an "amortizable bond premium." If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the plan's yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and
(2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

         Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election

         For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 at a rate of 31% if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

General

         U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a grantor trust security, Debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C).

REMIC Residual Securities and FASIT Ownership Securities

         Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security or a FASIT ownership security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT trust that issued the REMIC residual security or FASIT ownership security, e.g., mortgage loans or regular interests in another REMIC or FASIT, were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC residual securities--Excess Inclusions."

Partnership Interests

         Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

FASIT Regular Securities

         "High-yield" FASIT regular securities may not be sold to or beneficially owned by non-U.S. Persons. Any such purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to the high-yield FASIT regular securities for federal income tax purposes. The pooling and servicing agreement will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a "plan," which is a pension, profit sharing or other employee benefit plan and individual retirement arrangements from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of those plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

         Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan, including an individual retirement arrangement, that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including individual retirement arrangements, subject to section 406 of ERISA or section 4975 of the Internal Revenue Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         First Union Corporation has received from the Department of Labor an underwriter individual prohibited transaction exemption (which has been amended by prohibited transaction exemptions 97-34 and 2000-58), which generally exempts from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemption. The underwriter exemption will only be available for securities that are certificates.

         Among the conditions that must be satisfied in order for the underwriter exemption to apply to offered certificates are the following:

         o the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o the assets held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below);

         o unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         o the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard & Poor's, Moody's Investors Service or Fitch, Inc.;

         o the trustee is not an affiliate of any other member of the restricted group, as defined below)

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses;

         o the plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

         o in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

         o the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         o certificates in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories of Standard & Poor's, Moody's Investors Service or Fitch, Inc. for at least one year prior to the plan's acquisition of certificates; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

         In the case where the certificates are backed by trust assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the underwriter exemption as designated transactions, certificates issued by the trust in such transactions may be rated in one of the highest four generic rating categories by the specified rating agencies and/or may be subordinated. In addition, one subset of designated transactions, residential (one-to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such designated transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust; (b) such certificates acquired by the plan have received a rating from the specified rating agencies at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust and
(ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust) which are secured by the same collateral.

         Moreover, the underwriter exemption provides relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemption does not apply to plans sponsored by the "restricted group," which is the sponsor, the underwriters, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, the insurer, the counterparty of any interest rate swap or any affiliate of the parties.

         The underwriter exemption permits interest-rate swaps and/or a yield supplement agreements to be assets of a trust provided that certain requirements are satisfied. The prospectus supplement for a series of securities will provide further information if the trust holds such a contract.

         In addition to the underwriter exemption, the Department of Labor has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The underwriter exemption will not be available for securities that are notes. Under the "plan assets regulation" issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An "equity interest" is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by "in-house asset managers". Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

         In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes.

                                LEGAL INVESTMENT

         The related prospectus supplement will describe whether or not the securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              AVAILABLE INFORMATION

         The sponsor has filed a registration statement with respect to the securities with the Securities and Exchange Commission. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the sponsor, that file electronically with the Securities and Exchange Commission.

         Each trust fund will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The sponsor may cause any trust fund to suspend filing the reports if and when the reports are no longer required under said act.

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

         The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288, telephone no. (704) 590-6161.

                              PLAN OF DISTRIBUTION

         The sponsor may offer each series of securities through First Union Securities, Inc. or one or more other firms that may be designated at the time of each offering of the securities. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the sponsor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement. First Union is an affiliate of the sponsor.

         This prospectus and prospectus supplement also may be used by the sponsor, First Union Securities, Inc., an affiliate of the sponsor, and any other affiliate of the sponsor when required under the federal securities laws in connection with offers and sales of securities in furtherance of market-making activities in securities. First Union Securities, Inc. or any other such affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                  LEGAL MATTERS

         Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor.

                              FINANCIAL INFORMATION

         The sponsor has determined that its financial statements are not material to the offering made hereby.

         A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

         A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30, 2001)
                                  $838,057,000
                        (APPROXIMATE, SUBJECT TO CHANGE)

                         RAFC ASSET-BACKED TRUST 2001-1
                   RAFC ASSET-BACKED SECURITIES, SERIES 2001-1

                     We will form a trust and the trust will issue the RAFC Asset-Backed Securities, Series 2001-1. We are offering for sale only the certificates listed in the table below:

                       ------------------------------------------------------------------------------------------------------------

Consider                                   ORIGINAL                                  EXPECTED                   FINAL
carefully the risk                         PRINCIPAL          PASS-THROUGH            RATING                  MATURITY
factors beginning            CLASS          AMOUNT*             RATE (1)            S&P    Moody's              Date
on page S-9 in         ------------------------------------------------------------------------------------------------------------
this prospectus
supplement and                A-1        $  53,351,000             (2)              A-1+      P-1           December 25, 2002
on page 3 in the       ------------------------------------------------------------------------------------------------------------
prospectus. The               A-2        $  85,000,000             (3)               AAA      Aaa           November 25, 2029
certificates           ------------------------------------------------------------------------------------------------------------
represent non-                A-3        $ 564,106,000            5.115%             AAA      Aaa           November 25, 2029
recourse               ------------------------------------------------------------------------------------------------------------
obligations of the            M-1        $  55,574,000            6.695%             AA       Aa2             June 25, 2032
trust only.            ------------------------------------------------------------------------------------------------------------
                              M-2        $  44,459,000            7.050%             A         A2             June 25, 2032
                       ------------------------------------------------------------------------------------------------------------
                              B-1        $  35,567,000            7.425%             BBB      Baa2            June 25, 2032
                       ------------------------------------------------------------------------------------------------------------

                       * Approximate, subject to change of not more than 5.0%.

                       (1) The pass-through rate for each class of offered certificates is subject to a pool cap. See "Description of the Certificates--Flow of Funds" in this prospectus supplement. Also, the pass-through rate for each class of offered certificates (other than class A-1 certificates) will increase if the servicer does not exercise the clean-up call.

                       (2) The pass-through rate for the class A-1 certificates will be established on December 24, 2001 as a fixed rate of interest equal to two-month LIBOR plus 0.050%.

                       (3) The pass-through rate for the class A-2 certificates will be equal to one-month LIBOR plus 0.390%.

         The assets of the trust will primarily consist of a pool of single family residential mortgage loans. The loans bear fixed rates of interest and are secured primarily by first and junior liens on residential properties.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Subject to the satisfaction of particular conditions, the underwriters named below will purchase the class A-1, class A-2 and class B-1 certificates from us. See "Underwriting" in this prospectus supplement. The underwriters will offer these underwritten certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay us an amount equal to approximately 100% of the aggregate principal balance of the underwritten certificates, before deducting issuance expenses payable by us estimated to be $345,878.

         In addition, Wachovia Securities has agreed to solicit offers from time to time on a best efforts basis for the class A-3, class M-1 and class M-2 certificates, at prices to be determined at the time of sale.

         First Union Securities, Inc., acting under the trade name Wachovia Securities, expects to enter into market making transactions in the underwritten certificates and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by First Union Securities, Inc. in connection with these transactions.

          The offered certificates will be delivered in book-entry form only on or about December 27, 2001.

                              ---------------------

                               WACHOVIA SECURITIES
LOOP CAPITAL MARKETS LLP                         UTENDAHL CAPITAL PARTNERS, L.P.

December 19, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o the prospectus, which provides general information, some of which may not apply to the offered certificates; and

         o this prospectus supplement, which describes the specific terms of the offered certificates.

         IF THE DESCRIPTION OF YOUR OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

Summary...........................................S-4
   Principal Parties..............................S-4
   Dates..........................................S-4
   Description of the Offered Certificates........S-5
   Description of the Trust.......................S-6
   Credit Enhancement.............................S-7
   Optional Termination...........................S-7
   Tax Considerations.............................S-7
   Money Market Funds.............................S-7
   ERISA Considerations...........................S-8
   Legal Investment...............................S-8
Risk Factors......................................S-9
The Mortgage Loans...............................S-13
Yield, Maturity and Prepayment
    Considerations...............................S-23
The Servicer.....................................S-34
   Delinquency Experience........................S-35
Delinquencies and Charge-Offs (Dollars in
   thousands)....................................S-35
The Originator...................................S-36
Description of the Certificates..................S-38
   Designations..................................S-38
   Distributions on the Certificates.............S-40
   Interest Allocations..........................S-41
   Principal Allocations.........................S-42
   Application of Monthly Excess
    Cash Flow....................................S-43
   Glossary......................................S-44
   Realized Losses...............................S-49
   Overcollateralization.........................S-50
   Subordination.................................S-50
   Credit Enhancement Does Not Apply to
    Prepayment and Certain Other Risks...........S-50
   Reports to Certificateholders.................S-51
   Book-Entry Certificates.......................S-52
The Pooling and Servicing Agreement..............S-57
   Assignment of the Loans.......................S-57
   Payments on the Loans.........................S-58
   Monthly Advances..............................S-60
   Compensating Interest.........................S-60
   Calculation of LIBOR..........................S-61
   Servicing and Other Compensation and
     Payment of Expenses.........................S-61
   Removal and Resignation of Servicer...........S-62
   Termination; Purchase of Loans................S-63
   The Trustee...................................S-65
   The Certificate Administrator.................S-65
   The Custodian.................................S-66
Certain Federal Income Tax
   Considerations................................S-66
State Tax Considerations.........................S-68
ERISA Considerations.............................S-68
Legal Investment.................................S-71
Underwriting.....................................S-71
Ratings..........................................S-73
Legal Matters....................................S-73
Annex A Global Clearance, Settlement
   And Tax Documentation  Procedures.............S-74
   Initial Settlement............................S-74
   Secondary Market Trading......................S-75
   Certain U.S. Federal Income Tax
     Documentation Requirements..................S-77
Annex B Notional Amount Schedule for Cap
   Agreement.....................................S-79

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.


PRINCIPAL PARTIES

THE TRUST

RAFC Asset-Backed Trust 2001-1

ORIGINATOR

First Union National Bank of Delaware

SELLER

First Union National Bank

SERVICER

HomEq Servicing Corporation

REPLACEMENT SERVICER

Prior to the occurrence of an event of default, the initial holder of the class X certificates may require the servicer to:

o        appoint a special sub-servicer for specific loans; or

o replace HomEq Servicing Corporation as servicer with an entity to be named by the initial holder of the class X certificates that is satisfactory to the rating agencies and has been designated at least a select servicer by Standard & Poor's.

Prior to the occurrence of an event of default, the holders of the offered certificates will not be entitled to vote on a replacement servicer.

TRANSFEROR

RAFC Transferor Trust

DEPOSITOR

Residential Asset Funding Corporation

TRUSTEE

Citibank, N.A.

CUSTODIAN

First Union National Bank

CERTIFICATE ADMINISTRATOR

First Union National Bank

DATES

CUT-OFF DATE

November 30, 2001. The trust will receive payments made on the loans after this date.

CLOSING DATE

December 27, 2001.

DISTRIBUTION DATES

The 25th day of each month, or if such day is not a business day, the next business day, beginning in January 2002.

RECORD DATES

With respect to the certificates other than the class A-1 and class A-2 certificates, the last business day of the calendar month immediately preceding a distribution date. With respect to the class A-1 and class A-2 certificates, the business day immediately preceding the applicable distribution date.

DESCRIPTION OF THE OFFERED CERTIFICATES

CLASSES

We are offering for sale the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:


            ORIGINAL PRINCIPAL
 CLASS            AMOUNT*          PASS-THROUGH RATE(1)
--------    ------------------     --------------------
A-1            $53,351,000                     (2)
A-2            $85,000,000                     (3)
A-3            $564,106,000                5.115%
M-1            $55,574,000                 6.695%
M-2            $44,459,000                 7.050%
B-1            $35,567,000                 7.425%

-----------

Only the class A-1, class A-2 and class B-1 certificates will be sold to the underwriters and offered to the public on the closing date. The class A-3, class M-1 and class M-2 certificates will initially be retained by First Union National Bank. Wachovia Securities has agreed to solicit offers for the purchase of these securities on a best efforts basis.

* Approximate, subject to change of not more than 5.0%.

(1) The pass-through rate for each class of offered certificates is subject to a pool cap. See "Description of the Certificates--Flow of Funds" in this prospectus supplement. In addition, the pass-through rate on the class A-2 certificates will be subject to a fixed cap, which is 10.700% per annum. Also, the pass-through rate for each class of offered certificates (other than class A-1 certificates) will increase if the servicer does not exercise the clean-up call.

(2) The pass-through rate for the class A-1 certificates will be established on December 24, 2001 as a fixed rate of interest equal to two month LIBOR plus 0.050%.

(3) The pass-through rate for the class A-2 certificates will be equal to one-month LIBOR plus 0.390%.

The trust also will issue class B-2 certificates, class X certificates and class R certificates. These certificates are not being offered for sale.

DENOMINATIONS

The offered certificates will be issued in book-entry form in minimum denominations of $25,000 and in multiples of $1,000 in excess thereof.

You may hold your offered certificates through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System.

INTEREST

o Interest Accrual Period--For the class A-1 and class A-2 certificates, initially, the period beginning on the closing date and ending on the day immediately preceding the first distribution date, and thereafter, the period beginning on a distribution date and ending on the day immediately preceding the next distribution date. With respect to the other offered certificates and any distribution date, the calendar month immediately preceding such distribution date.

o Interest Calculations--With respect to the class A-1 and class A-2 certificates, interest will be calculated on an actual/360 basis, and with respect to the other offered certificates, interest will be calculated on a 30/360 basis.

o Pool Cap--The pass-through rate for each class of offered certificates will be subject to a pool cap, which is based on the weighted average of the mortgage rates less certain fees and expenses. In addition, the pass-through rate on the class A-2 certificates is subject to a fixed rate cap of 10.700%.

o Cap Agreement--Payments from a cap agreement will be available to make payments of supplemental interest to the class A-2 certificates for payments not made due to operation of the fixed cap. Such cash flows will not be available to pay the principal of any certificate or to cover losses on the mortgage loans.

o Margin Increase--On each distribution date following the date when the outstanding balance of the loans declines to 10% or less of their balance as of the cut-off date, the margin used to determine the pass-through rate for the class A-2 certificates will double. With respect to the other offered certificates (other than the class A-1 certificates), the fixed rate coupon will increase by 50 basis points.

Please see "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement for a description of how the interest rate for each class of offered certificates is calculated and the adjustments that may be made for each distribution date.

PRINCIPAL

Principal payments on the certificates will be made from:

o        principal collections received on the loans; and

o        excess interest received on the loans.

Please see "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement for a complete description of the amount of principal payable on each distribution date.

ADVANCES

With respect to actuarial loans, the servicer will advance delinquent payments of principal and interest (net of the servicing fee), unless the servicer determines that the advance would not be recovered from future payments on such loans. The servicer is also not required to make advances to compensate for reductions in payments due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Additionally, the servicer is not required to make advances on simple interest loans. These advances are only intended to maintain a regular flow of scheduled payments on the offered certificates and are not intended to guarantee or insure against losses.

COMPENSATING INTEREST

If a loan prepays, the servicer will make a payment of compensating interest equal to a full month's interest on the prepaid mortgage loan. The servicer will not be required to make payments of compensating interest in excess of the servicing fee. The servicer will not make a payment of interest on any mortgage loan that is subject to the Solders' and Sailors' Civil Relief Act of 1940, as amended.

DESCRIPTION OF THE TRUST

The trust will primarily consist of a pool of single family, residential mortgage loans originated or purchased by First Union National Bank of Delaware or its subsidiaries. The loans bear fixed rates of interest and are secured primarily by first and junior liens on residential properties.

The trust will also include a certain interest rate cap agreement and related supplemental interest payments, which will be deemed to be held in a separate sub-trust.

CREDIT ENHANCEMENT

The credit enhancement for the offered certificates will consist primarily of the following:

o        overcollateralization,
o        subordination, and
o        excess spread

OVERCOLLATERALIZATION

On the closing date, the principal balance of the loans will exceed the principal balance of the certificates. This excess is referred to as overcollateralization and serves as credit enhancement. The initial level of overcollateralization is expected to be approximately 1.00%. We also will pay additional principal on the certificates with some of the interest we receive on the loans. This will increase the amount of overcollateralization. If borrowers default on their loan payments, the loans may experience losses. If excess spread is not sufficient to cover these losses, the amount of overcollateralization will be reduced. The certificates will not experience any losses unless the overcollateralization is eliminated.

SUBORDINATION

Certain classes of certificates are senior in right of payment to other, subordinated classes. The certificates rank in the following order of priority, from most senior to most subordinated: class A-1, class A-2 and class A-3, class M-1, class M-2, class B-1, class B-2, class X and class R. This subordination will be effected through the priority of payments described under "Distributions on the Certificates--Flow of Funds" in this prospectus supplement.

EXCESS SPREAD

We expect that the interest due on the loans will exceed the sum of the interest due on the certificates and the fees and expenses payable to the transaction parties. Some of this excess interest, or "excess spread," will be available to offset the losses realized on the loans.

OPTIONAL TERMINATION

The servicer may terminate the trust when the then outstanding aggregate principal balance of the loans is equal to or less than 10% of the aggregate principal balance of the loans as of the cut-off date.

TAX CONSIDERATIONS

One or more elections will be made to treat certain assets of the trust as one or more REMICs for federal income tax purposes.

Except as discussed under "The Class A-2 Certificates," the offered certificates will be treated as newly originated debt instruments, and beneficial owners of the certificates will be required to report income on such certificates in accordance with the accrual method of accounting. Holders of the class A-2 certificates will be treated for federal income tax purposes as owning two separate investments: (i) a REMIC regular interest, and (ii) the right to receive Supplemental Interest Payments.

MONEY MARKET FUNDS

The class A-1 certificates will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such certificates satisfies such fund's investment policies and objectives.

ERISA CONSIDERATIONS

Subject to the considerations discussed in this prospectus supplement under "ERISA Considerations," the offered certificates may be purchased by employee benefit plans.

LEGAL INVESTMENT

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         An investment in the offered certificates involves significant risks. Before you decide to invest, you should consider carefully the following risk factors and the risk factors discussed under the heading "Risk Factors" in the prospectus.




THE INITIAL HOLDER OF THE CLASS X    Prior to the occurrence of an event of default, the initial
CERTIFICATES MAY REPLACE THE         holder of the class x certificates may require the
SERVICER                             servicer to:

                                     o  appoint a special sub-servicer for specific loans; or

                                     o  replace HomEq Servicing Corporation as servicer
                                        with an entity to be named by the initial holder of
                                        the class X certificates that is satisfactory to the
                                        rating agencies and has been designated at least a
                                        select servicer by Standard & Poor's.

                                     Prior to the occurrence of an event of default, the
                                     holders of the offered certificates will not be entitled to vote on a replacement servicer.

                                     Any transfer of servicing may result in short-term
                                     increases in delinquencies on the loans and other
                                     interruptions in servicing.

YOU MAY HAVE DIFFICULTY              We will not list the offered certificates on any securities
SELLING YOUR CERTIFICATES            exchange. As a result, if you want to sell your
                                     certificates you must locate a purchaser that is willing to purchase those certificates. The underwriter intends to
                                     make a secondary market for the underwritten
                                     certificates. The underwriter will do so by offering to
                                     buy the underwritten certificates from investors that
                                     wish to sell. However, the underwriter will not be
                                     obligated to make offers to buy the underwritten
                                     certificates and may stop making offers at any time. In
                                     addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay,
                                     were they to be given the opportunity. There have been
                                     times in the past where there have been very few buyers
                                     of asset backed securities, i.e., there has been a lack of liquidity, and there may be similar times in the future.
                                     As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain
                                     the price that you wish to receive.

THE TRUST HAS LIMITED                The loans will be the sole sources of payment for the
ASSETS TO MAKE PAYMENTS              certificates. The subordination of the more
ON YOUR CERTIFICATES.                subordinate classes to the more senior classes, the
                                     availability of excess spread and the
                                     overcollateralization provisions of the trust are the
                                     sole sources of protection against losses on loans
                                     and other shortfalls in available funds. If losses or
                                     other shortfalls exceed the protection afforded by
                                     such mechanisms, certificateholders will bear such
                                     losses and shortfalls.

DEFAULTS ON JUNIOR LIENS MAY         Many of the loans are secured by junior liens on the
RESULT IN MORE SEVERE LOSSES         related collateral. If a borrower on such a loan
                                     defaults, the trust's right to liquidation proceeds
                                     is subordinate to the rights of the holders of the
                                     prior liens. There may be insufficient proceeds to
                                     pay the holders of the prior liens and the trust.

GEOGRAPHIC CONCENTRATION             Approximately 7.22%, 6.62%, 6.62%, 6.61%, 5.51% and
MAY RESULT IN MORE                   5.33% of the loans, by principal balance, are secured
FREQUENT LOSSES                      by residential properties located in the states of
                                     Ohio, Florida, North Carolina, Alabama, New York, and
                                     Georgia, respectively. These states may suffer
                                     economic problems to a greater degree than other
                                     states. This may lead to higher levels of
                                     delinquencies and losses than would be the case if
                                     the loans were more geographically diversified.

THE SUBORDINATE                      If the trust has insufficient funds to make all required
CERTIFICATES HAVE A GREATER          distributions, the certificates will receive interest
RISK OF LOSS THAN THE SENIOR         payments in the following order of priority: class A-1,
CERTIFICATES                         class A-2 and class A-3 concurrently, then class M-1, class
                                     M-2, class B-1 and class B-2. Also, the certificates will
                                     receive principal that they are entitled to receive on each distribution date in the following order of priority: class
                                     A-1, then class A-2 and class A-3 concurrently, class M-1, class M-2, class B-1 and class B-2. Therefore, it is more
                                     likely that the holders of the more subordinate certificates will realize losses than the more senior certificates if
                                     there are insufficient assets in the trust.

YOUR PASS-THROUGH RATE MAY           You may not receive interest at your pass-through rate as a
BE LIMITED                           result of a pool cap. The class A-2 certificates are also
                                     subject to a fixed cap, which will be set at 10.700% per




                                     annum. With respect to the class A-2 certificates, any
                                     interest not paid as the result of the fixed cap may
                                     subsequently be paid to you as supplemental interest from
                                     the cap agreement. There is no provision for supplemental
                                     interest for the other classes of certificates or for
                                     interest not paid as a result of the pool cap.

OUR PARENT'S INSOLVENCY MAY          So long as adverse events do not occur, the cash payments
RESULT IN OTHERS OWNING THE          received on the loans and other funds will be held by First
TRUST'S ASSETS                       Union National Bank, as certificate administrator. First
                                     Union National Bank may commingle this cash with its other funds for specified periods. The trustee may be unable to
                                     access this cash in a timely manner if First Union National
                                     Bank becomes subject to an insolvency proceeding,
                                     receivership or conservatorship.

RECENT DEVELOPMENTS MAY INCREASE     On September 11, 2001, the United States was subjected to
THE RISK OF LOSS ON THE MORTGAGE     multiple terrorist attacks, resulting in the loss of many
LOANS                                lives and massive property damage and destruction in the New
                                     York and Washington, D.C. metropolitan areas. Although the damaged and destroyed properties consisted primarily of
                                     commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of
                                     residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the
                                     likelihood) that these events, or any consequential or
                                     subsequent events involving the United States, may have a
                                     temporary or sustained adverse effect on the financial
                                     markets (including the market for mortgage-backed
                                     securities) or the U.S. economy generally or economic
                                     conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

                                     We have not made a determination as to whether any of the
                                     borrowers under the mortgage loans may have been a victim or the dependent of a victim of the terrorist attacks or a
                                     person involved in the ongoing rescue, recovery and response efforts, or a dependent of such person. However, it is
                                     possible that there could be an increase in the number of
                                     delinquencies and foreclosures of the mortgage loans as a
                                     result of these events.

                                     As a result of the terrorist attacks, President Bush on
                                     September 14, 2001 authorized the placement of 55,000




                                     military reservists on active duty status. To the extent
                                     that any such person is a borrower under a loan, the
                                     interest rate limitations and other provisions of the
                                     Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. It is possible that the number of reservists placed on active duty status in the near future may increase. In addition,
                                     other borrowers who enter military service after the
                                     origination of their loans (including borrowers who are
                                     members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil
                                     Relief Act.




THE CAP AGREEMENT IS LIMITED IN      The cap agreement features a notional balance which is
TERM AND AMOUNT                      initially equal to the class A-2 original principal amount, then declines over time until March 26, 2012, when it will terminate. To the extent that the rate of interest on the
                                     class A-2 certificates was reduced by application of the
                                     fixed cap after the cap agreement had terminated or on a
                                     date when the notional balance was less than the class A-2 principal balance, payments under the cap agreement would
                                     not be sufficient to make supplemental interest payments.

                               THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement concerning the loans is based on the characteristics as of the cut-off date of the pool expected to be sold to the trust on the closing date. On the closing date, we will sell the principal balances of the loans as of the cut-off date, after giving effect to all payments received on the loans on or before this date.

         The loans consist of mortgages, deeds of trust or other security instruments, and the related promissory notes, secured primarily by one- to four-family residences. The aggregate principal balance of the loans as of the cut-off date was approximately $889,185,900. The loans were originated and underwritten, or purchased and re-underwritten, by the originator, substantially in accordance with the underwriting criteria described in this prospectus supplement under the heading "The Mortgage Loans-Underwriting Criteria." Certain of the loans contain provisions requiring the related mortgagor to pay a penalty in connection with certain prepayments.

         Each loan bears a fixed rate of interest and is secured primarily by a first or junior lien on the related mortgaged property. As of the cut-off date, 80.81% of the loans were secured by a first lien and 19.19% of the loans were secured by a junior lien.

         As of the cut-off date, none of the loans were delinquent.

         As of the cut-off date, the interest rates of the loans ranged from 6.650% to 16.080% per annum and the weighted average interest rate of the loans was 11.281% per annum.

         As of the cut-off date, approximately 86.51% of the loans were actuarial loans and approximately 13.49% of the loans were simple interest loans.

         As of the cut-off date, the average principal balance of the loans was approximately $52,060. As of the cut-off date, the weighted average remaining term to stated maturity of the loans will be no more than approximately 212 months and the weighted average term to stated maturity of the loans at origination was 235 months.

         As of the cut-off date, 38.90% of the loans were balloon loans. No loan provides for negative amortization.

         Based upon the original principal balance of the loans, as of the cut-off date, 54.88% of the loans had a combined loan-to-value ratio exceeding 80%. As of the cut-off date, no loan had a combined loan-to-value ratio exceeding 100%. The weighted average combined loan-to-value ratio of the loans, as of the cut-off date, was 80.37%. The loans are not insured or guaranteed by any governmental entity.

         Set forth below is a description of certain characteristics of the loans as of the cut-off date. Certain of the percentage columns may not sum to 100% due to rounding.

                          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS




                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
GEOGRAPHIC LOCATION                                   OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Alabama                                                      1,316                  $58,774,291.88               6.61%
Alaska                                                           2                      103,581.12               0.01
Arizona                                                        148                    6,403,907.21               0.72
Arkansas                                                       362                   13,355,417.97               1.50
California                                                     190                   11,974,827.59               1.35
Colorado                                                        81                    4,845,625.04               0.54
Connecticut                                                    132                    8,123,312.42               0.91
Delaware                                                        38                    2,162,682.09               0.24
District of Columbia                                            37                    2,453,847.48               0.28
Florida                                                      1,204                   58,908,006.71               6.62
Georgia                                                        832                   47,353,845.53               5.33
Idaho                                                           41                    1,526,209.53               0.17
Illinois                                                       688                   42,099,099.25               4.73
Indiana                                                        724                   36,567,421.94               4.11
Iowa                                                           180                    9,256,971.20               1.04
Kansas                                                         234                    9,992,587.45               1.12
Kentucky                                                       280                   15,021,311.50               1.69
Louisiana                                                      252                   11,429,212.61               1.29
Maine                                                           42                    2,065,877.50               0.23
Maryland                                                       311                   20,033,002.74               2.25
Massachusetts                                                  263                   14,508,505.04               1.63
Michigan                                                       567                   31,057,731.01               3.49
Minnesota                                                      306                   16,547,891.45               1.86
Mississippi                                                    132                    5,725,094.41               0.64
Missouri                                                       700                   34,300,177.14               3.86
Montana                                                          1                       20,341.93               0.00*
Nebraska                                                       141                    6,893,570.45               0.78
Nevada                                                          38                    2,036,310.95               0.23
New Hampshire                                                   50                    2,362,250.86               0.27
New Jersey                                                     651                   42,139,133.79               4.74
New Mexico                                                      39                    1,758,381.27               0.20
New York                                                       768                   49,029,868.04               5.51
North Carolina                                               1,114                   58,902,411.64               6.62
North Dakota                                                     3                      215,965.96               0.02
Ohio                                                         1,280                   64,200,333.11               7.22
Oklahoma                                                       204                    8,238,594.67               0.93
Oregon                                                          63                    3,056,489.34               0.34
Pennsylvania                                                   971                   43,484,405.14               4.89
Rhode Island                                                    65                    3,068,648.11               0.35
South Carolina                                                 522                   25,732,732.04               2.89
South Dakota                                                     4                      178,555.46               0.02
Tennessee                                                      356                   19,790,896.79               2.23
Texas                                                          489                   30,278,957.35               3.41
Utah                                                            78                    3,796,223.60               0.43
Vermont                                                         11                    1,274,477.36               0.14
Virginia                                                       566                   27,034,999.86               3.04
Washington                                                     172                    8,980,228.81               1.01
West Virginia                                                   61                    2,813,338.68               0.32
Wisconsin                                                      361                   18,917,727.43               2.13
Wyoming                                                         10                      390,619.73               0.04
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18             100.00%
                                                  =================      ==========================      =========================

*Less than 0.01%.

              CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
CUT-OFF DATE PRINCIPAL BALANCES ($)                   OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
       0.01 -  25,000.00                                     4,133                  $72,768,943.81                  8.18%
  25,000.01 -  50,000.00                                     6,027                  222,882,416.59                 25.07
  50,000.01 -  75,000.00                                     3,723                  227,947,629.48                 25.64
  75,000.01 - 100,000.00                                     1,582                  135,462,293.73                 15.23
 100,000.01 - 125,000.00                                       809                   90,262,770.75                 10.15
 125,000.01 - 150,000.00                                       346                   47,003,132.85                  5.29
 150,000.01 - 175,000.00                                       191                   30,659,424.71                  3.45
 175,000.01 - 200,000.00                                       110                   20,530,181.05                  2.31
 200,000.01 - 225,000.00                                        50                   10,553,489.72                  1.19
 225,000.01 - 250,000.00                                        49                   11,566,846.34                  1.30
 250,000.01 - 275,000.00                                        15                    3,974,442.09                  0.45
 275,000.01 - 300,000.00                                        14                    3,999,889.44                  0.45
 300,000.01 - 325,000.00                                         4                    1,259,893.81                  0.14
 325,000.01 - 350,000.00                                         9                    3,047,977.68                  0.34
 350,000.01 - 375,000.00                                         4                    1,428,061.99                  0.16
 375,000.01 - 400,000.00                                         4                    1,541,929.25                  0.17
 400,000.01 - 425,000.00                                         6                    2,452,145.13                  0.28
 425,000.01 - 450,000.00                                         2                      878,326.00                  0.10
 450,000.01 - 475,000.00                                         1                      474,663.78                  0.05
 475,000.01 - 500,000.00                                         1                      491,441.98                  0.06
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18                100.00%
                                                  =================      ==========================      =========================

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS




                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
ORIGINAL PRINCIPAL BALANCES ($)                       OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
       0.01 -  25,000.00                                      3,819                  $65,521,521.40                 7.37%
  25,000.01 -  50,000.00                                      6,074                  217,377,946.79                24.45
  50,000.01 -  75,000.00                                      3,856                  230,992,763.38                25.98
  75,000.01 - 100,000.00                                      1,661                  139,902,864.22                15.73
 100,000.01 - 125,000.00                                        806                   88,513,207.67                 9.95
 125,000.01 - 150,000.00                                        383                   50,961,878.88                 5.73
 150,000.01 - 175,000.00                                        201                   31,870,599.14                 3.58
 175,000.01 - 200,000.00                                        114                   20,995,043.13                 2.36
 200,000.01 - 225,000.00                                         54                   11,281,614.22                 1.27
 225,000.01 - 250,000.00                                         50                   11,721,280.51                 1.32
 250,000.01 - 275,000.00                                         12                    3,107,714.88                 0.35
 275,000.01 - 300,000.00                                         18                    5,067,033.18                 0.57
 300,000.01 - 325,000.00                                          4                    1,236,414.27                 0.14
 325,000.01 - 350,000.00                                          9                    3,036,999.80                 0.34
 350,000.01 - 375,000.00                                          5                    1,760,512.57                 0.20
 375,000.01 - 400,000.00                                          3                    1,147,873.20                 0.13
 400,000.01 - 425,000.00                                          6                    2,426,432.86                 0.27
 425,000.01 - 450,000.00                                          3                    1,298,094.32                 0.15
 475,000.01 - 500,000.00                                          2                      966,105.76                 0.11
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                        17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================



                            GROSS MORTGAGE RATES OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
GROSS MORTGAGE RATES (%)                              OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
  6.001 -  7.000                                                  1                      $39,346.62               0.00%*
  7.001 -  8.000                                                 99                    8,183,848.58               0.92
  8.001 -  9.000                                                669                   49,093,753.69               5.52
  9.001 - 10.000                                              2,055                  136,655,269.51              15.37
 10.001 - 11.000                                              3,208                  197,377,954.27              22.20
 11.001 - 12.000                                              4,851                  251,053,196.29              28.23
 12.001 - 13.000                                              3,301                  147,314,791.17              16.57
 13.001 - 14.000                                              1,940                   70,675,336.66               7.95
 14.001 - 15.000                                                824                   25,523,114.19               2.87
 15.001 - 16.000                                                131                    3,232,523.45               0.36
 16.001 - 17.000                                                  1                       36,765.75               0.00*
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                        17,080                 $889,185,900.18             100.00%
                                                  =================      ==========================      =========================

*Less than 0.01%.

                               STATED PURPOSE OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
STATED PURPOSE OF LOAN                                OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Cash-Out Refinance                                          15,999                 $808,688,418.74               90.95%
Purchase                                                       958                   73,665,092.55                8.28
Rate/Term Refinance                                            123                    6,832,388.89                0.77
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18              100.00%
                                                  =================      ==========================      =========================


                      COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS(1)



                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
COMBINED LOAN-TO-VALUE RATIO (%)                      OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
  0.01 -  10.00                                                  7                     $209,082.99                 0.02%
 10.01 -  20.00                                                 74                    1,479,105.75                 0.17
 20.01 -  30.00                                                180                    4,621,890.48                 0.52
 30.01 -  40.00                                                297                    8,976,073.54                 1.01
 40.01 -  50.00                                                445                   16,404,242.84                 1.84
 50.01 -  60.00                                                777                   30,160,232.19                 3.39
 60.01 -  70.00                                              1,794                   83,547,052.97                 9.40
 70.01 -  80.00                                              4,561                  255,767,117.17                28.76
 80.01 -  90.00                                              7,909                  452,161,856.33                50.85
 90.01 - 100.00                                              1,036                   35,859,245.92                 4.03
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================



(1) The combined loan-to-value ratios shown above are equal, with respect to each loan, to (i) the sum of (a) the original principal balance of such loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such loan, minus (ii) premiums for credit life insurance, if any, divided by (iii) the lesser of
     (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of such loan or (b) the purchase price of such mortgaged property if the loan proceeds from such loan are used to purchase such mortgaged property.

                OCCUPANCY STATUS OF THE MORTGAGED PROPERTY OF THE MORTGAGE LOANS




                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
OCCUPANCY STATUS                                      OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Owner Occupied                                              16,372                 $857,111,006.78               96.39%
Second Home                                                    626                   28,291,350.55                3.18
Investor Owned                                                  82                    3,783,542.85                0.43
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18              100.00%
                                                  =================      ==========================      =========================



                                 FICO SCORE OF THE MORTGAGE LOANS



                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
FICO SCORE                                            OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
451 - 475                                                       12                     $817,390.99                 0.09%
476 - 500                                                      619                   35,248,462.60                 3.96
501 - 525                                                    1,512                   85,547,518.97                 9.62
526 - 550                                                    2,358                  130,254,803.97                14.65
551 - 575                                                    2,207                  119,283,575.93                13.41
576 - 600                                                    2,207                  114,810,855.60                12.91
601 - 625                                                    2,210                  107,625,506.05                12.10
626 - 650                                                    1,813                   84,678,496.10                 9.52
651 - 675                                                    1,982                  102,878,691.81                11.57
676 - 700                                                    1,104                   56,596,102.38                 6.36
701 - 725                                                      541                   26,225,863.53                 2.95
726 - 750                                                      266                   13,282,119.13                 1.49
751 - 775                                                      165                    8,279,351.70                 0.93
776 - 800                                                       70                    3,137,353.81                 0.35
801 - 825                                                       14                      519,807.61                 0.06
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================


                     REMAINING TERM TO STATED MATURITY OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
REMAINING TERM                                         NUMBER                    AGGREGATE                     BY AGGREGATE
TO STATED MATURITY (MONTHS)                           OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
 13 -  24                                                       17                     $143,159.01                0.02%
 25 -  36                                                       26                      328,251.41                0.04
 37 -  48                                                       58                    1,133,294.55                0.13
 49 -  60                                                       28                      453,776.15                0.05
 61 -  72                                                       32                      821,777.92                0.09
 73 -  84                                                      174                    4,038,527.22                0.45
 85 -  96                                                      302                    6,910,363.24                0.78
 97 - 108                                                      457                   11,054,126.69                1.24
109 - 120                                                       69                    1,923,149.74                0.22
121 - 132                                                       20                    1,092,284.80                0.12
133 - 144                                                    1,110                   54,363,538.15                6.11
145 - 156                                                    3,014                  158,437,733.20               17.82
157 - 168                                                    4,521                  234,259,027.98               26.35
169 - 180                                                      404                   22,168,030.96                2.49
181 - 192                                                        4                      275,951.87                0.03
193 - 204                                                      490                   21,618,313.25                2.43
205 - 216                                                    1,106                   49,319,856.72                5.55
217 - 228                                                    1,912                   78,389,720.37                8.82
229 - 240                                                      242                    9,760,893.60                1.10
253 - 264                                                       14                      855,243.81                0.10
265 - 276                                                      140                    7,640,453.22                0.86
277 - 288                                                      105                    4,226,555.61                0.48
289 - 300                                                        2                      127,201.64                0.01
301 - 312                                                        4                      247,165.67                0.03
313 - 324                                                      281                   20,877,631.12                2.35
325 - 336                                                    1,012                   77,640,319.31                8.73
337 - 348                                                    1,360                  107,484,123.88               12.09
349 - 360                                                      176                   13,595,429.09                1.53
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18              100.00%
                                                  =================      ==========================      =========================

                      ORIGINAL TERM TO STATED MATURITY OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
ORIGINAL TERM                                          NUMBER                    AGGREGATE                     BY AGGREGATE
TO STATED MATURITY (MONTHS)                           OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
 49 -  60                                                       88                   $1,337,561.70                 0.15%
 61 -  72                                                       10                      143,140.10                 0.02
 73 -  84                                                       58                    1,287,779.43                 0.14
 85 -  96                                                       15                      411,330.71                 0.05
 97 - 108                                                        4                      117,495.07                 0.01
109 - 120                                                      966                   22,855,818.60                 2.57
121 - 132                                                        3                      153,132.70                 0.02
133 - 144                                                       24                      681,062.38                 0.08
145 - 156                                                        2                       56,435.03                 0.01
157 - 168                                                        2                      164,887.99                 0.02
169 - 180                                                    9,058                  469,825,805.14                52.84
181 - 192                                                        1                       41,521.15                 0.00*
193 - 204                                                        2                      122,830.40                 0.01
229 - 240                                                    3,753                  159,292,976.43                17.91
289 - 300                                                      261                   12,849,454.28                 1.45
337 - 348                                                        1                       29,351.74                 0.00*
349 - 360                                                    2,832                  219,815,317.33                24.72
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18               100.00%
                                                  =================      ==========================      =========================


*Less than 0.01%

                       TYPES OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS


                                                                                                              PERCENTAGE OF
                                                                                                              MORTGAGE LOANS
                                                       NUMBER                    AGGREGATE                     BY AGGREGATE
PROPERTY TYPE                                         OF LOANS               PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------------------      -----------------      --------------------------      -------------------------
Single Family - Detached                                    15,909                 $838,680,941.38                 94.32%
Mobile Home                                                    750                   30,611,300.97                  3.44
Townhouse                                                      193                    8,959,873.70                  1.01
Condo                                                          122                    5,891,530.73                  0.66
Other                                                          106                    5,042,253.40                  0.57
--------------------------------------------      -----------------      --------------------------      -------------------------
TOTAL                                                       17,080                 $889,185,900.18                100.00%
                                                  =================      ==========================      =========================


PAYMENTS ON THE LOANS

         The loans, other than balloon loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related loan on or before its maturity date. Interest with respect to the loans will accrue on either an actuarial interest method or a simple interest method.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

         The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount. This will not affect the total amount of principal to be received by the certificateholders over the life of the transaction, but it may affect the weighted average lives of the certificates.

         The amount of interest payable to the certificateholders on each distribution date will not be affected by interest accruing on the loans based on the simple interest method. On each distribution date, the certificateholders are entitled to interest on the actual number of days from the last distribution date (or, in the case of the first distribution date, from the closing date) to but not including the upcoming distribution date at the applicable pass-through rate on the outstanding principal balances of the applicable class of certificates immediately prior to such distribution date. The servicer is required to remit to the certificate administrator the excess, if any, of the amount of interest the certificateholders are entitled to receive on each distribution date over the interest collected on the loans during the related collection period and available to pay interest on the certificates. See "The Pooling and Servicing Agreement--Monthly Advances" and "--Compensating Interest" herein.

         Similarly, the compensation payable to the transaction parties will not be affected by interest accruing on the loans based on the simple interest method. The transaction parties are entitled to receive a fee based on the principal balance of the loans, not upon the portion of a monthly payment allocable to interest. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

         Because the loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of such loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of such loans may decrease. No prediction can be made as to the prepayment rate that the loans will actually experience.

         Generally, junior priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the loans included in the trust that are secured by junior liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of such junior loans. The obligation of the servicer to enforce the "due-on-sale" provisions of the loans may also increase prepayments. The prepayment experience of the loans may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

         Unscheduled payments, delinquencies, purchases of defective loans and defaulted loans and defaults on the loans will affect the amount of funds available to make distributions on each distribution date. In addition, the servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the loans is less than or equal to 10% of the aggregate principal balance as of the cut-off date of the loans delivered to the trust on the closing date, purchase from the trust all of the loans and any other assets in the trust at a price equal to the sum of:

         (1) 100% of the outstanding aggregate principal balances of the loans, including those evidenced by any mortgaged property title to which has been acquired in foreclosure or by deed in lien of foreclosure (an "REO property"), and

         (2) interest on the loans for the actual number of days from the last distribution date to but not including the upcoming distribution date at the then applicable weighted average loan interest rate.

         However, because the loans may prepay, the weighted average life of the certificates on the date on which the outstanding aggregate principal balances of the loans will be less than or equal to 10% of the related original principal balance cannot be determined.

         Approximately 38.90% of the loans, by cut-off date principal balance, are "balloon loans" that provide for a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a balloon loan, the borrower will be required to make a final payment which will be substantially larger than such borrower's previous monthly payments. Each loan other than a balloon loan is fully amortizing in accordance with its terms. The loans may be prepaid at any time, subject to applicable prepayment penalties. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and prepayment penalties. Prepayments, liquidations and purchases of the loans will result in distributions to certificateholders of amounts which would otherwise be distributed over the remaining terms of the loans.

         If prepayments of principal are received on the loans at a rate greater than that assumed by an investor, the yield will be increased on certificates purchased by that investor at a price less than par, i.e., the principal balance of a certificate at the time of its purchase. Similarly, if prepayments of principal are received on the loans at a rate greater than that assumed by an investor, the yield will be decreased on certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable class of certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the certificates will also be affected by the amount and timing of delinquencies and defaults on the loans and the liquidations of defaulted loans. Delinquencies will generally slow the rate of payment of principal to the certificateholders since the servicer is not obligated to advance for delinquent payments of principal. However, this effect will be offset to the extent that lump sum recoveries on defaulted loans result in principal payments on the loans faster than otherwise scheduled.

         As described herein, certain classes of certificates will be entitled to receive payments of principal prior to other classes of certificates. As a result, the classes of certificates receiving payments of principal first will immediately be affected by the prepayment rate on the loans. However, the timing of commencement of principal distributions and the weighted average lives of each class of certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such class.

         The loans are either "simple interest" or "actuarial method" loans. If a payment is received on a loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

         If less than one month's interest is collected on a loan during a collection period, whether due to prepayment in full or a curtailment, the servicer is obligated to pay compensating interest with respect to the loan, but only to the extent of the aggregate servicing fee for the related distribution date. To the extent any shortfalls exceed the amount of compensating interest that the servicer is obligated to pay, and are not otherwise covered by credit support, the yield on the certificates will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by compensating interest, but will be covered by monthly advances.

         The pass-through rate on the class A-2 certificates will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the pool cap and the fixed cap.

         The pool cap on a distribution date will depend, in part, on the weighted average of the then current loan interest rates of the loans. If the loans bearing higher loan interest rates were to prepay, the weighted average loan interest rate of the loans and, consequently, the applicable pool cap would be lower than otherwise would be the case.

         The final maturity date for each class of offered certificates is set forth on the cover page of this prospectus supplement.

         The final maturity date for the class M-1, class M-2 and class B-1 certificates is the distribution date following the latest date upon which a loan matures plus 12 months. The weighted average lives of the certificates are likely to be shorter than would be the case if payments actually made on the loans conformed to the foregoing assumptions, and the final distribution dates with respect to each class of certificates could occur significantly earlier than the final maturity dates because the servicer may purchase all of the loans under the limited circumstances described in this prospectus supplement. In addition, prepayments are likely to occur on the loans, which also would shorten the weighted average life of the certificates.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the certificates will be influenced by the priorities established in the pooling and servicing agreement, and by the rate at which principal payments on the loans are paid, which may be in the form of scheduled amortization or prepayments.

         The following tables have been prepared assuming that the pool is comprised of loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS




                                    Gross         Original        Original      Remaining       Remaining
             Assumed Cut-Off       Mortgage        Term of        Balloon        Term to         Balloon
             Date Principal        Interest     Amortization        Term         Maturity          Term       Amortization
               Balance ($)         Rate (%)       (months)        (months)       (months)        (months)        Method
---------  --------------------  -------------  --------------  -------------  -------------   -------------  -------------
   1            345,925,853.14      11.284           360            180            337             157           LEVEL
   2              1,112,572.19      11.644           60             n/a             37             n/a           LEVEL
   3             24,716,054.47      11.550           118            n/a             94             n/a           LEVEL
   4            125,308,913.12      11.510           180            n/a            155             n/a           LEVEL
   5            159,428,383.91      11.418           240            n/a            217             n/a           LEVEL
   6             12,849,454.28      11.568           300            n/a            274             n/a           LEVEL
   7            219,844,669.07      10.997           360            n/a            337             n/a           LEVEL

The following tables also have been prepared assuming:

           o all distributions with respect to the certificates will be made at the scheduled time as described below under "Description of the Certificates--Distributions on the Certificates,"

           o distributions on the certificates are received in cash on the 25th day of each month, commencing in January 2002,

           o prepayments represent payment in full of individual loans and are received on the last day of each month (commencing in December
              2001) and include 30 days' interest thereon at the applicable loan interest rate,

           o the servicing fee for each loan will be 0.548% per annum of the unpaid balance of the loans,

           o The certificate administrator and custodian will receive aggregate fees for each loan equal to 0.018% per annum of the principal balance thereof,

           o no delinquencies or defaults in payments by borrowers of principal and interest on the loans are experienced,

           o no right of optional termination is exercised except as noted below,

           o  the offered certificates are purchased on the closing date,

           o with respect to the class A-2 certificates only, that one-month LIBOR remains constant at 1.93125%,

           o that the pass-through rate for the class A-1 certificates is 1.970%,

           o the targeted overcollateralization amount is initially set at the highest level specified by the pooling and servicing agreement and thereafter decreases in accordance with the provisions of the pooling and servicing agreement.

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is a prepayment assumption which represents an assumed constant prepayment rate ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The prepayment assumption used to price the related certificates assumes a CPR each month of 28% per annum of the then outstanding principal balance of the loans. As used in the table below, 0% CPR assumes prepayment rates equal to 0% per annum of the then outstanding principal balance of the loans, i.e. no prepayments on the mortgage loans having the characteristics described below.

         Neither the prepayment assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the loans included in the trust. Variations in the actual prepayment experience and the balance of the loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such loans equals any of the specified percentages of CPR.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                      CLASS A-1
                                ---------------------------------------------------------------------------------------
                                                                    CPR ASSUMPTION
                                -----------  ------------   ------------  ------------  --------------    -------------
Distribution Date                      0%          21%            25%           28%           30%               35%
                                -----------  ------------   ------------  ------------  --------------    -------------
Initial Balance                      100%         100%           100%          100%          100%              100%
December 25, 2002                     76            0              0             0             0                 0
December 25, 2003                     49            0              0             0             0                 0
December 25, 2004                     19            0              0             0             0                 0
December 25, 2005                      0            0              0             0             0                 0

Weighted Average Life(1)
to Maturity (years)                    1.938        0.159          0.142         0.128         0.119             0.111

Weighted Average Life(1)
to Call (years)                        1.938        0.159          0.142         0.128         0.119             0.111

----------------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                CLASS A-2 AND CLASS A-3
                            ------------------------------------------------------------------------------------------------
                                                                    CPR ASSUMPTION
                            ------------  ---------------  --------------   --------------  ---------------  ---------------
Distribution Date                  0%           21%              25%              28%             30%              35%
                            ------------  ---------------  --------------   --------------  ---------------  ---------------
Initial Balance                  100%          100%             100%             100%            100%             100%
December 25, 2002                100            78               72               68              66               59
December 25, 2003                100            54               46               40              36               27
December 25, 2004                100            35               26               20              16                7
December 25, 2005                 99            29               23               20              16                7
December 25, 2006                 96            22               17               14              12                7
December 25, 2007                 92            17               13               10               8                5
December 25, 2008                 89            13                9                7               6                3
December 25, 2009                 84            10                7                5               4                2
December 25, 2010                 80             8                5                3               3                1
December 25, 2011                 76             6                3                2               2                1
December 25, 2012                 71             4                2                2               1                *
December 25, 2013                 65             3                2                1               1                0
December 25, 2014                 59             2                1                1               *                0
December 25, 2015                 23             1                *                0               0                0
December 25, 2016                 21             *                0                0               0                0
December 25, 2017                 19             *                0                0               0                0
December 25, 2018                 17             0                0                0               0                0
December 25, 2019                 14             0                0                0               0                0
December 25, 2020                 13             0                0                0               0                0
December 25, 2021                 12             0                0                0               0                0
December 25, 2022                 11             0                0                0               0                0
December 25, 2023                 10             0                0                0               0                0
December 25, 2024                  9             0                0                0               0                0
December 25, 2025                  7             0                0                0               0                0
December 25, 2026                  6             0                0                0               0                0
December 25, 2027                  4             0                0                0               0                0
December 25, 2028                  2             0                0                0               0                0
December 25, 2029                  0             0                0                0               0                0

Weighted Average Life(1)
to Maturity (years)               13.207         3.377            2.816            2.460           2.242            1.738

Weighted Average Life(1)
to Call (years)                   13.016         3.161            2.608            2.261           2.058            1.582

---------------------------------------------
* Less than 0.5% but greater than 0.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                         CLASS M-1
                              ------------------------------------------------------------------------------------------------
                                                                      CPR ASSUMPTION
                              -------------  ---------------  ---------------  --------------   --------------  --------------
Distribution Date                    0%            21%              25%              28%              30%             35%
                              -------------  ---------------  ---------------  --------------   --------------  --------------
Initial Balance                    100%           100%             100%             100%             100%            100%
December 25, 2002                  100            100              100              100              100             100
December 25, 2003                  100            100              100              100              100             100
December 25, 2004                  100            100              100              100              100             100
December 25, 2005                  100             73               59               50               66             100
December 25, 2006                  100             56               43               35               31              37
December 25, 2007                  100             43               31               25               21              13
December 25, 2008                  100             33               23               17               14               8
December 25, 2009                  100             25               17               12               10               5
December 25, 2010                  100             19               12                8                6               3
December 25, 2011                  100             14                9                6                4               0
December 25, 2012                  100             11                6                4                2               0
December 25, 2013                  100              8                4                1                0               0
December 25, 2014                  100              6                2                0                0               0
December 25, 2015                   58              0                0                0                0               0
December 25, 2016                   53              0                0                0                0               0
December 25, 2017                   48              0                0                0                0               0
December 25, 2018                   43              0                0                0                0               0
December 25, 2019                   36              0                0                0                0               0
December 25, 2020                   34              0                0                0                0               0
December 25, 2021                   31              0                0                0                0               0
December 25, 2022                   29              0                0                0                0               0
December 25, 2023                   25              0                0                0                0               0
December 25, 2024                   22              0                0                0                0               0
December 25, 2025                   19              0                0                0                0               0
December 25, 2026                   15              0                0                0                0               0
December 25, 2027                   11              0                0                0                0               0
December 25, 2028                    6              0                0                0                0               0
December 25, 2029                    0              0                0                0                0               0

Weighted Average Life(1)
to Maturity (years)                 17.662          6.355            5.596            5.231            5.093           5.147

Weighted Average Life(1)
to Call (years)                     17.187          5.850            5.077            4.756            4.661           4.764


---------------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING


                                                                    CLASS M-2
                            -------------------------------------------------------------------------------------------
                                                                  CPR ASSUMPTION
                            ------------  ---------------  --------------   ------------  ---------------  ------------
Distribution Date                  0%           21%              25%              28%           30%              35%
                            ------------  ---------------  --------------   ------------  ---------------  ------------
Initial Balance                  100%          100%             100%             100%          100%             100%
December 25, 2002                100           100              100              100           100              100
December 25, 2003                100           100              100              100           100              100
December 25, 2004                100           100              100              100           100              100
December 25, 2005                100            73               59               50            45               40
December 25, 2006                100            56               43               35            31               21
December 25, 2007                100            43               31               25            21               13
December 25, 2008                100            33               23               17            14                8
December 25, 2009                100            25               17               12            10                5
December 25, 2010                100            19               12                8             6                0
December 25, 2011                100            14                9                6             3                0
December 25, 2012                100            11                6                2             0                0
December 25, 2013                100             8                3                0             0                0
December 25, 2014                100             6                0                0             0                0
December 25, 2015                 58             0                0                0             0                0
December 25, 2016                 53             0                0                0             0                0
December 25, 2017                 48             0                0                0             0                0
December 25, 2018                 43             0                0                0             0                0
December 25, 2019                 36             0                0                0             0                0
December 25, 2020                 34             0                0                0             0                0
December 25, 2021                 31             0                0                0             0                0
December 25, 2022                 29             0                0                0             0                0
December 25, 2023                 25             0                0                0             0                0
December 25, 2024                 22             0                0                0             0                0
December 25, 2025                 19             0                0                0             0                0
December 25, 2026                 15             0                0                0             0                0
December 25, 2027                 11             0                0                0             0                0
December 25, 2028                  6             0                0                0             0                0
December 25, 2029                  0             0                0                0             0                0

Weighted Average Life(1)
to Maturity (years)               17.654         6.345            5.505            5.055         4.836            4.535

Weighted Average Life(1)
to Call (years)                   17.187         5.845            5.016            4.614         4.437            4.193

--------------------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING



                                                                      CLASS B-1
                           -------------------------------------------------------------------------------------------------
                                                                    CPR ASSUMPTION
                           -------------  ---------------  --------------   --------------  ---------------  ---------------
Distribution Date                 0%            21%              25%              28%             30%              35%
                           -------------  ---------------  --------------   --------------  ---------------  ---------------
Initial Balance                 100%           100%             100%             100%            100%             100%
December 25, 2002               100            100              100              100             100              100
December 25, 2003               100            100              100              100             100              100
December 25, 2004               100            100              100              100             100              100
December 25, 2005               100             73               59               50              45               33
December 25, 2006               100             56               43               35              31               21
December 25, 2007               100             43               31               25              21               13
December 25, 2008               100             33               23               17              14                8
December 25, 2009               100             25               17               12              10                *
December 25, 2010               100             19               12                8               3                0
December 25, 2011               100             14                8                1               0                0
December 25, 2012               100             11                2                0               0                0
December 25, 2013               100              7                0                0               0                0
December 25, 2014               100              2                0                0               0                0
December 25, 2015                58              0                0                0               0                0
December 25, 2016                53              0                0                0               0                0
December 25, 2017                48              0                0                0               0                0
December 25, 2018                43              0                0                0               0                0
December 25, 2019                36              0                0                0               0                0
December 25, 2020                34              0                0                0               0                0
December 25, 2021                31              0                0                0               0                0
December 25, 2022                29              0                0                0               0                0
December 25, 2023                25              0                0                0               0                0
December 25, 2024                22              0                0                0               0                0
December 25, 2025                19              0                0                0               0                0
December 25, 2026                15              0                0                0               0                0
December 25, 2027                11              0                0                0               0                0
December 25, 2028                 2              0                0                0               0                0
December 25, 2029                 0              0                0                0               0                0

Weighted Average Life(1)
to Maturity (years)              17.627          6.314            5.404            4.922           4.674            4.253

Weighted Average Life(1)
to Call (years)                  17.187          5.841            4.986            4.547           4.336            3.965

--------------------------------------------
* Less than 0.5% but greater than 0.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the certificate principal balance on each distribution date of such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the certificate principal balance of such class of certificates.

                                  THE SERVICER

         HomEq Servicing Corporation will act as the servicer of the loans.

         HomEq Servicing Corporation, successor by merger to TMS Mortgage, Inc., is a New Jersey corporation. HomEq Servicing Corporation is headquartered in North Highlands, California, and is a wholly owned subsidiary of The Money Store Inc. On June 30, 1998, The Money Store Inc. became a wholly-owned subsidiary of First Union National Bank, the principal banking subsidiary of Wachovia Corporation. Wachovia Corporation is also the ultimate parent of First Union Securities, Inc. See "Risk Factors--Our Parent's Insolvency May Result In Others Owning the Trust's Assets."

         Prior to June 23, 2000, TMS Mortgage, Inc. and its subsidiaries were engaged in the business of originating, purchasing, selling and servicing home equity and home improvement loans. On June 26, 2000, TMS Mortgage, Inc. and its subsidiaries stopped accepting applications for home equity and home improvement loans and after August 31, 2000 ceased originating and purchasing home equity and home improvement loans. On November 1, 2000, TMS Mortgage, Inc. merged with, and changed its name to, HomEq Servicing Corporation.

         Currently, HomEq Servicing Corporation and its subsidiaries service the home equity and home improvement mortgage loans which it and its subsidiaries previously originated or purchased. In addition, HomEq Servicing Corporation and its subsidiaries service a home equity mortgage loan portfolio of approximately $11 billion for First Union National Bank and its affiliates. On February 8, 2001, S&P announced that HomEq Servicing Corporation had been added to its select servicer list. HomEq Servicing Corporation is now a select residential subprime servicer, a select alternative residential mortgage servicer, and a select residential special servicer. To be included on the select servicer list S&P has deemed that HomEq Servicing Corporation has met the criteria for attaining at least an average ranking with an outlook of stable. Inclusion on the list reflects that a firm is, at the very least, performing its duties in an effective and controlled manner, and is in general compliance with investor, regulatory, or agency requirements.

         In addition, on December 19, 2001, Fitch, Inc. assigned to HomEq Servicing Corporation its "RPS2-" residential primary servicer ratings for subprime and Alt-A products, which was based upon the company's ability to service, collect and liquidate those assets, and its "RSS2-" residential special servicer rating, which reflects the company's ability to manage and liquidate non-performing residential mortgage loans and REO assets. Fitch has reviewed the company's servicing operation and believes that it has "developed a solid servicing infrastructure through restructuring its servicing sites, retaining key personnel, hiring experienced managers and staff, strategic utilization of vendors and implementing advanced technology." Fitch, Inc. rates residential primary, master and special servicers on a scale of 1 to 5, with 1 being the highest rating level, and further differentiates these rate levels with plus (+) and minus (-) as well as the flat ratings.

         For the years ended December 31, 1998, 1999 and 2000, HomEq Servicing Corporation (which includes its predecessor TMS Mortgage, Inc.), and its subsidiaries serviced approximately $13.4 billion, $12.6 billion and $10.7 billion of mortgage loans, respectively. Of those mortgage loans, approximately 82.84%, 78.76% and 71.62%, respectively, by principal amount were home equity loans and approximately 17.16%, 21.24% and 28.38%, respectively, by principal amount were home improvement loans (including Title I loans guaranteed by the FHA). The business strategy of HomEq Servicing Corporation is to provide a mortgage loan servicing platform for the outstanding portfolio of HomEq Servicing Corporation, as well as to provide mortgage loan servicing functions to other areas of Wachovia Corporation and to unaffiliated third parties.

DELINQUENCY EXPERIENCE

         The following table sets forth the delinquency and charge-off experience of HomEq Servicing Corporation (which includes its predecessor TMS Mortgage, Inc.), with respect to its portfolio of home equity loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the loans included in the trust will be similar to that reflected in the table below.

                          DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)


                                                    -------------------------------------------------------
                                                     FOR THE PERIOD    FOR THE PERIOD     FOR THE PERIOD
                                                          ENDED             ENDED              ENDED
                                                      DECEMBER 31,      DECEMBER 31,      SEPTEMBER 30,
                                                         1999(1)           2000(2)            2001(2)
                                                         -------           -------            -------
30 days past due(3)............................            2.22%              2.64%             2.45%

60 days past due(3)............................            1.11%              0.99%             1.04%

90+ days past due( 3)..........................            6.50%              3.99%             3.85%

Loans in the serviced loan portfolio(4)........       $9,550,452        $18,324,494       $17,549,928

Loans charged-off, net.........................         $190,424           $295,735          $181,642

Loans charged-off, net as a percentage of the              1.99%              1.61%             1.04%
serviced loan portfolio(5).....................


----------------------

     (1) Includes only home equity loans originated by TMS Mortgage, Inc. and its subsidiaries.

     (2) HomEq started servicing the First Union National Bank of Delaware portfolio as of December 2000. Includes home equity loans originated by both TMS Mortgage, Inc. and First Union National Bank of Delaware.

     (3) The delinquency percentages are calculated based upon the aggregate principal balances of the loans which are delinquent by the number of days indicated divided by the total aggregate principal balances of the loans contained in HomeEq Servicing Corporation's total serviced loan portfolio.

     (4) Amounts shown are the aggregate principal balances of the loans in HomeEq Servicing Corporation's total serviced loan portfolio as of the last day of the indicated period (excluding high loan-to-value loans and home improvement loans).

     (5) The percentages of loans charged-off are calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of the loans indicated in HomeEq Servicing Corporation's total serviced loan portfolio.

CERTAIN LITIGATION

         Because of the nature of the business which the predecessor entity to HomEq Servicing Corporation, TMS Mortgage, Inc., and its affiliates were involved in, including the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, as well as HomEq Servicing Corporations continuing operations as a mortgage loan servicer, HomEq Servicing Corporation and its affiliates are subject to claims and legal actions in the ordinary course of their business. It is impossible to estimate with certainty the ultimate legal and financial liability with respect to these claims, especially claims arising from actions taken by TMS Mortgage Inc. and its affiliates. HomeEq Servicing Corporation will continue to aggressively defend against all liabilities asserted from time to time in order to limit the potential monetary damages that may have a material adverse effect on the financial condition of HomeEq Servicing Corporation or its affiliates.

                                 THE ORIGINATOR

         The originator, First Union National Bank of Delaware ("FUNB Delaware"), is a national bank subsidiary of the holding company Wachovia Corporation. Prior to June 26, 2000, the loans were originated by FUNB Delaware under the name First Union Home Equity Bank, National Association. Wachovia Corporation was created through the September 1, 2001 merger of First Union Corporation and Wachovia Corporation. The mortgage lending activities of FUNB Delaware consist primarily of originating and purchasing mortgage loans. These mortgage loans are primarily secured by one- to four-family residential properties, including single-family detached homes, condominiums, single-family attached homes, and manufactured homes. It has been FUNB Delaware's policy generally not to make mortgage loans secured by cooperative residences, residential properties in commercially-zoned areas, or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Mortgage Loans are to borrowers who own a single-family detached home.

         The following is a description of the origination, underwriting, and other procedures used by FUNB Delaware in connection with its Mortgage Loan program.

MORTGAGE LOAN ORIGINATION

         FUNB Delaware originates and purchases mortgage loans through three loan delivery channels. These delivery channels are called, broker, correspondent, and Equity Direct.

         The broker channel originates through lending relationships with independent brokers. Broker channel account executives located in various states contact brokers to secure loan applications. Brokers participating in this program must satisfy certain requirements established by FUNB Delaware pertaining to experience, and various licenses and approvals. Brokers submit loan applications for review and approval to a loan-processing unit, Sales Support Center (SSC), in Charlotte, North Carolina. The loan applications are under the direction of management, underwritten and structured by SSC personnel, who evaluate and process the loan application of a prospective borrower. The loans are closed in the name of First Union National Bank of Delaware.

         The correspondent channel purchases loans through relationships with various lenders or mortgage bankers. These relationships are established by account executives, who offer loan products to specific geographic regions. These loans are closed in the name of the originating lender, and subsequently presented to FUNB Delaware for review and potential purchase. Every loan submitted by a correspondent lender is reviewed by an underwriter. Each loan is also reviewed by the loan purchasing department to verify that adequate loan documentation exists in the loan file.

         The third loan delivery channel for FUNB Delaware is called Equity Direct. Equity Direct secures loan applications directly from consumers through pre-approved direct mail campaigns and Internet sources. The entire application and approval process for this channel is conducted by telephone. Equity Direct loan processors evaluate and process loan applications of prospective borrowers based on information obtained from the borrower.


         The following is a brief description of the general underwriting standards used by FUNB Delaware. Supervision of all FUNB Delaware underwriting and administrative functions are conducted from its headquarters in Wilmington, Delaware and Charlotte, North Carolina. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted.

         The FUNB Delaware objective in originating and underwriting mortgage loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary underwriting policy is to analyze the applicant's creditworthiness. Creditworthiness is assessed by examination of a number of factors, which include calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (1) the monthly payment under the related prior mortgages,
(2) the monthly payment on the loan applied for and (3) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 3% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 6 months of the date of calculation. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

         The second underwriting policy for mortgage loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. Generally, FUNB Delaware confirms the value of the property by appraisals performed by independent appraisers. If an appraisal is not required to be obtained for a Mortgage Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, an automated valuation method (AVM) assessment or tax assessments. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

         FUNB Delaware uses several procedures to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. FUNB Delaware may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

         To verify an applicant's employment status, FUNB Delaware may obtain recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs, may telephone the applicant's employer or obtain written verification from the employer.

         FUNB Delaware will not close a mortgage loan prior to receiving evidence that the property securing the loan is insured. It is a requirement that the insurance carrier name FUNB Delaware as a loss payee under the insurance policy.

         In August 1999, Wachovia Corporation undertook a strategic initiative to align consumer lending underwriting criteria between FUNB Delaware, First Union National Bank, First Union Mortgage Finance, and The Money Store. The objective of this strategic initiative was to ensure similarly situated customers coming to Wachovia Corporation through like delivery channels would receive similar underwriting consideration. This alignment initiative resulted in significantly revised underwriting criteria related to, but not limited to, credit grade, borrower bankruptcy and foreclosure treatment, derogatory credit considerations, and acceptable collateral valuation methods.

                         DESCRIPTION OF THE CERTIFICATES

         The certificates will be issued pursuant to a pooling and servicing agreement dated as of November 30, 2001 among the depositor, the transferor, trustee, the certificate administrator and the custodian. A copy of the pooling and servicing agreement will be included as an exhibit to a Current Report on Form 8-K to be filed by the depositor on behalf of the trust. The following summaries describe material provisions of the certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the certificates and the pooling and servicing agreement. Terms used in this prospectus supplement and not otherwise defined will have the meanings set forth in the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

DESIGNATIONS

Class A Certificates

o        Class A-1 Certificates
o        Class A-2 Certificates

o        Class A-3 Certificates

Class M Certificates

o        Class M-1 Certificates
o        Class M-2 Certificates

Class B Certificates

o        Class B-1 Certificates
o        Class B-2 Certificates

Offered Certificates

o        Class A-1 Certificates
o        Class A-2 Certificates
o        Class A-3 Certificates
o        Class M-1 Certificates
o        Class M-2 Certificates
o        Class B-1 Certificates

Non-Offered Certificates

o        Class B-2 Certificates
o        Class X Certificates
o        Class R Certificates


Underwritten Certificates

o        Class A-1  Certificates
o        Class A-2 Certificates
o        Class B-1 Certificates


         The certificates represent beneficial interests in the trust only and will not represent obligations of the depositor, the originator, the seller, the transferor, the trustee, the certificate administrator, the custodian or any of their respective affiliates. The offered certificates will be issued in book-entry form in minimum denominations of $25,000 original principal amount and integral multiples of $1,000 in excess of $25,000.

         Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of the certificate administrator or, at the election of the certificate administrator, at the office of a certificate registrar appointed by the certificate administrator. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The assets of the trust will consist of:

         o   the loans;

         o   payments received on the loans after the cut-off date;

         o with respect to the class A-2 certificates only, a cap agreement and related supplemental interest payments;

         o all rights under any insurance policy covering a loan or the related mortgaged property; and

         o property and any proceeds thereof acquired by foreclosure of a loan, deed in lieu of foreclosure or a comparable conversion.

DISTRIBUTIONS ON THE CERTIFICATES

         On the 25th day of each month or, if the 25th day is not a business day, the first business day immediately following, commencing in January 2002, until the class principal balance of each class of certificates has been reduced to zero, the certificate administrator (or a paying agent selected by the certificate administrator that meets the criteria specified in the pooling and servicing agreement) will be required to distribute to the persons in whose name a certificate is registered, on the related record date, the holder's percentage interest multiplied by the amount available to be paid to the respective class of certificates for the applicable distribution date. The record date with respect to each distribution date is at the close of business on the last day of the month immediately preceding the month of the related distribution date, except that with respect to the class A-1 and class A-2 certificates, the record date with respect to each distribution date is the business day immediately prior to such distribution date. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, New York or North Carolina are authorized or obligated by law or executive order to be closed. For so long as the offered certificates are in book-entry form with DTC, the only "Holder" of the Certificates will be Cede & Co. See "--Book-Entry Certificates" in this section.

         Distributions with respect to the certificates will be payable, after payment of particular fees and other amounts pursuant to the pooling and servicing agreement, generally from the following amounts:

         o   receipts on the loans; and

         o monthly advances and payments of compensating interest by the servicer for the loans.

Current Interest

         On each distribution date, to the extent of available funds as further described herein, the holders of each class of certificates will receive an amount equal to the interest accrued at the applicable pass-through rate during the related interest accrual period on the certificate principal balance of such certificate, minus each class' interest percentage of Relief Act shortfalls for such distribution date.

         Interest with respect to the class A-1 and class A-2 certificates will accrue on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or in the case of the first distribution date, from the closing date. Interest with respect to the other offered certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

         The amount of interest each class of certificates is entitled to receive on each distribution date at the related pass-through rate is referred to as the "current interest" for the class.

         Each class of certificates will bear interest for each interest accrual period at a pass-through rate equal to the lesser of:

         o the applicable pass-through rate as noted on the front cover of this prospectus supplement; provided, however, that for each distribution date after the optional termination date, the margin relating to the class A-2 certificates will double and the fixed coupon for the other offered certificates, other than the class A-1 certificates, will increase by 50 basis points; and

         o the then applicable pool cap (or, in the case of the class A-2 certificates, the lesser of the pool cap and the fixed cap).

         If on a particular distribution date, the remaining interest remittance amount is less than the current interest for that class of certificates, the amount of the shortfall, together with interest on the shortfall at the applicable pass-through rate to the extent permitted by law will be carried forward and distributed as described below. Interest shortfall carryforward amounts do not include any supplemental interest.

         If on any distribution date, the pass-through rate for the class A-2 certificates has been reduced by operation of the fixed cap, such class will be entitled to receive a supplemental interest payment to be paid from the cap agreement in an amount equal to the excess of the class A-2 certificate current interest calculated at the pass-through rate without regard to the fixed cap, over the amount payable to the holders of the class A-2 certificates in respect of current interest on such distribution date. The strike price under the cap agreement is equal to 5.10%, and the notional balance thereof will initially be equal to the principal balance of the class A-2 certificates and will decline over time as set forth in Annex B.

INTEREST ALLOCATIONS

         The certificate administrator will apply that portion of the available funds, which represents the Interest Remittance Amount for that distribution date to the payment of any administrative fees of the trust which are due on that distribution date, the trustee will then apply the remaining Interest Remittance Amount to the payment of interest then due on the certificates in the following order of priority:

         (i) first, concurrently, to the holders of the class A-1, class A-2 and class A-3 certificates, the current interest and any interest shortfall carryforward amount for each such class;

         (ii) second, to the holders of the class M-1 certificates, the current interest and any interest shortfall carryforward amount for such class;

         (iii) third, to the holders of the class M-2 certificates, the current interest and any interest shortfall carryforward amount for such class;

         (iv) fourth, to the holders of the class B-1 certificates, the current interest and any interest shortfall carryforward amount for such class; and

         (v) fifth, to the holders of the class B-2 certificates, the current interest and any interest shortfall carryforward amount for such class; and

         (vi) sixth, any remaining Interest Remittance Amount will be applied as described below under "--Application of Monthly Excess Cashflow."

PRINCIPAL ALLOCATIONS

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount in the following amounts and order of priority:

         (i) first, to the holders of the class A-1 certificates, the entire amount of the Principal Distribution Amount, until the certificate balance of the class A-1 certificates has been reduced to zero;

         (ii) second, concurrently, to the holders of the class A-2 and class A-3 certificates, the remaining Principal Distribution Amount, until the certificate balances of the class A-2 and class A-3 certificates have been reduced to zero, such payment to be made pro rata between such classes on the basis of the certificate principal balances of such classes immediately prior to such distribution date;

         (iii) third, if the certificate balance of the class A certificates has been reduced to zero, to the holders of the class M-1 certificates, the remaining Principal Distribution Amount until the certificate balance of the class M-1 certificates has been reduced to zero;

         (iv) fourth, if the certificate balances of the class A and class M-1 certificates have been reduced to zero, to the holders of the class M-2 certificates, the remaining Principal Distribution Amount until the certificate balance of the class M-2 certificates has been reduced to zero;

         (v) fifth, if the certificate balances of the class A and class M certificates have been reduced to zero, to the holders of the class B-1 certificates, the remaining Principal Distribution Amount until the certificate balance of the class B-1 certificates has been reduced to zero;

         (vi) sixth, if the certificate balances of the class A, class M and class B-1 certificates have been reduced to zero, to the holders of the class B-2 certificates, the remaining Principal Distribution Amount until the certificate balance of the class B-2 certificates has been reduced to zero; and

         (vii) seventh, any remaining Principal Distribution Amount will be applied as described Under "--Application of Monthly Excess Cashflow."

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Remittance Amount in the following amounts and order of priority:

         (i) first, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class A certificates,

              (a) to the holders of the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero; and

              (b) to the holders of the class A-2 and class A-3 certificates, such payment to be made pro rata between such classes on the basis of the principal balances of such classes immediately prior to such distribution date, until the principal balances of the class A-2 and class A-3 certificates are reduced to zero;

         (ii) second, to the holders of the class M-1 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class M-1 certificates;

         (iii) third, to the holders of the class M-2 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class M-2 certificates;

         (iv) fourth, to the holders of the class B-1 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class B-1 certificates;

         (v) fifth, to the holders of the class B-2 certificates, the appropriate percentage of the Principal Distribution Amount so as to maintain the credit enhancement levels applicable to the class B-2 certificates; and

         (vi) sixth, any remaining Principal Distribution Amount will be applied as described under "-- Application of Monthly Excess Cashflow."

APPLICATION OF MONTHLY EXCESS CASH FLOW

         On each distribution date, the holders of each class of certificates will be entitled to receive distributions to the extent of excess Interest Remittance Amounts and Principal Remittance Amounts in the following order of priority:

         (i) to the class A certificates, any unpaid interest shortfall carryforward amounts for those classes, such payment to be made pro rata among these classes on the basis of the shortfalls for each class;

         (ii) to fund the Accelerated Principal Distribution Amount, if any;

         (iii) to the class M-1 certificates, any unpaid interest shortfalls for that class;

         (iv) to the class M-1 certificates, any unpaid Applied Realized Loss Amount for that class;

         (v) to the class M-2 certificates, any unpaid interest shortfalls for that class;

         (vi) to the class M-2 certificates, any unpaid Applied Realized Loss Amount for that class;

         (vii) to the class B-1 certificates, any unpaid interest shortfalls for that class;

         (viii) to the class B-1 certificates, any unpaid Applied Realized Loss Amount for that class;

         (ix) to the class B-2 certificates, any unpaid interest shortfalls for that class;

         (x) to the class B-2 certificates, any unpaid Applied Realized Loss Amount for that class; and

         (xi) any remainder, to the holders of the class X and class R certificates.

GLOSSARY

         Set forth below are the definitions of principal terms used in this prospectus supplement to help describe the flow of funds on the certificates.

         Accelerated Principal Distribution Amount: For any distribution date, the lesser of:

         (1) the Overcollateralization Deficiency Amount for the distribution date, calculated for this purpose without giving effect to payment of the Accelerated Principal Distribution Amount and prior to taking into account the Applied Realized Loss Amount for the applicable distribution date; and

         (2)      the remaining Interest Remittance Amount set forth in item
                  (vi) under "Interest Allocations" above.

         Applied Realized Loss Amount: For each distribution date, after taking into account all realized losses experienced during the preceding collection period on loans and after taking into account all distributions of principal with respect to the certificates, an amount equal to the excess, if any, of:

         o   the aggregate class principal balance of the certificates, over

         o the aggregate principal balance of the loans as of the end of the related collection period.

         Available Funds: For each distribution date, all amounts received on the trust assets during the related collection period or advanced by the servicer in respect of amounts due on the loans during such collection period, less the servicing fee and reimbursement of the servicer.

         Collection Period: With respect to any distribution date means the period from the second day of the calendar month preceding the month in which such distribution date occurs through the first day of the month in which such distribution date occurs.

         Credit Enhancement Levels: With respect to distributions of principal, the credit enhancement levels are as described below:

                    Class                              Approximate Target Credit
                                                       Enhancement

                     A-1, A-2, A-3                             42.00%

                     M-1                                       29.50%

                     M-2                                       19.50%

                     B-1                                       11.50%

                     B-2                                       2.00%


         Determination Date:  For each month the later of:

         o the third business day preceding the distribution date occurring in that month; and

         o   the seventh business day of that month.

         Excess Proceeds: With respect to any liquidated loan, the excess, if any, of:

         o   the total net liquidation proceeds received on that loan, over

         o the principal balance of the loan as of the date it became a liquidated loan plus 30 days interest on the loan.

         Interest Carry Forward Amount: For any class of certificates and any distribution date the sum of (a) the excess, if any, of the current interest and any Interest Carry Forward Amount for the prior distribution date, over the amount in respect of interest actually distributed on such class on such distribution date and (b) interest on such excess at the applicable pass-through rate (x) with respect to the offered certificates (other than the class A-1 and class A-2 certificates) on the basis of a 360-day year consisting of twelve 30-day months and (y) with respect to the class A-1 and class A-2 certificates, on the basis of the actual number of days elapsed since the prior distribution date.

         Interest Remittance Amount: For any distribution date is that portion of Available Funds allocable to interest collected or advanced during the related collection period, less servicing fees and trust administrative fees and expenses.

         A "liquidated loan" is a defaulted loan as to which all amounts that the servicer reasonably expects to recover on account of the loan have been received.

         Liquidation Proceeds: Cash, including insurance proceeds, proceeds of any foreclosed property, revenues received with respect to the conservation and disposition of a foreclosed property, and any other amounts received in connection with the liquidation of defaulted loans, whether through trustee's sale, foreclosure sale or otherwise.

         A "London banking day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         Net Liquidation Proceeds:  Liquidation proceeds less:

         o   any reimbursements to the servicer, and

         o amounts required to be released to the related obligor pursuant to applicable law.

         Optional Servicer Termination Date: The first distribution date on which the aggregate outstanding principal balance of the loans is less than or equal to 10% of the original principal balance.

         Overcollateralization Amount: For any distribution date, the excess, if any, of:

         (1) the aggregate principal balance of the loans as of the last day of the related collection period, over

         (2) the aggregate class principal balances of the certificates, after taking into account all distributions of principal on that distribution date.

         Overcollateralization Deficiency Amount: For any distribution date, the excess, if any, of:

         (1) the targeted overcollateralization amount for that distribution date, over

         (2) the then current overcollateralization amount after giving effect to all payments previously made to the certificates on that distribution date.

         Overcollateralization Release Amount: With respect to any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such distribution date and
(y) the excess, if any, of (i) the overcollateralization amount of such distribution date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the certificates on such distribution date, over (ii) the Targeted Overcollateralization Amount for such distribution date. With respect to any distribution date on which a Trigger Event is in effect or prior to the Stepdown Date, the overcollateralization release amount will be zero.

         Percentage Interest: With respect to any certificate, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by that certificate and the denominator of which is the original aggregate class principal balance of the respective class of certificates. With respect to a class of certificates, the fraction, expressed as a percentage, the numerator of which is the original class principal balance of that class of certificates and the denominator of which is the original aggregate class principal balance of all classes of certificates.

         Prepayment Period: With respect to any distribution date means the calendar month preceding the month which such distribution date occurs.

         Pool Cap: As to any distribution, the weighted average of the net mortgage interest rates (for each mortgage loan, the applicable interest rate less the sum of the servicing fee the certificate administrator fee, trustee fee and the document custodian collection fee), weighted on the basis of the mortgage loan balances as of the first day of the related collection period.

         Principal Distribution Amount: For each Distribution Date, the sum of
(i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Accelerated Principal Distribution Amount.

         Principal Remittance Amount: For each distribution date, the sum (less certain amounts available for reimbursement of servicing advances and certain other reimbursable expenses), without duplication with respect to the mortgage loans and the immediately preceding collection period, of

                  (1) each scheduled payment of principal received by the servicer on or prior to the determination date, including any advances with respect thereto,

                  (2) all full and partial principal prepayments received by the servicer during the related prepayment period,

                  (3) the principal portion of all insurance proceeds, released mortgaged property proceeds and net liquidation proceeds received by the servicer during the related prepayment period,

                  (4) that portion of the purchase price for any loan purchased by the servicer during the related prepayment period or the depositor which represents principal,

                  (5) any substitution adjustments, received on or prior to the previous determination date and not yet distributed, and

                  (6) any proceeds representing principal received by or on behalf of the trustee in connection with the liquidation or termination of the trust.

         Realized Loss: With respect to each liquidated loan, generally, an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the loan as of the date of such liquidation, minus the net liquidation proceeds relating to such liquidated loan (such net liquidation proceeds to be applied first to the principal balance of the liquidated loan and then to interest thereon).

         Senior Enhancement Percentage: For any distribution date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class M and class B certificates and (ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such distribution date by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related collection period.

         Senior Specified Enhancement Percentage: On any date of determination thereof means approximately 42.00%.

         Shortfall Amounts: The sum of all amounts paid to the certificates with respect to all related:

         o Interest Shortfall Carryforward Amounts for the class M-1, class M-2, class B-1 and class B-2 certificates; and

         o  Applied Realized Loss Amounts.

         Sixty-Day Delinquency Ratio: As of any distribution date and with respect to the loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding principal balances of all loans that were delinquent 60 days or more as of the end of the related collection period (including loans in respect of which the related borrower is in bankruptcy, the related real estate is in the process of foreclosure or has been foreclosed upon but is still in inventory), and the denominator of which is the sum of the principal balances of all the loans as of the end of the related collection period.

         Stepdown Date:  Means the later to occur of:

                  (A) the earlier to occur of (i) the distribution date in January 2005, and (ii) the distribution date on which the aggregate certificate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero;

                  (B) the first distribution date on which the senior enhancement percentage after taking into account distributions of principal to the certificates on such distribution date, is greater than or equal to the senior specified enhancement percentage; and

                  (C) the distribution date when the collateral balance is equal to or less than 50% of the original collateral balance.

         Targeted Overcollateralization Amount: As of the distribution date, (x) prior to the Stepdown Date, approximately 1.00% of the initial balance of the mortgage loans and (y) on and after the Stepdown Date, the greater of (A) approximately 2.00% of the balance of the mortgage loans as of the last day of the related collection period and (B) approximately 0.50% of the initial balance of the mortgage loans.

         Trigger Event: On a distribution date if (i) the Sixty-Day Delinquency Ratio equals or exceeds 35% of the Senior Enhancement Percentage; or (ii) if the aggregate amount of realized losses incurred since the cut-off date through the last day of the related collection period divided by the initial pool balance exceeds the applicable percentages set forth below with respect to such distribution date.

   DISTRIBUTION DATE PERCENTAGE                                PERCENTAGE
   ----------------------------                                ----------

January 25, 2005 to December 26, 2005                             3.25%
January 25, 2006 to December 26, 2006                             4.25%
January 25, 2007 to December 26, 2007                             5.00%
January 25, 2008 and thereafter                                   5.25%

         Upon the occurrence and during the continuance of a trigger event, the targeted overcollateralization amount will equal the targeted overcollateralization amount as of the immediately preceding distribution date and the targeted overcollateralization amount shall never exceed the then aggregate principal balance of the mortgage loans.

REALIZED LOSSES

General

         To the extent that realized losses are experienced, such losses will reduce the aggregate outstanding balance of the loans. Since the overcollateralization amount is the excess, if any, of the aggregate principal balances of the loans over the aggregate class principal balances of the certificates, realized losses will in the first instance reduce the overcollateralization amount.

         The pooling and servicing agreement requires that the overcollateralization amount be initially increased to, and thereafter maintained at, the targeted overcollateralization amount. This increase and subsequent maintenance is intended to be accomplished by the application of excess spread to fund accelerated principal distribution amounts. These accelerated principal distribution amounts, since they are funded from interest collections on the loans but are distributed as principal on the certificates, will increase the related overcollateralization amount.

Application of Excess Spread

         The weighted average loan interest rate is expected to be higher than the weighted average of the pass-through rates on the certificates, plus transaction costs, thus generating excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the certificates. This excess interest will be applied to the extent available, to make accelerated payments of principal to the class or classes then entitled to receive distributions of principal. This application will cause the aggregate class principal balance of the certificates to amortize more rapidly than the loans, resulting in overcollateralization.

         If on any distribution date, after taking into account all realized losses experienced during the prior interest accrual period and the distribution of principal, including the accelerated principal distribution amount, with respect to the certificates on the applicable distribution date, the aggregate class principal balance of the certificates exceeds the aggregate balance of the loans as of the end of the related collection period, then the class principal balance of the certificates will be reduced, (i.e. "written down") so that the level of the overcollateralization amount is zero, rather than negative. This negative level is an "applied realized loss amount" which will be applied as a reduction in the class principal balance of the class B-2, class B-1, class M-2 and class M-1 certificates in reverse order of seniority. The agreement does not permit the "write down" of the class principal balance of the class A-1, class A-2 or class A-3 certificates.

         Once the class principal balance of a class of certificates has been "written down," the amount of the write down will no longer bear interest, nor will this amount thereafter be "reinstated" or "written up," although the amount of this write down may, on future distribution dates, be paid to holders of the certificates which experienced the write down, in direct order of seniority.

OVERCOLLATERALIZATION

         On the closing date, the aggregate principal balances of the underlying loans will exceed the aggregate class principal balances of the certificates by approximately 1.00%. For any distribution date, the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the immediately preceding collection period over the aggregate principal balance of the offered certificates represents the overcollateralization amount. Also, excess spread will be applied to pay principal on the certificates. If losses are realized on the loans and the other forms of credit enhancement have been exhausted, the certificates will not be allocated any losses unless the overcollateralization is eliminated.

SUBORDINATION

         Certain classes of certificates are senior in right of payment to other, subordinated classes. The certificates rank in the following order of priority, from most senior to most subordinated: class A-1, class A-2 and class A-3, class M-1, class M-2, class B-1, class B-2, class X and class R. This subordination will be effected through the priority of payments described above in "--Flow of Funds."

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

         In general, the protection afforded by the credit enhancement is protection for credit risk and not for prepayment risk and does not apply to the supplemental interest.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the certificate administrator will be required to make available to each certificateholder, which will be Cede & Co., as registered holder of each class of offered certificates and the nominee of DTC, unless and until definitive certificates are issued, a statement prepared by the certificate administrator, based in part on information provided by the servicer, which generally will set forth, among other things:

         (1) the amount being distributed to the certificates on the applicable distribution date, in the aggregate and by component and listed separately for the portions relating to each class of certificates;

         (2) the principal distribution amount for the applicable distribution date, in the aggregate and listed separately by component;

         (3) the class current interest requirements for each class of certificates for the applicable distribution date;

         (4) with respect to the class A-2 certificates, LIBOR for the applicable distribution date;

         (5) the pass-through rate for each class of certificates for the applicable distribution date and if the pass-through rate was based on the applicable pool cap, what it would be if based on the pass-through rate as noted on the front cover of this prospectus supplement;

         (6)   the pool cap for the loans for the applicable distribution date;

         (7) with respect to the class A-2 certificates, the amount of the distribution, if any, allocable to supplemental interest and the amount of any unpaid supplemental interest for all prior distribution dates after giving effect to this distribution;

         (8) the overcollateralization amount and the targeted overcollateralization amount for the applicable distribution date;

         (9) the amount of any applied realized loss amount, realized loss amount and unpaid applied realized loss amounts for each class as of the close of the applicable distribution date;

         (10) the class principal balances for each class of certificates after giving effect to the distributions of principal on each class of certificates on the applicable distribution date;

         (11)  the number and aggregate principal balances of loans delinquent

               (a)  31 to 59 days,

               (b)  60 days to 89 days and

               (c) 90 days or more as of the end of the related collection period;

         (12) the number and aggregate principal balances of all loans in foreclosure or other similar proceedings and the number and aggregate principal balance of all loans relating to any REO properties; and

         (13) the number and aggregate principal balances of defaulted loans repurchased at the option of the servicer.

         In the case of information furnished pursuant to clauses (1) through
(3) above, the amounts will be expressed as a dollar amount per certificates with a $25,000 principal denomination.

         The certificate administrator will make the statement to certificateholders available each month via the certificate administrator's internet website. The certificate administrator's internet website will initially be located at "www.firstlinkabs.com". Assistance in using the website can be obtained by calling the certificate administrator's customer service desk at (781) 768-0000. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.

         Within 90 days after the end of each calendar year, the certificate administrator, upon request, will be required to make available to each person who at any time was a holder of certificates during the applicable year, a statement prepared by the certificate administrator containing the information set forth in clauses (1) through (3) above aggregated for the applicable calendar year or, in the case of each person who was a holder of a certificate for a portion of the applicable calendar year, setting forth the information for each month of the applicable calendar year, or such other information as is reasonably requested by a holder of certificates and available to the certificate administrator, which is required in the preparation of such holder's tax returns.

         All reports prepared by the certificate administrator and forwarded to the trustee will be based upon statements supplied to the certificate administrator by the servicer.

BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominees of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective relevant depositary which in turn will hold positions in customers' securities accounts in such relevant depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing original principal balances of $25,000 and integral multiples of $1,000 in excess of $25,000. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing the offered certificates. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

         Certificate owners will receive all distributions of principal of, and interest on, the offered certificates from the certificate administrator through DTC and DTC participants. While the offered certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of the offered certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the applicable business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream,

Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the offered certificates, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to this prospectus supplement.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including the underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, Luxembourg, with respect to the offered certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures.

         Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator not the Cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions, to the extent received by the relevant depositary for Euroclear, with respect to certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions.

         Distributions on the book-entry certificates will be made on each distribution date by the certificate administrator to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the certificate administrator to Cede. Distributions with respect to certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the offered certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

         DTC has advised the certificate administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates, Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

         (1) DTC or the representative advises the certificate administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the servicer or the trustee is unable to locate a qualified successor, or

         (2) the representative, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the certificate administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates and certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the originator, the seller, the servicer, the trustee or the certificate administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

                       THE POOLING AND SERVICING AGREEMENT

         The following summary describes some of the terms of the pooling and servicing agreement. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the attached prospectus form a part. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the pooling and servicing agreement. The following summary supplements, and to the extent inconsistent with the description of the general terms replaces, the description of the general terms and provisions of the pooling and servicing agreement set forth under the heading "The Agreements" in the prospectus.

ASSIGNMENT OF THE LOANS

         Immediately prior to the closing date, First Union National Bank owned the mortgage loans. First Union National Bank at the time of the issuance of the certificates, will sell and assign the loans to the transferor, who will in turn transfer them to the depositor, who will transfer them to the trust. Each loan will be identified in a schedule delivered to the trustee and First Union National Bank, as custodian.

         With respect to each loan, the originator and First Union National Bank will deliver to the custodian the mortgages, the mortgage notes and the other loan documents; although so long as First Union National Bank's long-term unsecured debt is rated at least "A3" by Moody's and "A-" by S&P and no other assignment event (as defined in the pooling and servicing agreement) shall have occurred and be continuing, the custodian shall be entitled to maintain possession of such trustee's loan file as custodian. In the event that the long-term unsecured debt rating of First Union National Bank does not satisfy the above-described standards or another assignment event has occurred and is continuing, the custodian shall no longer be the custodian for the loans and will cause, at its expense, within 30 days after the occurrence of an assignment event, each of the trustee's loan files in its possession pertaining to the loans to be delivered to the trustee or the trustee's bailee. In such capacity, the trustee shall be entitled to a fee, payable from the trust in accordance with the pooling and servicing agreement.

         The custodian will review the loan files in its possession relating to the loans within the period specified in the pooling and servicing agreement and notify the trustee of any material defect discovered in the review. Notwithstanding the foregoing, the custodian shall perform the review required by the Agreement as to the assignments of mortgages and endorsements of the related mortgage note within 150 days from the closing date. If any document required to be included in any trustee's loan file does not bear manual signatures, has not been received or is unrelated to the applicable loan, and this defect is not cured as provided in the pooling and servicing agreement following receipt of notification of the defect by the representative from the certificate administrator, the representative will be required either to repurchase or to replace the affected loan in the manner set forth in the prospectus under the caption "The Agreements--Assignment of Primary Assets."

PAYMENTS ON THE LOANS

         The agreement requires the servicer to establish and maintain one or more principal and interest accounts at one or more designated depository institutions. A designated depository institution is an entity which is an institution whose deposits are insured by either the Bank Insurance Fund, or any successor or the Savings Association Insurance Fund, or any successor administered by the Federal Deposit Insurance Corporation and any successor, the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by S&P and "A2" or better by Moody's, and in the highest short-term rating category by S&P and Moody's, and which is either:

         o a federal savings association duly organized, validly existing and in good standing under the federal banking laws,

         o an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

         o a national banking association duly organized, validly existing and in good standing under the federal banking laws, or a principal subsidiary of a bank holding company, in each case acting or designated by the servicer as the depository institution for the principal and interest account. The principal and interest account may be held with First Union National Bank and its affiliates, and First Union National Bank may commingle the cash with its other funds for specified periods, for so long as:

         o     the servicer remains an affiliate of First Union National Bank,

         o no event of default under the pooling and servicing agreement shall have occurred and be continuing, and

         o First Union National Bank maintains a short-term rating of at least "A-1" by S&P and "P-1" by Moody's and for five business days following any reduction, suspension, termination or withdrawal of either rating.

         All funds in the principal and interest account are required to be held:

         o uninvested, up to the limits insured by the Federal Deposit Insurance Corporation, or

         o invested in permitted instruments, which are specified in the pooling and servicing agreement and will be limited to investments that meet the criteria of S&P and Moody's as being consistent with their respective then-current ratings of the offered certificates.

         Any investment earnings on funds held in the principal and interest account are for the account of the servicer.

         The servicer is required to deposit in the applicable principal and interest account, within 24 hours of receipt:

         o all payments received after the cut-off date on account of interest on the related loans, net of the servicing fee and other servicing compensation payable to the servicer as permitted by the pooling and servicing agreement,

         o all payments received after the cut-off date on account of principal on the related loans,

         o any amounts paid in connection with the repurchase of a related loan and the amount of any adjustment for substituted loans, and

         o the amount of any losses incurred in connection with investments in permitted instruments.

         No later than each determination date, the servicer will withdraw from the applicable principal and interest account and remit to the certificate administrator for deposit in the applicable certificate account, the available remittance amount for the related distribution date that is net of compensating interest and monthly advances and certain amounts reimbursable to the trustee, the custodian and the certificate administrator under the pooling and servicing agreement.

         Not later than the close of business on each determination date, the servicer also will remit to the certificate administrator for deposit in the applicable certificate account any monthly advance and/or compensating interest payments for the upcoming distribution date.

         The servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of:

         o the preservation, restoration and protection of the mortgaged property or other collateral,

         o any enforcement or judicial proceedings, including foreclosures, and

         o the management and liquidation of mortgaged property acquired in satisfaction of the related mortgage.

Each expenditure will constitute a "servicing advance." The servicer is obligated to make the servicing advances incurred in the performance of its servicing obligations. The servicer may recover servicing advances from future collections on the loans. The servicer is not required to make servicing advances on any loan which it determines, in good faith, would be nonrecoverable from amounts received in respect of the related loan.

MONTHLY ADVANCES

         The servicer is required to remit to the certificate administrator no later than each determination date for deposit in the applicable certificate account scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan that is an actuarial loan. The servicer is not required to make monthly advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the related loan.

         Monthly advances are reimbursable in the first instance from late collections of principal, interest, liquidation proceeds, insurance proceeds and released mortgaged property proceeds collected with respect to the related loan as to which the monthly advances were made. The servicer's right to reimbursement for advances in excess of the related amounts is limited to late collections of principal and interest received on the loans generally; provided, however, that the servicer's right to reimbursement is subordinate to the rights of the certificateholders. Monthly advances are intended to provide sufficient funds for the payment of the interest to the certificateholders at the then applicable pass-through rates, plus an additional amount, if any, required to pay the fees and expenses of the transaction parties. The servicer is also not required to make advances to compensate for reductions in payments due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Additionally, the servicer is not required to make advances on simple interest loans.

COMPENSATING INTEREST

         The servicer is required to make payments of compensating interest to the trust in respect to prepaid mortgage loans. For any distribution date, compensating interest is an amount equal to the interest at the mortgage interest rate for such mortgage loan on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month, subject to a cap of the servicing fee earned in such month. The servicer will not be required to make payments of compensating interest in excess of the servicing fee. The servicer will not cover a prepayment interest shortfall on any mortgage loan that is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

CALCULATION OF LIBOR

         The certificate administrator will determine LIBOR commencing on the second LIBOR business day preceding each distribution date, or in the case of the first interest accrual period, two business days prior to the closing date, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR determination date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the one month index maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR determination date to prime banks in the London interbank market by the reference banks. The certificate administrator will request the principal London office of each reference bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the certificate administrator, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for loans in U.S. dollars to leading European banks having the one-month index maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous interest accrual period.

         The establishment of LIBOR on each LIBOR determination date by the certificate administrator and the certificate administrator's calculation of the rate of interest applicable to the certificates for the related distribution date shall, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the certificate administrator at (704) 383-9568.

         A LIBOR business day is a day which is both a business day and a day on which dealings in dollar-denominated deposits are transacted in the London interbank market.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicer is entitled to a servicing fee of 0.50% per annum of the unpaid principal balance of each loan which is secured by a first lien, and 0.75% per annum of the unpaid principal balance of each loan which is secured by a junior lien, (the weighted average servicing fee is approximately 0.548% per annum of the unpaid principal balance of the loans as of the cut-off date) calculated and paid monthly from the interest portion of monthly payments, liquidation proceeds and other proceeds collected. See "The Agreements--Servicing and Other Compensation and Payment of Expenses" in the Prospectus.

REMOVAL AND RESIGNATION OF SERVICER

         The holders of a majority in interest of the aggregate class principal balance of the certificates, by notice in writing to the servicer, may, pursuant to the pooling and servicing agreement, remove the servicer upon the occurrence of any of the following events of default.

         (1)      (A)      the failure by the servicer to make any required
                           servicing advance, to the extent this failure materially or adversely affects the interests of the certificateholders;

                  (B) the failure by the servicer to make any required monthly advance;

                  (C) the failure by the servicer to remit any compensating interest;

                  (D) any failure by the servicer to remit to certificateholders, or to the certificate administrator for the benefit of the certificateholders, any payment required to be made under the terms of the pooling and servicing agreement which continues unremedied, in the case of the events described in clauses (1)(A) and (1)(C) for 30 days, after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by any certificateholder; or

         (2) failure by the servicer or the representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the servicer or the representative, as set forth in the pooling and servicing agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the servicer or the representative, as the case may be, by the trustee or to the servicer or the representative, as the case may be, and the trustee by any certificateholder; or

         (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and the decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

         (4) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

         (5) the servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         The servicer may not assign the pooling and servicing agreement nor resign from the obligations and duties imposed by the pooling and servicing agreement on it except by mutual consent of the servicer, the trustee and the majority certificateholders, or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or administrative determination and the incapacity cannot be cured by the servicer. No resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

         Upon removal or resignation of the servicer and otherwise in accordance with the pooling and servicing agreement, the certificate administrator will be the successor servicer. If, however, the certificate administrator is unable or unwilling to act as successor servicer, the certificate administrator may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to S&P and Moody's having a net worth of not less than $15,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

         Additionally, at any time prior to the occurrence of an event of default, the initial holder of the class X certificates may require the servicer to appoint a sub-servicer for one or more specific loans, or replace HomEq Servicing Corporation as servicer with an entity named by such certificateholder that is satisfactory to S&P and Moody's and has been designated at least a select servicer by S&P. Any successor servicer will be required to assume all of the rights and obligations of the servicer under the pooling and servicing agreement and will be entitled to receive the servicing fee and other servicing compensation as permitted by the pooling and servicing agreement. In the event of a transfer of more than 50% of the class X certificates by the initial holder to subsequent class X certificateholders, or the upon occurrence of an event of default, the holder of the class X certificates will no longer have this right and any replacement servicer will be appointed as described above.

TERMINATION; PURCHASE OF LOANS

         The trust will terminate upon distribution to the certificateholders of amounts due them following the earlier to occur of

         o the final payment or other liquidation of the last loan remaining in the trust or the disposition of all REO property,

         o the optional purchase of the assets of the trust by the servicer, as described below or

         o the occurrence of a "qualified liquidation" of the trust, as permitted by the REMIC provisions of the code as described below; provided, however, that in no event will the trust terminate later than twenty-one years after the death of the last survivor of the person named in the pooling and servicing agreement.

         Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the loans are less than or equal to 10% of the original principal balance the servicer may, at its option, purchase, on any succeeding distribution date, all of the loans and any related REO Properties at a price equal to the termination price relating to the trust.

         Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code, at any time on or after the date which is 30 calendar days following such final determination the majority certificateholders may direct the trustee on behalf of the trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to the related REMIC. Upon receipt of such direction by the applicable majority certificateholders (as defined in the pooling and servicing agreement) the certificate administrator will notify the holders of the class R certificates of such election to liquidate. The holders of a majority of the percentage interest of the class R certificates then outstanding may, within 60 days from the date of receipt of the termination notice, at their option, purchase from the trust all the loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any loan then remaining in the REMIC at a purchase price equal to the termination price of the trust.

         If, during a purchase option period, the holders of the class R certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the purchase option period in the event that the majority certificateholders have given the trustee the direction described above, the trustee is required to sell the applicable loans and such other property in the related REMIC and distribute the proceeds of the liquidation of such REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of such REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the majority certificateholders shall permit or direct in writing, after the expiration of the purchase option period.

         Following a final determination, the holders of a majority of the percentage interest of the class R certificates then outstanding may, at their option and upon delivery to the trustee and certificate administrator of an opinion of nationally recognized tax counsel selected by the holders of such class R certificates, which opinion shall be reasonably satisfactory in form and substance to the majority certificateholders, that the effect of the final determination is to increase substantially the probability that the gross income of the related REMIC will be subject to federal taxation, purchase from the trust all loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any loan then remaining in the related REMIC at a purchase price equal to the termination price of the trust. The foregoing opinion shall be deemed satisfactory unless the majority certificateholders give the holders of a majority of percentage interests in the class R certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

         If the trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the trust is treated as a grantor trust or a partnership, such trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such trust had not been revoked. However, if the trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the certificates would probably not be deductible in computing such trust's taxable income, and all or part of the distributions to the holders of such certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the holders of the certificates and such certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the class R certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all classes of certificates pro rata in proportion to the outstanding principal balances of such classes.

THE TRUSTEE

         Citibank, N.A. will be the trustee under the pooling and servicing agreement. The trustee is a national banking corporation. The trustee will have the duties, responsibilities and requirements as set forth in the pooling and servicing agreement. The trustee and any of its affiliates may hold certificates in its own name or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the trustee acting jointly, or in some instances, the trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee, as applicable.

         The trustee's corporate trust office is located, for certificate transfer purposes, at 111 Wall St., New York, New York 10005, Attn: Corporate Trust Services - RAFC Asset-Backed Trust 2001-1. Offered certificates may be surrendered at the corporate trustee office or at any other address as the trustee may designate from time to time. The originator, the seller, the depositor, the servicer, the certificate administrator, and their respective affiliates may have other banking relationships with the trustee and its affiliates in the ordinary course of their business.

         The trustee may resign at any time, in which event the certificate administrator will be obligated to appoint a successor to the trustee. The certificate administrator may also remove the trustee if it ceases to be eligible to continue in that capacity under the pooling and servicing agreement, becomes legally unable to act or becomes insolvent. In these circumstances, the certificate administrator will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor to the trustee will not become effective until acceptance of the appointment by the successor.

THE CERTIFICATE ADMINISTRATOR

         First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, will perform some of the administrative functions on behalf of the trust, as set forth in the pooling and servicing agreement. The certificate administrator will be paid a fee for its services as set forth in the pooling and servicing agreement.

THE CUSTODIAN

         First Union National Bank will be the custodian of the loans. In this capacity, it will retain the files relating to the loans and will hold the files in a segregated area maintained initially at the representative's offices located in Sacramento, California. The custodian will be paid a fee for its services as set forth in the pooling and servicing agreement. See "Risk Factors--Our Parent's Insolvency May Result In Others Owning the Trust's Assets" in this prospectus supplement.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates is to be considered only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates.

         One or more elections will be made to treat certain assets of the trust as one or more REMICs for federal income tax purposes. Dewey Ballantine LLP, as special tax counsel, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as one or more REMICs for federal income tax purposes. Except as discussed below under "The Class A-2 Certificates," each of the offered certificates will be designated as a "regular interest" in a REMIC. Each of the class R interests will be designated as the sole "residual interest" in a REMIC. The class R certificate is a "REMIC Residual Certificate" for purposes of the Prospectus.

         Except as discussed below under "The Class A-2 Certificates," the offered certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Material Federal Income Tax
Consequences--REMIC Securities" in the Prospectus.

         The offered certificates will be treated as debt instruments for federal income tax purposes. Beneficial owners of the certificates will be required to report income on such certificates in accordance with the accrual method of accounting. It is not anticipated that the certificates will be issued with original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus. The prepayment assumption for calculating original issue discount is 28% CPR. See "Prepayment and Yield Considerations" herein.

The Class A-2 Certificates

          Holders of the class A-2 certificates will be treated for federal income tax purposes as owning two separate investments: (i) a REMIC regular interest, and (ii) the right to receive supplemental interest payments. Holders of the class A-2 certificates must allocate the purchase price of their certificates between these two investments based on their relative fair market values.

          For purposes of calculating accruals of original issue discount, if any, with respect to the class A-2 certificates, the purchase price allocated to the REMIC regular interest portion of the holder's investment will be the issue price of the class A-2 certificate.

         If, on any distribution date, the pass-through rate for the class A-2 certificates has been reduced by operation of the fixed cap, holders of class A-2 certificates will be entitled to receive a supplemental interest payment, to be paid from the cap agreement that is held by the trust. Each supplemental interest payment will be an amount equal to the excess of the class A-2 certificate current interest calculated at the pass-through rate without regard to the pool cap, over the amount actually paid to the holders of class A-2 certificates in respect of current interest on such distribution date.

         The proper federal income tax treatment of the right to receive supplemental interest payments is not clear, and special tax counsel cannot make a reliable estimation of the degree of certainty of treatment among several possible treatments and unknown other treatments the Internal Revenue Service may apply. Special tax counsel believes that a likely treatment of the right to receive supplemental interest payments is as a notional principal contract. The Trust intends to treat the right to receive supplemental interest payments as a notional principal contract for federal income tax purposes. Treasury Regulations under section 446 of the Code relating to notional principal contracts provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Assuming treatment as a notional principal contract, supplemental interest payments will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the supplemental interest payments will be treated as a non-periodic payment under these regulations. This non-periodic payment may be amortized using several methods, including the level payment method described in these regulations.

         Alternative federal income tax characterization of the right to receive supplemental interest payments is possible, including treatment as indebtedness or as an interest in a partnership. Foreign holders of the class A-2 certificates may be subject to withholding in respect of supplemental interest payments in the event that such payments are treated as indebtedness or as an interest in a partnership. The amount, timing, and character of the income and deductions for an owner of the right to receive supplemental interest payments would differ if the right to receive Supplemental Interest were held to constitute indebtedness or an interest in a partnership, but for most investors in most circumstances, those differences would not be material. Because the Trust will treat the right to receive supplemental interest payments as a notional principal contract, the Trustee will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the right to receive supplemental interest payments. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the class A-2 certificates.

                            STATE TAX CONSIDERATIONS

         Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal laws and this discussion does not purport to describe any aspect to the income tax laws of any state or locality. Therefore, potential certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

         The Employment Retirement Income Security Act of 1974, as amended, imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

         In addition, benefit plans subject to ERISA, individual retirement accounts and certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and entities in which such plans or accounts are invested are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the code. The originator, the certificate administrator, the underwriters, the trustee, the custodian, and the servicer and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a plan. If so, the acquisition, or holding or transfer of offered certificates by or on behalf of such plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the code unless an exemption is available. Furthermore, if an investing plan's assets were deemed to include an interest in the loans and any other assets of the trust and not merely an interest in the related offered certificates, transactions occurring in the servicing of the loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to the acquisition and holding of the offered certificates or to the servicing of the loans is noted below.

         The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. Thus, a plan fiduciary considering an investment in offered certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the code.

         The DOL has granted administrative exemptions to a number of underwriters and their affiliates, including Wachovia Corporation, the ultimate parent of First Union Securities, Inc. (Prohibited Transaction Exemption 96-22, as amended by PTE 97-34 and as recently further amended by PTE 2000-58), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations such as the loans, that meet the conditions and requirements of the exemption, which may be applicable to the offered certificates if Wachovia Corporation or any of its affiliates (including First Union Securities, Inc.) is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the exemption to apply to the purchase, holding and transfer of the offered certificates which are backed by fully-secured loans are the following:

         (1) The acquisition of the offered certificates by a plan is on terms (including the price for the offered certificates) that are at least as favorable to the plan as they would be in an arm's length transaction with an unrelated party.

         (2) The offered certificates acquired by the plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from any of Moody's or S&P and the investment pool consists only of assets of the type enumerated in the exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the four highest generic rating categories by an authorized rating agency for at least one year prior to a plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than plans for at least one year prior to a plan's acquisition of the offered certificates.

         (3) The sum of all payments made to the underwriters in connection with the distribution of the offered certificates represents not more than reasonable compensation for distributing the offered certificates. The sum of all payments made to and retained by the originator and the seller pursuant to the sale of the loans to the trust represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer or any other servicer represents not more than reasonable compensation for such services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

         (4) The trustee must not be an affiliate of any member of the restricted group as defined below.

         In addition, it is a condition that the plan investing in the underwritten certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any plan investor purchasing underwritten certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

         No exemption is provided from the restrictions of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who is a fiduciary with respect to the assets of such excluded plan. For purposes of the exemption, an excluded plan is a plan sponsored by any member of the restricted group, which consists of the depositor, the underwriters, the trustee, the servicer, any other servicers, any obligor with respect to loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such trust and any affiliate of such parties. In addition, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire underwritten certificates and the fiduciary (or its affiliate) is an obligor on any loan held in the trust provided that, among other requirements:

         (1) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the loans contained in the trust;

         (2) the Plan's investment in the offered certificates does not exceed 25% of all of the underwritten certificates of such class outstanding at the time of the plan's acquisition and after the plan's acquisition of such underwritten certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity and

         (3) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates, and at least 50% of the aggregate interests in the trust, are acquired by persons independent of the restricted group.

         It is expected that the exemption should apply to the acquisition and holding of the offered certificates by plans and that the conditions of the exemption other than those within the control of the investors should be met. However, as the rating requirement applies at the time of acquisition of an underwritten certificate by a plan at both initial offering and in secondary market transactions, a plan investor purchasing a class B-1 certificate must satisfy itself that the rating of such certificates at the date of acquisition is at least "BBB-".

         Any plan that acquires a class A-2 certificate will have acquired, for purposes of ERISA, two separate investments: (i) the class A-2 certificate exclusive of any interest in the interest rate cap agreements and related supplement interest payments, and (ii) a separate interest relating solely to the interest rate cap agreements and related supplemental interest payments (the "cap agreement interest"). The exemption does not apply to the acquisition, holding or resale of the cap agreement interest. Accordingly, the acquisition of the cap agreement interest could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the cap agreement interest, including, but not limited to: (i) Prohibited Transaction Class Exemption

("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts;
(iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; (iv) PTCE 96-23, regarding transactions negotiated by in-house asset managers or (v) PTCE 75-1, Part II, regarding principal transactions by broker-dealers. It is believed that the conditions of the PTCE 75-1, Part II will be met with respect to the acquisition of the cap agreement interest by a plan, so long as the underwriter is not a fiduciary with respect to the plan (and is not a party in interest with respect to the plan by reason of being a participating employer or affiliate thereof). Before purchasing class A-2 certificates based on an administrative exemption (or exemptions), a fiduciary of a plan should determine whether the conditions of such exemption (or exemptions) would be met and whether the scope of the relief provided by such exemption (or exemptions) would cover all acts that might be construed as prohibited transactions.

         Before purchasing an offered certificate in reliance on the exemption, a fiduciary of a plan should confirm that all applicable requirements would be satisfied. Any plan fiduciary considering the purchase of an offered certificate should consult with its counsel with respect to the potential applicability of ERISA and the code to such investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the underwritten certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. Special caution ought to be exercised before a plan purchases an offered certificate in such circumstances. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

         There may be restrictions on the ability of particular investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. In addition, the offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for the investors.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement for the sale of the underwritten certificates, dated December 19, 2001, the depositor, on behalf of the originator, has agreed to sell and the underwriters have agreed to purchase the principal amount of each class of underwritten certificates set forth below its name.




                                    FIRST UNION            LOOP CAPITAL     UTENDAHL CAPITAL
                                   SECURITIES, INC.        MARKETS LLP        PARTNERS, L.P.         TOTAL
          ---------                ----------------       -------------     ----------------     ------------
          Class A-1                     $53,351,000                  --                  --       $53,351,000
          Class A-2                      77,000,000           4,000,000           4,000,000        85,000,000
          Class B-1                      35,567,000                  --                  --        35,567,000
          Total                        $165,918,000          $4,000,000          $4,000,000      $173,918,000
                                                             ==========          ==========      ============

         The depositor has been advised by the underwriters that they propose initially to offer the underwritten certificates to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. This prospectus supplement and the prospectus may be used by them in connection with offers and sales related to market-making transactions. They may act as principal or agent in the transactions.

         First Union Securities, Inc. is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries under the trade name of Wachovia Securities. Any references to Wachovia Securities, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc.

         The depositor has agreed to indemnify the underwriters against specific liabilities, including liabilities under the Securities Act of 1933, as amended.

         The underwriters may provide investment banking and other services for the depositor for which it will receive additional compensation.

         The class A-3, class M-1, and class M-2 certificates will be transferred to First Union National Bank on the closing date. Wachovia Securities has agreed to solicit offers for the purchase of these securities on a best efforts basis at prices to be determined at the time of sale.

         The depositor, the originator, and First Union National Bank are affiliates of Wachovia Securities. Wachovia Securities or agents and their associates may be customers of, including borrowers from, engage in transactions with, and/or perform services for the depositor, its affiliates and the trustee in the ordinary course of business.

                                     RATINGS

         It is a condition to their issuance that the offered certificates be rated by Standard and Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") as follows:

CLASS                                                     S&P           Moody's
-----                                                     ---           -------
Class A-1.................................                A-1+            P-1
Class A-2..................................                AAA            Aaa
Class A-3..................................                AAA            Aaa
Class M-1..................................                AA             Aa2
Class M-2..................................                 A              A2
Class B-1..................................                BBB            Baa2


         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any class of the offered certificates. In general, the ratings of the offered certificates address credit risk and do not address the likelihood or the rate of principal prepayments. The ratings of the offered certificates by S&P and Moody's do not reflect the likelihood of payment of any supplemental interest.

                                  LEGAL MATTERS

         Some of the legal matters relating to the originator and the seller will be passed upon by Bruce Hurwitz, Esq., counsel to the originator and the seller. Some legal matters relating to the validity of the issuance of the certificates will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Dewey Ballantine LLP also will render opinions relating to the material federal income tax consequences associated with the purchase, ownership and disposition of the certificates.

                                     ANNEX A
               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

         Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. Investors in the global securities may hold such global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective European depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective European depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior asset-backed Securities issues in same-day funds.

         Trading Between Clearstream, Luxembourg And/Or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller And Clearstream, Luxembourg Or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective European depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream, Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (A) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (B) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (C) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S. ) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The global securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of an offered certificate that is for United States federal income tax purposes

         o   a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of an offered certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                     ANNEX B
                   NOTIONAL AMOUNT SCHEDULE FOR CAP AGREEMENT



   Distribution Date          Notional Amount                Distribution Date         Notional Amount
   ----------------------  -------------------               ---------------------  -------------------
   Initial Notional Amount     $85,000,000.00                February 26, 2007          $21,923,245.30
   January 25, 2002             85,000,000.00                March 26, 2007              21,515,845.30
   February 25, 2002            85,000,000.00                April 25, 2007              21,115,464.25
   March 25, 2002               84,922,537.71                May 25, 2007                20,721,984.67
   April 25, 2002               83,021,973.73                June 25, 2007               20,335,291.00
   May 28, 2002                 81,153,467.52                July 25, 2007               19,955,269.59
   June 25, 2002                79,316,487.06                August 27, 2007             19,581,808.69
   July 25, 2002                77,510,509.07                September 25, 2007          19,214,798.39
   August 26, 2002              75,735,018.92                October 25, 2007            18,854,130.58
   September 25, 2002           73,989,510.45                November 26, 2007           18,499,698.98
   October 25, 2002             72,273,485.85                December 26, 2007           18,151,399.03
   November 25, 2002            70,586,455.51                January 25, 2008            17,809,127.92
   December 26, 2002            68,927,937.91                February 25, 2008           17,472,784.55
   January 27, 2003             67,297,459.46                March 25, 2008              17,142,269.47
   February 25, 2003            65,694,554.36                April 25, 2008              16,817,484.89
   March 25, 2003               64,118,764.53                May 27, 2008                16,498,334.65
   April 25, 2003               62,569,639.42                June 25, 2008               16,184,724.16
   May 27, 2003                 61,046,735.91                July 25, 2008               15,876,560.42
   June 25, 2003                59,549,618.19                August 25, 2008             15,573,751.95
   July 25, 2003                58,077,857.65                September 25, 2008          15,276,208.79
   August 25, 2003              56,631,032.75                October 27, 2008            14,983,842.49
   September 25, 2003           55,208,728.87                November 25, 2008           14,696,566.04
   October 27, 2003             53,810,538.28                December 26, 2008           14,414,293.88
   November 25, 2003            52,436,059.94                January 26, 2009            14,136,941.88
   December 26, 2003            51,084,899.45                February 25, 2009           13,864,427.29
   January 26, 2004             49,756,668.89                March 25, 2009              13,596,668.73
   February 25, 2004            48,450,986.78                April 27, 2009              13,333,586.18
   March 25, 2004               47,167,477.89                May 26, 2009                13,075,100.95
   April 26, 2004               45,905,773.21                June 25, 2009               12,821,135.63
   May 25, 2004                 44,665,509.82                July 27, 2009               12,571,614.13
   June 25, 2004                43,446,330.79                August 25, 2009             12,326,461.59
   July 26, 2004                42,247,885.07                September 25, 2009          12,085,604.41
   August 25, 2004              41,069,827.40                October 26, 2009            11,848,970.19
   September 27, 2004           39,911,818.25                November 25, 2009           11,622,813.47
   October 25, 2004             38,773,523.66                December 28, 2009           11,400,590.91
   November 26, 2004            37,654,615.20                January 25, 2010            11,182,236.40
   December 27, 2004            36,554,769.87                February 25, 2010           10,967,684.92
   January 25, 2005             35,473,669.99                March 25, 2010              10,756,872.53
   February 25, 2005            34,413,462.98                April 26, 2010              10,549,736.35
   March 25, 2005               33,532,777.35                May 25, 2010                10,346,214.53
   April 25, 2005               32,926,516.92                June 25, 2010               10,146,246.26
   May 25, 2005                 32,330,596.59                July 26, 2010                9,949,771.74
   June 27, 2005                31,744,843.99                August 25, 2010              9,756,732.14
   July 25, 2005                31,169,089.57                September 27, 2010           9,567,069.62
   August 25, 2005              30,603,166.59                October 25, 2010             9,380,727.32
   September 26, 2005           30,046,911.07                November 26, 2010            9,197,649.28
   October 25, 2005             29,500,161.72                December 27, 2010            9,017,780.50
   November 25, 2005            28,962,759.93                January 25, 2011             8,841,066.88
   December 27, 2005            28,434,549.71                February 25, 2011            8,667,455.23
   January 25, 2006             27,915,377.64                March 25, 2011               8,496,893.23
   February 27, 2006            27,405,092.84                April 25, 2011               8,329,329.42
   March 27, 2006               26,903,546.93                May 25, 2011                 8,164,713.22
   April 25, 2006               26,410,593.96                June 27, 2011                8,002,994.87
   May 25, 2006                 25,926,090.43                July 25, 2011                7,844,125.45
   June 26, 2006                25,449,895.16                August 25, 2011              7,688,056.83
   July 25, 2006                24,981,869.35                September 26, 2011           7,534,741.70
   August 25, 2006              24,521,876.48                October 25, 2011             7,384,133.53
   September 25, 2006           24,069,782.27                November 25, 2011            7,236,186.56
   October 25, 2006             23,625,454.68                December 27, 2011            7,090,855.79
   November 27, 2006            23,188,763.86                January 25, 2012             6,948,096.97
   December 26, 2006            22,759,582.07                February 27, 2012            6,807,866.60
   January 25, 2007             22,337,783.73                March 26, 2012                          0
